As filed with the Securities and Exchange Commission on March 27, 2002


50282                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NEW YORK HEALTH CARE, INC.
                 (Name of small business issuer in its charter)

       NEW YORK                            7373                   11-2636089
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


            1850 MCDONALD AVENUE, BROOKLYN, NY 11223 (718) 375-6700
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                             JERRY BRAUN, PRESIDENT
                           NEW YORK HEALTH CARE, INC.
                              1850 MCDONALD AVENUE
                               BROOKLYN, NY 11223
                                 (718) 375-6700
                            FACSIMILE: (718) 375-1555
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

     WILLIAM J. DAVIS, ESQ.                          BARBARA MITTMAN, ESQ.
    SCHEICHET & DAVIS, P.C.                         GRUSHKO & MITTMAN, P.C.
 800 THIRD AVENUE, 29TH FLOOR                    551 FIFTH AVENUE - SUITE 1601
    NEW YORK, NY 10022                                NEW  YORK, NY 10176
      (212) 688-3200                                   (212)  697-9500
   FACSIMILE: (212) 371-7634                       FACSIMILE:(212) 697-3575


Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this
                                                  Registration Statement.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with general instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 CALCULATION OF REGISTRATION FEE

                                                            Proposed
Title of each class of                 Proposed Maximum     maximum a
securities to be        Amount to be   Offering Price Per   ggregate offering    Amount of
registered              Registered(1)  Unit(2)              price(2)             registration fee(3)
----------------------  -------------  -------------------  -------------------  --------------------
Common Stock, $.01         21,333,334        N/A            $               657  $              0.06
par value
----------------------  -------------  -------------------  -------------------  --------------------
Warrants, exercisable         483,066        N/A                            -0-                -0-(4)
for one share of
Common Stock
----------------------  -------------  -------------------  -------------------  --------------------
Common Stock                  483,066        N/A            $               657  $              0.06
issuable upon exercise
of Warrants
----------------------  -------------  -------------------  -------------------  --------------------
TOTAL                                                       $             1,314  $              0.12
                                                                                                =====
----------------------  -------------  -------------------  -------------------  --------------------

(1) Based upon the estimated maximum number of shares of Common Stock or Warrants, as the case may be, that may be issued in connection with the acquisition described herein. Pursuant to rule 416(a) under the Securities Act, there are also being registered such additional securities as may be issued pursuant to the antidilution provisions of the Warrants.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) thereunder. Bio Balance Corp. ("Bio Balance") is a privately held corporation and there is no market for its securities. Moreover, Bio Balance has an accumulated capital deficit. Therefore, pursuant to Rule 457(f)(2) the proposed maximum offering price is based upon 1/3 of the aggregate par value of Bio Balance capital stock being acquired in the proposed acquisition, which is $657 (computed as of December 31, 2001, the latest practicable date prior to the date of filing this Registration Statement).

(3)  Calculated  pursuant  to  Section  6(b) of the Securities Act as .000092 of
     $657.

(4)  No  fee  pursuant  to  Rule  457(g)  under  the  Securities  Act.

THE INFORMATION IN THIS PROSPECTUS/PROXY STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ENGAGE IN THE EXCHANGE OF THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS/PROXY STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 27, 2002
PROSPECTUS
                           NEW YORK HEALTH CARE, INC.
  OFFER TO EXCHANGE UP TO 21,333,334 SHARES OF THE COMPANY'S COMMON STOCK AND
            483,066 OF THE COMPANY'S COMMON STOCK PURCHASE WARRANTS
                                      FOR
            UP TO 21,333,334 SHARES OF BIO BALANCE COMMON STOCK AND
               483,066 BIO BALANCE COMMON STOCK PURCHASE WARRANTS

     New York Health Care, Inc. ("New York Health Care" or the "Company") wishes to acquire The Bio Balance Corp. ("Bio Balance") as a wholly-owned subsidiary (the "Bio Balance Acquisition" or the "Transaction"). The Company has entered into an October 11, 2001 Stock for Stock Exchange Agreement, as amended February 13, 2002 (the "Exchange Agreement"), and hereby offers up to 21,333,334 shares (the "Shares") of New York Health Care Common Stock, $.01 par value (the "Common Stock") and 483,066 New York Health Care Common Stock Purchase Warrants (the "Warrants") to shareholders and warrant holders of Bio Balance in exchange for up to 21,333,334 shares of Bio Balance Common Stock, $.0001 par value (the "Bio Balance Shares") and up to 483,066 Bio Balance Common Stock Purchase Warrants (the "Bio Balance Warrants"), all pursuant to the terms of the Exchange Agreement.

                             TERMS OF THE EXCHANGE:

     The Shares we are offering to exchange for the Bio Balance Shares, including Shares issuable upon the exercise of the Bio Balance Warrants, have been registered under the Securities Act. The Shares being issued in exchange for the Bio Balance Shares will be generally freely tradeable, however, the Shares underlying the Warrants issued in exchange for the Bio Balance Warrants, although registered, will not be tradeable until the Warrants have been exercised and the Shares have been issued, and a post-effective amendment or new Registration Statement is filed and becomes effective with respect to the Shares issued upon the exercise of the Warrants. Moreover, officers, directors and affiliates of Bio Balance will have to comply with certain registration or exemption provisions of the Securities Act to freely trade the Shares. See
                                                                             ---
"Shares Eligible for Future Sale". The exchange of New York Health Care Shares for Bio Balance Shares should not be a taxable event for U.S. Federal income tax purposes. However, the exchange of New York Health Care Warrants for Bio Balance Warrants may be taxable to Bio Balance Warrant holders to the extent that the exercise price of a Bio Balance Warrant exceeds the market price of Shares on the day of issuance. See "Material Federal Income Tax Consequences of the Transaction."

     In the event less than 100% of the Bio Balance shareholders agree to exchange their Bio Balance Shares for New York Health Care Shares, New York Health Care has the right to complete a merger transaction in which Bio Balance will be merged with a new wholly-owned subsidiary of New York Health Care organized under Delaware law. In that event, Bio Balance shareholders who decline to exchange their Bio Balance Shares for New York Health Care Shares will be entitled to appraisal rights under Delaware law. See "Appraisal Rights."
                               ---

     Tenders of Bio Balance Shares and Bio Balance Warrants may be withdrawn at any time prior to the expiration of the Exchange Offer. The Exchange Offer expires on ___________, 2002, thirty (30) days from the closing date of the transaction, unless extended. New York Health Care will be under no obligation to accept tenders of Bio Balance Shares or Bio Balance Warrants after expiration of the Exchange Offer.

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16OF THIS
     PROSPECTUS/PROXY STATEMENT BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
             SION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT.
           ANY  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      (cover continued from previous page)


           THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS MAY   , 2002


     The Company's Common Stock has been listed for trading on the Nasdaq SmallCap Market ("Nasdaq") and the Boston Stock Exchange. By reason of the acquisition described in this prospectus, application has been made by the Company for continued listing on Nasdaq and the Boston Stock Exchange. The Company does not intend to apply to Nasdaq or to the Boston Stock Exchange for the listing of the Warrants for trading. There is no public market for the Warrants and the Company does not intend to make any effort for there to be a public market for the Warrants and it is unlikely that such a market will develop or, if it does develop, will be sustained.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE ACCOMPANYING LETTER OF TRANSMITTAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

     THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE "WHERE YOU CAN FIND ADDITIONAL INFORMATION" AND "INCORPORATION OF INFORMATION BY REFERENCE." THIS INFORMATION, EXCLUDING EXHIBITS UNLESS THEY ARE SPECIFICALLY INCORPORATED INTO THE REFERENCE INTO THE INFORMATION, IS AVAILABLE WITHOUT CHARGE TO ANY HOLDER OR BENEFICIAL OWNER OF BIO BALANCE COMMON STOCK OR WARRANTS UPON WRITTEN OR ORAL REQUEST TO JACOB ROSENBERG, SECRETARY AND VICE PRESIDENT, NEW YORK HEALTH CARE, INC., 1850 MCDONALD AVENUE, BROOKLYN, NEW YORK, 11223, TELEPHONE NUMBER (718) 375-6700. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. THEREFORE, YOU MUST REQUEST
INFORMATION  ON  OR  BEFORE  __________,  2002.

                       WHERE YOU CAN FIND MORE INFORMATION

     This Prospectus/Proxy Statement incorporates documents by reference which are not presented in or delivered with this Prospectus/Proxy Statement.

     All documents filed by Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Prospectus/Proxy Statement and before the date of the Company's special meeting of shareholders are incorporated by reference into and are deemed to be a part of this Prospectus/Proxy Statement from the date of filing those documents.

     The following documents have been filed by the Company with the Securities and Exchange Commission (SEC File No. 1-12451) which are incorporated by reference into this Prospectus/Proxy Statement:

     The  Company's  Annual  Report  on  Form 10-KSB/A for the fiscal year ended
December  31,  2001  (filing  dated  February  2,  2002).

     The  Company's  Annual  Report  on  Form 10-KSB/A for the fiscal year ended
December  31,  2000  (filing  dated  March  14,  2001).

     The  Company's  Proxy  Statement  on Schedule 14A for the fiscal year ended
December  31,  2000  (filing  dated  January  25,  2002).

     The Company's Report on Form 8-K for the event of March 18, 2002 (filing dated March 25, 2002).

     Any statement contained in the document incorporated or deemed to be incorporated by reference into this Prospectus/Proxy Statement will be deemed to be modified or superceded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained in it or any other subsequently filed document that is deemed to be incorporated by reference into it, modifies or supercedes the statement. Any statement so modified or superceded will not be deemed, except as modified or superceded, to constitute a part of this Prospectus/Proxy Statement.

     You may read and copy any materials which we file with the SEC at the SEC's Public Reference Room located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.Y., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company. The address of the SEC Website is http://www.sec.gov.
             -------------------

     The Company has filed a Registration Statement on Form S-4 under the Securities Act with the SEC with respect to the Shares and Warrants to be issued in the exchange transaction. This Prospectus/Proxy Statement constitutes the prospectus of the Company filed as part of the Registration Statement. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement because certain parts of the Registration Statement are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and its Exhibits are available for inspection and copying as set forth above.

                                Table of Contents

                                                                 Page No.
                                                                 --------
Questions and Answers About the Transaction
   General Questions and Answers
   New York Health Care Stockholder Questions
      and Answers
   Bio Balance Stockholders Questions and Answers
Forward Looking Statements
Prospectus/Proxy Statement Summary
Risk Factors
   General Risks Relating to the Transaction
   New York Health Care Business Risks
   Bio Balance Risks
Market Price Information
New York Health Care Notice of Annual Meeting of Stockholders
The Annual Meeting of New York Health Care Stockholders
   General Information
   Date, Time and Place
   Purpose of the Annual Meeting
   Record Date for the Annual Meeting
   Vote Required
   Quorum, Abstentions and Broker Non-Votes
   Revocability of Proxies
   Voting and Solicitation
Proposal 1:  Acquisition of the Bio Balance Corp.
   General
   Background of Transaction
   Reasons for the Transaction
   Vote Required
   The Board of Directors Recommends that the Stockholders
      Vote for Proposal 1
Proposal 2:  Amendment of the Certificate of Incorporation to
      Increase the Number of Shares of the Company's
      Authorized Common Stock to 100 Million
   Vote Required
   Effect of the Increase in Authorized Shares of Common Stock
The Board of Directors Recommends that the Stockholders
      Vote for Proposal 2
Proposal 3:  Amendment of the Certificate of Incorporation to
      Effect a 1-For-1.5 Reverse Stock Split
   Vote Required
   Effect of the Reverse Stock Split
The Board of Directors Recommends that the Stockholders
      Vote for Proposal 3
Proposal 4:  Election of Directors
Vote Required


                                        5

The Board of Directors Recommends that the Stockholders
      Vote for Proposal 4
Proposal 5:  Approval of Amendment to Stock Option Plan
   General
   Federal Income Tax Consequences of the Option Plan
   Accounting Treatment
   Vote Required
Proposal 6:  Ratification of the Change of Control Provisions
   Contained in the Senior Executive Officers Employment Agreements
   Approved by New York Health Care Compensation Committee in
   November 1999.
Option Grants
Stockholder Proposals
Other Matters
Interests of New York Health Care Directors
      and Executive Officers in the Transaction
Completeness and Effectiveness of the Transaction
Exchange of Bio Balance Stock and Warrant Certificates for New York Health Care Stock and Warrant
      Certificates
Material United States Federal Income Tax Consequences
      of the Transaction
Accounting Treatment of the Transaction
Restrictions on Sales of Shares by Affiliates of Bio
      Balance and Others
Appraisal Rights
Appraisal Rights Procedures
Listing on the NASDAQ Market of the New York Health
      Care Common Stock to be Issued in the Transaction
The Exchange Agreement
New York Health Care Selected Historical Financial Data
Bio Balance Selected Historical Financial Data
Selected Unaudited Pro Forma Consolidated Financial Information
Bio Balance Business
   General
   Recent Purchase of Technology
   Irritable Bowel Syndrome
   Probiotics
   Bio Balance's Technology and Product
   The Need for FDA Approval of Bio Balance's Product
   Bio Balance Regulatory Requirements
   Biological Drug
   Bio Balance Business Strategies
   Bio Balance Marketing and Sales
   Bio Balance Manufacturing
   Clinical Testing
   Future Plans
   Competition
   Bio Balance Intellectual Property Rights
   Employees
   Facilities


                                        6

   Legal Proceedings
Bio Balance Management's Discussion and Analysis of Financial
      Conditions and Results of Operations
   Liquidity and Capital Resources
Bio Balance Management
   Bio Balance Director Compensation
   Bio Balance Medical Advisory Board
   Technical Advisory Board
   Bio Balance Limitation on Liability
   Bio Balance Related Transactions
Description of Bio Balance Securities
   General
   Common Stock
   Preferred Stock
   Warrant
Shares Eligible for Future Sale
   Transfer Agent and Warrant Agent
Security Ownership of Certain Beneficial Owners and
      Management of New York Health Care
      and Bio Balance
   New York Health Care
   Bio Balance


Legal Matters
Experts
Bio Balance Financial Statements
Independent Auditors' Report

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

GENERAL  QUESTIONS  AND  ANSWERS

Q:   WHAT  ARE  NEW  YORK  HEALTH  CARE  AND  BIO  BALANCE  PROPOSING?

A: New York Health Care and Bio Balance are proposing to engage in a business combination transaction in which New York Health Care will directly acquire all of Bio Balance's outstanding shares of Common Stock and Warrants in exchange for an equal number of shares of New York Health Care Common Stock and Warrants, and Bio Balance will thereby become a wholly-owned subsidiary of New York Health Care. The combination will be carried out pursuant to the Stock for Stock Exchange Agreement dated October 11, 2001, as amended February 13, 2002 (the "Exchange Agreement").

Q: WHY HAVE NEW YORK HEALTH CARE AND BIO BALANCE AGREED TO THIS TRANSACTION? (SEE PAGE )

A: New York Health Care and Bio Balance are proposing this transaction, after discussions and negotiations over a number of months, because their managements each believe that a combination of the two companies will be beneficial to their combined businesses and to each of their respective shareholder groups.

     New York Health Care is a licensed home health care agency supplying paraprofessional services providing a broad range of health support services to patients in their homes since February 1983. Historically, home health care has been a business with moderate profit margins, and over the last few years profitability has been affected by declining reimbursement formulas implemented by insurance companies and government subsidiary programs. Increased profits require a substantial increase in sales, which in turn requires a substantial increase in the Company's paraprofessional staff. However, competition for qualified staff in the New York Metropolitan area is intense.

     Bio Balance's potential business, if it can be successfully implemented at an acceptable financial cost and risk (as to which there can be no assurance), could result in a very substantial gain in total shareholder equity value which might otherwise be unobtainable for New York Health Care unless there was a business combination transaction involving the potential of substantial margins.

     Bio Balance is a development stage business which was incorporated less than a year ago whose business involves a biotechnology known as "probiotics," which is the utilization of live microbial agents to benefit an animal or human host by improving intestinal microbial balance through the stimulation of the growth of healthy bacteria. Bio Balance acquired the technology, intellectual property and pending patent applications with respect to its developing probiotic business at the end of July 2001. It intends to focus the initial development of its business on digestive disorders such as Inflammatory Bowel Syndrome.

     The Bio Balance contract to acquire the technology requires that Bio Balance enter into a business combination transaction with a company whose shares were listed for trading on the Nasdaq Stock Market, or accomplish an initial public offering of its own securities, not later than August 13, 2002 (Bio Balance's management believes that prevailing market conditions precluded the likelihood of an initial public offering of its securities in the near future).

     The management of Bio Balance concluded that New York Health Care had a good health care business with good management in a moderate margin environment with a limited opportunity for substantial growth in equity value. Moreover, New York Health Care's Common Stock has been listed for trading on the Nasdaq SmallCap Market and on the Boston Stock Exchange since it made its public offering in 1996.

     The Transaction provides Bio Balance with the ability to satisfy the conditions required under its technology acquisition agreements to maintain ownership of the probiotic technology rights it purchased in July 2001. It provides for each of New York Health Care and Bio Balance to operate their businesses independently while providing the Bio Balance business with access to the public equity markets through New York Health Care which Bio Balance's management believes would otherwise be unavailable in the current equity financing climate. The Transaction provides Bio Balance's shareholders with a large majority (more than 85%) of the issued and outstanding shares of New York Health Care Common Stock while providing New York Health Care stockholders with the opportunity for significant equity growth in the value of their holdings if Bio Balance successfully implements its biotechnology business

Q: WHAT WILL HOLDERS OF BIO BALANCE SHARES OF COMMON STOCK RECEIVE IN THIS TRANSACTION? (SEE PAGE )

A: The holders of Bio Balance securities will receive one (1) share of New York Health Care Common Stock for each share of issued and outstanding Bio Balance Common Stock. The holders of Bio Balance Warrants will receive one
     (1) New York Warrant for every Bio Balance Warrant they hold, with terms which are identical to those of their Bio Balance Warrant. The exchange of New York Health Care Shares for Bio Balance Shares should not be a taxable event for U.S. Federal income tax purposes. However, the exchange of New York Health Care Warrants for Bio Balance Warrants may be taxable to Bio Balance Warrant holders to the extent that the exercise price of a Bio Balance Warrant exceeds the market price of Shares on the day of issuance.

Q: WHAT WILL HOLDERS OF NEW YORK HEALTH CARE SECURITIES RECEIVE IN THIS TRANSACTION? (SEE PAGE )

A: The holders of New York Health Care shares of Common Stock will not receive any securities of Bio Balance. The Company becomes the owner of the shares of Bio Balance Common Stock, and the Bio Balance Warrants are exchanged and cancelled. When and if the New York Health Care Warrants acquired by the Bio Balance Warrant holders are exercised, New York Health Care will receive the consideration provided for in those Warrants.

Q: HOW WILL THE TRANSACTION AFFECT NEW YORK HEALTH CARE COMMON STOCKHOLDERS? (SEE PAGE )

A: One of the conditions of the Transaction is a 1-for-1.5 reverse split of New York Health Care Common Stock. As a result of that reverse split, each New York Health Care Shareholder will receive 100 shares of New York Health Care Common Stock for every 150 shares they held prior to the closing. All New York Health Care Shareholders will be effected equally by this reverse stock split. New York Health Care's management believes that the Bio Balance Acquisition provides the shareholders with a substantially greater opportunity for equity growth than would be otherwise available in New York Health Care's traditional home health care business. The prospect of successful equity growth, however, depends upon the ability of Bio Balance to successfully prosecute its business, in particular its initial applications to the United States Food and Drug Administration ("FDA") for permission to market its initial product in the United States.

Q: WILL THE BIO BALANCE SHAREHOLDERS BE ABLE TO TRADE THE SHARES OF NEW YORK HEALTH CARE COMMON STOCK WHICH THEY RECEIVE IN THE TRANSACTION? (SEE PAGE )

A: Yes. The New York Health Care Common Stock will be tradable under the symbol "NYHC". New York Health Care Common Stock is presently listed for trading on the Nasdaq SmallCap Market. New York Health Care has been verbally advised by Nasdaq that it will continue to have a listing on its SmallCap Market if New York Health Care, upon the conclusion of the Transaction, meets the initial listing requirements for new listings in the Nasdaq SmallCap Market. It is a condition to the completion of the transaction that New York Health Care meet the initial listing requirements of the Nasdaq SmallCap Market so as to enable continuation of its SmallCap listing. Persons who are deemed to be affiliates of Bio Balance prior to the completion of the transaction, however, must have registered Shares with a current prospectus, or comply with Rule 145 or another available exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") if they wish to sell or otherwise transfer the shares of New York Health Care Common Stock which they receive in the transaction. Moreover, there are contractual restrictions on transfer of New York Health Care shares which are set forth in the Exchange Agreement and affect a number of Bio Balance Shareholders.

Q: WHEN DO NEW YORK HEALTH CARE AND BIO BALANCE EXPECT TO COMPLETE THE TRANSACTION?

A: New York Health Care and Bio Balance expect to complete the Transaction when all of the conditions to completion contained in the Exchange Agreement have been satisfied or waived. We are working towards satisfying these conditions and completing the Transaction as promptly as possible. We currently plan to complete the Transaction during June 2002. Because the Transaction is subject to various regulatory matters and other conditions, some of which are beyond the control of New York Health Care and Bio
     Balance,  the  exact  timing  cannot  be  predicted.

Q:   WHAT  HAPPENS  IF  THE  TRANSACTION  IS  NOT  COMPLETED?

A: If the Transaction is not completed, New York Health Care and Bio Balance will each continue as independent companies, there will be no exchange of Shares or Warrants and no reverse split of New York Health Care Shares.

NEW YORK HEALTH CARE STOCKHOLDER QUESTIONS AND ANSWERS

Q:   ON  WHAT  AM  I  BEING  ASKED  TO  VOTE?  (SEE  PAGE  )

A: New York Health Care's Stockholders are being asked to vote on five resolutions which have been agreed-to between New York Health Care and Bio Balance as part of the Transaction:

     1.   Approval  and  adoption  of  the  Exchange  Agreement;

     2. Approval of an amendment to the New York Health Care Certificate of Incorporation. increasing the authorized shares of New York Health Care Common Stock from 50,000,000 shares to 100,000,000 shares.

     3. Approval of an amendment the New York Health Care Certificate of Incorporation providing for a 1-for-1.5 share reverse split of all of the issued and outstanding shares of New York Health Care's Common Stock to occur on the day before the closing of the Bio Balance Acquisition.;

     4. Election of Jerry Braun, Jacob Rosenberg, H. Gene Berger, Charles J. Pendola, Paul Stark and David C. Katz as the Board of Directors of New York Health Care until the next Annual Meeting or until their successors are elected and qualify. Messrs. Braun, Rosenberg, Berger and Pendola have been members of the New York Health Care Board of Directors for a number of years. Mr. Stark and Mr. Katz are the nominees who have been proposed by Bio Balance as provided for in the Exchange Agreement.

     5. Approval of an amendment to the New York Health Care Stock Option Plan authorizing an additional 3,230,000 shares of New York Health Care Common Stock for issuance as stock options.

     6. Approval of the change of control provisions contained in the senior executive officers employment agreements approved by New York Health Care Compensation Committee in November 1999.

Q:   WHAT  VOTE  IS  REQUIRED  TO APPROVE THE CLOSING OF THE EXCHANGE AGREEMENT?
     (SEE  PAGE  )

A: The majority of the votes cast by the New York Health Care Stockholders at the New York Health Care shareholder meeting at which a quorum is present is required to approve the Bio Balance Acquisition and the exchange of Shares and Warrants. Each share of New York Health Care Common Stock is entitled to one vote on all matters to come before the meeting. It is very important that as many shareholders as possible are represented in person or by proxy at the annual meeting. Only stockholders who hold shares of the New York Health Common Stock at the close of business on May 17, 2002 will be entitled to vote at the annual meeting. New York Health Care agreed in the Exchange Agreement that Officers and Directors would provide proxies representing at least than 50.1% of the votes needed to approve the Bio Balance Acquisition.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE BIO BALANCE ACQUISITION? (SEE PAGE )

A: Yes. A number of risk factors that you should consider in connection with the Transaction are described in the section of this document entitled "Risk Factors."

Q:   HOW  DO  I  VOTE  ON  THE  PROPOSED  BIO BALANCE ACQUISITION? (SEE PAGE  )

A: First, please review the information contained in this document, including its annexes and the New York Health Care Annual Report for 2001 on Form 10-KSB which accompanies this document. These materials contain important information about New York Health Care and Bio Balance. They also contain important information about what the Boards of Directors of New York Health Care and Bio Balance considered in evaluating the Transaction. Next, complete and sign the enclosed proxy card and then mail it in the enclosed return envelope as soon possible so that your shares can be voted at the annual meeting of New York Health Care Stockholders in which the Bio Balance Acquisition will be presented and voted upon. You may attend this annual meeting in person and vote there.

Q:   WHAT  HAPPENS  IF  I  DON'T  INDICATE  HOW  TO VOTE MY PROXY? (SEE PAGE  )

A: If you sign and send in your proxy, but do not include instructions on how to vote your properly signed proxy card, your shares will be voted FOR the approval of all of the resolutions set forth in the proxy.

Q:   WHAT  IF  I  DON'T  RETURN  A  PROXY  CARD?  (SEE  PAGE  )

A: Not returning your proxy card will have the effect of reducing the number of votes cast at the annual meeting, thereby reducing the number of votes needed to approve the Bio Balance Acquisition and other resolutions. It may also contribute to a failure to obtain a quorum at the annual meeting. Under New York Health Care's bylaws, a majority of the total issued and outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the annual meeting.

Q:   CAN  I  CHANGE  MY  VOTE  AFTER  I  HAVE  MAILED  MY  SIGNED  PROXY  CARD?
     (SEE PAGE  )

A: Yes. You can change your vote at any time before your proxy is voted at the New York Health Care annual meeting of shareholders by sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy, by completing and submitting a later-dated proxy card or by both attending the annual meeting and voting in person.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME? (SEE PAGE )

A: No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares may be considered present at the annual meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of approval of any resolution. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q:   AM  I  ENTITLED  TO  DISSENT  OR  APPRAISAL  RIGHTS?

A: No. Holders of New York Health Care Common Stock do not have dissent or appraisal rights in connection with the Transaction.

BIO BALANCE SHAREHOLDER QUESTIONS AND ANSWERS

Q:   SHOULD  I  SEND  IN  MY  SHARE  OR  WARRANT  CERTIFICATES  NOW?

A: No. You will be sent written instructions for exchanging your Bio Balance Common Stock or Bio Balance Warrants for New York Health Care Common Stock and New York Health Care Warrants.

Q:   AM  I  ENTITLED  TO  DISSENT  OR  APPRAISAL  RIGHTS?  (SEE  PAGE  )

A: New York Health Care is making an offer to you to acquire your Bio Balance Shares and Bio Balance Warrants in exchange for New York Health Care Shares and New York Health Care Warrants. You may accept or reject the offer. However, if less than 90% of the Bio Balance shareholders agree to exchange for New York Health Care Shares at the closing, New York Health Care may choose not to complete the Transaction and no Shares or Warrants will be exchanged.

     If more than 90% but less than 100% of the Bio Balance shareholders agree to exchange, New York Health Care may choose to merge a newly formed, wholly-owned subsidiary of New York Health Care organized under Delaware law with Bio Balance. In that event, all Bio Balance shareholders will either accept New York Health Care Shares in exchange for their Bio Balance Shares or, if they decline to do so, may have the opportunity to dissent from the Transaction and exercise appraisal rights in the Delaware Chancellery Court for a determination of the "fair value" of their Bio Balance Shares and payment of that "fair value" by Bio Balance. See "Appraisal Rights."

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO EXCHANGE BIO BALANCE SHARES AND BIO BALANCE WARRANTS FOR NEW YORK HEALTH CARE SHARES AND NEW YORK HEALTH CARE WARRANTS? (SEE PAGE )

A. Yes. A number of risk factors that you should consider in connection with the Transaction are described in the section of this document entitled "Risk Factors."

                           FORWARD LOOKING STATEMENTS

     Information provided by the Company and Bio Balance in this Prospectus/Proxy Statement contains, and from time to time the Company may disseminate materials and make statements which may contain, "forward-looking" information, as that term is defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources" contains information concerning the ability of the Company to service its obligations and other financial commitments as they come due. The aforementioned forward looking statements, as well as other forward looking statements made in this Prospectus/Proxy Statement are qualified in their entirety by these cautionary statements, which are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act.

     The Company cautions investors that any forward-looking statements made by New York Health Care and Bio Balance are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following:

(a) In recent years, an increasing number of legislative proposals have been introduced or proposed by Congress and in some state legislatures which would effect major changes in the healthcare system. However, the Company cannot predict the form of healthcare reform legislation, which may be proposed or adopted by Congress or by state legislatures. Accordingly, the Company is unable to assess the effect of any such legislation on its business. There can be no assurance that any such legislation will not have a material adverse impact on the future growth, revenues and net income of the Company.

(b) New York Health Care derives substantial portions of its revenues from third-party payers including, both directly and indirectly, government reimbursement programs such as Medicare and Medicaid and some portions of its revenues from non-governmental sources, such as commercial insurance companies, health maintenance organizations and other charge-based contracted payment sources. Both government and non-government payers have undertaken cost-containment measures designed to limit payments to healthcare providers. There can be no assurance that payments under governmental and non-governmental payer programs will be sufficient to cover the costs allocable to eligible patients. New York Health Care cannot predict whether or what proposals or cost-containment measures will be adopted or, if adopted and implemented, what effect, if any, such proposals might have on the operations of the Company.

(c) New York Health Care is subject to extensive federal, state and local regulations governing licensor, conduct of operations at existing facilities, construction of new facilities, purchase or lease of existing facilities, addition of new services, certain capital expenditures, cost-containment and reimbursement for services rendered. The failure to obtain or renew required regulatory approvals or licenses, the delicensing of facilities owned, leased or operated by New York Health Care or the disqualification of New York Health Care from participation in certain federal and state reimbursement programs could have a material adverse effect upon the operations of New York Health Care.

(d) There can be no assurance that New York Health Care will be able to continue its substantial historical growth or be able to fully implement its business strategies or that management will be able to successfully integrate the operations of its various acquisitions.

(e) Bio Balance's business plans are subject to a variety of matters, including but not limited to (i) trends effecting the treatment of Inflammatory Bowel Syndrome, (ii) the possibility of rapid advances in treatment, (iii) the impact of competition from substantially larger companies, (iv) the possible introduction of new products, (v) Bio Balance's need for alliances with potential manufacturers and marketing organizations, and (vi) other matters.

                       PROSPECTUS/PROXY STATEMENT SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy Statement.

PARTIES  TO  THE  TRANSACTION

NEW  YORK  HEALTH  CARE

     New York Health Care, Inc. (the "Company") is a licensed home health care agency engaged primarily in supplying the services of paraprofessionals who provide a broad range of health care support services to patients in their homes. The Company was initially organized under the laws of the State of New York, in February 1983.

     The Company operates 24 hours a day, seven days a week to receive referrals and coordinate services with physicians, case managers, patients and their families.

     The Company operates in all five boroughs of New York City and the counties of Nassau, Westchester, Rockland, Orange, Duchess, Ulster, Putnam and Sullivan, in the State of New York. The Company, as a result of acquisitions as described elsewhere in this annual report, also operates in Jersey City, Edison, Bradley Beach, Toms River, East Orange and Hackensack, New Jersey under the name Helping Hands Healthcare, (the business name of NYHC Newco Paxxon, Inc., a wholly owned subsidiary of the Company). The Company's services are supplied principally pursuant to contracts with health care institutions and agencies such as various county Departments of Social Services, NYC HRA, New Jersey Medicaid, Beth Abraham Health Services in the Bronx and Westchester County, Kingsbridge Medical Center, Aetna US Healthcare, and Gentiva Health Services.

     The Company's primary objective is to enhance its position in the home health care market by increasing the promotion of its full service and specialty health care capabilities to existing and new referral sources; expand its markets and enter new markets by establishing additional branch offices and acquiring other related health care businesses; expand its provision of skilled nursing services and the care of women during pregnancy and their newborn children; and develop complimentary home health care products and services, as well as maintaining its regular training and testing programs, and recruitment activities.

     New York Health Care's offices are located at 1850 McDonald Avenue, Brooklyn, NY 11223. Its telephone number is (718) 375-6700.

BIO  BALANCE

     The Bio Balance Corp. ("Bio Balance") is a development stage company, which owns "probiotic" technology and intellectual property and has engaged in the research, development and limited marketing in Israel of a product for the treatment of gastrointestinal diseases and disorders in animals and humans, including irritable bowel syndrome ("IBS") and chronic diarrhea.

     "Probiotics" are living microorganisms or microbial mixtures, which are administered to benefit the animal or human host by improving its microbial balance by stimulating the growth of healthy bacteria. Bio Balance has patent applications filed in Israel and the United States on its core technologies.

     Bio Balance's first product, BACTRIX , which has undergone toxicity and animal studies in established laboratories in Israel, has received Israeli approval for veterinarian use and is expected to be available in Israeli pharmacies for human use in the near future. BACTRIX consists of a proprietary strain of non-pathogenic (i.e. non-toxic) M-17 Escherichia Coli ("E.coli") bacteria preserved in a proprietary vegetable extract formulation. There appears to be scientific evidence found in scientific literature supporting the beneficial effects of non-pathogenic E.coli.

     Bio Balance intends to comply with United States Food and Drug Administration requirements for the introduction of its first product, BACTRIX to the United States market as a medical food. The Company also plans on introducing a version of its product as a pharmaceutical drug and thereafter market the product in the United States. It believes that the extensive animal studies, and limited human studies, undertaken thus far in Israel and in the former Soviet Union have indicated BACTRIX to be non-toxic and effective in dealing with IBS and chronic diarrhea symptoms.

     Bio Balance was incorporated on May 21, 2001 in the State of Delaware under the name "The Zig Zag Corp." and changed its name to The Bio Balance Corp. in September 2001. From its inception, Bio Balance has been a development stage company and has not generated any revenues. Bio Balance raised approximately $3,100,000 from four private placements which closed on June 27, 2001, August 1, 2001, November 30, 2001 and January 30, 2002. Joseph Stevens & Co, Inc. acted as Placement Agent for the November 30, 2001 and January 30, 2002 offerings in which they sold a total of 730,656 shares at $3.00 per share.

     In July 2001, Bio Balance acquired certain assets of unaffiliated "Selling Parties" engaged in the research, development, marketing and sales of probiotic bacteria and other technology for cash consideration of $510,000 and an aggregate of 990,000 Bio Balance Shares.

     The Bio Balance Corp.'s offices are located at 16 East 34 Street, New York, NY 10016. Its telephone number is (212) 571-9500.

                                  RISK FACTORS


GENERAL RISKS RELATING TO THE TRANSACTION

     NEW YORK HEALTH CARE AND BIO BALANCE MAY NOT ACHIEVE THE BENEFITS THEY EXPECT FROM THE TRANSACTION, IN WHICH CASE THE TRANSACTION COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS. If the benefits of the Transaction do not exceed the costs associated with it, including any dilution to New York Health Care stockholders resulting from the issuance of shares of New York Health Care Common Stock to Bio Balance stockholders in connection with the Transaction, New York Health Care's financial results, including earnings per share, could be adversely effected. New York Health Care will need to overcome significant issues in order to realize any benefits or synergies from the Transaction, including the timely, efficient and successful execution of a number of post-Transaction events. Key events include:

     Managing the disparate operations of two companies who are doing business in very different sectors of the health care market;

     Retaining,  recruiting,  and  assimilating  key personnel for each company;

     Obtaining additional financing that may be needed to fund Bio Balance's regulatory compliance, product development, manufacturing and marketing activities; and

     Maintaining good working relationships between the two different managements of New York Health Care and Bio Balance, as well as uniform standards, controls, procedures and policies.

     The execution of these post-Transaction events will involve considerable risks and may not be successful. These risks include:

     The potential disruption of the combined companies' ongoing business and distraction of their respective managements;

     Unanticipated expenses related to regulatory compliance, product development, manufacturing and marketing;

     The impairment of relationships with employees and customers as a result of any integration of new management personnel; and

     Potential  unknown  liabilities  associated  with the Bio Balance business.

     The combined companies may not succeed in addressing these risks or any other problems encountered in connection with the Transaction. There can be no assurance that New York Health Care or Bio Balance will realize any of the anticipated benefits of the Transaction. Moreover, neither New York Health Care nor Bio Balance can give any assurance that the growth rate of the business of the combined companies will meet their respective expectations or be significant and sustainable.

     THE MARKET PRICE OF NEW YORK HEALTH CARE COMMON STOCK MAY DECLINE AS A RESULT OF THE TRANSACTION. The market price of New York Health Care Common
Stock may decline as a result of the Transaction for a number of reasons, including but not limited to the following:

     Adverse market reaction to the increase of issued and outstanding shares of New York Health Care Common Stock (after accounting for the 1-for-1.5 share reverse stock split) from 2,501,250 Shares to 23,834,584 Shares); or

     Bio Balance does not accomplish regulatory compliance enabling it to market its product as rapidly as its management anticipates; or

     The effect of the Transaction on New York Health Care's combined financial results is not consistent with expectations.

     FAILURE TO COMPLETE THE TRANSACTION COULD NEGATIVELY IMPACT NEW YORK HEALTH CARE'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS. If the Transaction is not completed, New York Health Care may be subject to a number of material risks, including the following:

     The price of New York Health Care Common Stock may decline to the extent that the relevant current market price reflects a market assumption that the Transaction will be completed; and

     Certain costs related to the Transaction, such as legal, accounting, and other fees, must be paid even if the Transaction is not completed.

     In addition, if the Transaction is terminated and the respective Boards of Directors of New York Health Care and Bio Balance determine to seek another business combination, there can be no assurance that either will be able to find a partner willing to pay an equivalent or more attractive price than the price being paid by New York Health Care, pursuant to the Exchange Agreement.

     NEW YORK HEALTH CARE AND BIO BALANCE EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE TRANSACTION. The combined estimated fees, costs, and expenses of New York Health Care and Bio Balance in connection with the Transaction, including, without limitation, filing fees, legal and accounting fees, printing and mailing costs are anticipated to be approximately $300,000. New York Health Care believes that it may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the Transaction is completed or the following quarters to reflect costs associated with the Transaction and integration of the two companies. There can be no assurance that the resulting company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Transaction.


NEW  YORK  HEALTH  CARE  BUSINESS  RISKS

     INDIRECT DEPENDENCE UPON REIMBURSEMENT BY THIRD-PARTY PAYORS; POTENTIAL FOR HEALTH CARE REFORM. More than 90% of the revenues of the Company are paid by Certified Home Health Agencies ("CHHA's") and Long-Term Home Health Care Programs ("LTHHCP's"), as well as other clients who receive their payments from "third-party payors," such as private insurance companies, self-insured employers, HMOs and governmental payors under the Medicare and Medicaid programs. The levels of revenues and profitability of the Company, like those of other home health care companies, are affected by the continuing efforts of third-party payors to contain or reduce the costs of health care by lowering reimbursement or payment rates, increasing case management review of services and negotiating reduced contract pricing. Because home care is generally less costly to third-party payors than hospital-based care, home nursing and home care providers have benefitted from cost containment initiatives aimed at reducing the costs of medical care. However, as expenditures in the home health care market continue to grow, cost containment initiatives aimed at reducing the costs of delivering services at non-hospital sites are likely to increase. A significant reduction in coverage or payment rates of public or private third-party payors would have a material adverse effect on the Company's revenues and profit margins. While the Company is not aware of any substantive changes in the Medicare or Medicaid reimbursement systems for home health care which are about to be implemented, revised budget plans of New York State or the Federal Government could result in limitations or reductions in the reimbursement of home care costs and in the imposition of limitations on the provision of services which will be reimbursed. As a result, there can be no assurance that government regulations concerning Medicare or Medicaid will not change in the future in a manner detrimental to the Company. Under certain circumstances, third party payors, particularly private insurance companies, may negotiate fee discounts and reimbursement caps for services which the Company provided.

     DELAYS IN REIMBURSEMENT; BAD DEBTS. The Company generally collects payments from its contractors within one to three months after services are rendered, but pays its accounts payable and employees currently. This timing delay may cause working capital shortages from time to time. The Company has a secured line of credit which is available to cover these periodic shortages. There can be no assurance that borrowings or other methods of financing will be available when needed or, if available, will be on terms acceptable to the Company. The Company has established a bad debt reserve for uncollectible accounts. Any significant increase in bad debts may adversely affect the Company.

     ADEQUACY AND AVAILABILITY OF PROFESSIONAL LIABILITY INSURANCE. The administration of home care and therapy and the provision of nursing services entails certain liability risks. The Company maintains professional liability insurance coverage with limits of $1,000,000 per claim and $3,000,000 annual aggregate, with an umbrella policy providing an additional $5,000,000 of coverage. Although the Company believes the insurance it maintains is sufficient for its present operations, professional liability insurance is expensive and sometimes difficult to obtain. There can be no assurance that the Company's present coverage will continue to be adequate or that the Company will be able to maintain the current levels of such insurance in the future or secure additional insurance on terms satisfactory to the Company or at all. A successful claim against the Company in excess of, or not covered by, the Company's insurance coverage could have a material adverse effect on the Company's business and financial condition. Claims against the Company, regardless of their merit or eventual outcome, also could have a material adverse effect on the Company's reputation and business.

     STATE AND FEDERAL REGULATION. The Company's operations are subject to substantial regulation at the state level and also under the federal Medicare and Medicaid laws. In particular, the Company is subject to state laws governing home care, nursing services, health planning and professional ethics, as well as state and federal laws regarding fraud and abuse in government funded health programs. Changes in the law or new interpretations for existing laws can have a material adverse effect on permissible activities, the relative costs of doing business and the amount of reimbursement by government and private third-party payors. The establishment of additional branch offices by the Company and any future acquisitions will be subject to compliance with all applicable laws, rules and regulations. If any person should become the owner or holder, or acquire control of or the right to vote ten (10%) percent or more of the issued and outstanding Common Stock of the Company, such person could not exercise control of the Company until an application for approval of such ownership, control or holding has been submitted to the New York State Public Health Council and approved. In the event such an application is not approved, such owner or holder may be required to reduce their ownership or holding to less than 10% of the Company's issued and outstanding Common Stock. Although the Company has not experienced any difficulties to date complying with any of such laws, rules or regulations, the failure of the Company to obtain, renew or maintain any required regulatory approvals or licenses could adversely affect the Company and could prevent it from offering its existing services to patients or from further expansion.

     COMPETITION. The home health care industry is marked by low entry costs and is highly fragmented and competitive. The Company competes with hospitals, nursing homes and other businesses that provide home health care services, most of which are larger and more established companies with significantly greater resources and access to capital and greater name recognition than the Company. The Company's largest competitors include Gentiva Health Services, Premiere Health Services, National Home Health Care, Patient Care, Inc., and Personal Touch Home Care Services, Inc. The Company also competes with many other small temporary medical staffing agencies. Competition for qualified paraprofessional personnel in the New York Metropolitan area is intense. The Company believes that, given the increasing level of demand for nursing services, significant additional competition can be expected to develop in the future.

     RELATIONSHIP WITH REFERRAL SOURCES AND DEPENDENCE ON MAJOR CUSTOMERS. The development and growth of the Company's home care and nursing businesses depends to a significant extent on its ability to establish close working relationships with hospitals, clinics, nursing homes, physician groups, HMO's, governmental health care agencies and other health care providers. There can be no assurance that existing relationships can be successfully maintained or that additional relationships can be successfully developed and maintained in existing and any future markets. The Company's ten largest customers accounted for approximately 88% and 82% of gross revenues during the years ended December 31, 2001 and 2000, respectively. One referral source, New York City Medicaid (HRA) was responsible for approximately 45% and 38% of the Company's gross revenues for the years ended December 31, 2001 and 2000, respectively. The loss of or a significant reduction in referrals by either of such sources, as well as certain other key sources, could have a material adverse effect on the Company's results of operations. Many of the Company's contractual arrangements with its customers are renewable annually.

     DEPENDENCE ON KEY PERSONNEL. The Company's success in the home health care business will, to a large extent, depend upon the continued services of Jerry Braun, the Company's President and Chief Executive Officer, and Jacob Rosenberg, the Company's Vice President and Chief Operating Officer. The Bio Balance acquisition will result in a change in control which reduces the percentage of voting shares held by Messers, Braun and Rosenberg. Although upon the closing of the Transaction the Company will have employment agreements with Messrs. Braun and Rosenberg expiring in 2009, and it is the sole beneficiary of a $2,000,000 life insurance policy covering Mr. Braun and a $1,000,000 life insurance policy covering Mr. Rosenberg, the loss of the services of either executive officer for any reason, including but not limited to a violation of their employment agreements, could have a materially adverse effect upon the

Company. The success of the Company will also depend, in part, upon its ability in the future to attract and retain additional qualified licensed health care, operating, marketing and financial personnel. Competition in the home health care industry for such qualified personnel is often intense and there can be no assurance that the Company will be able to retain or hire the necessary personnel.

     ACQUISITION AND EXPANSION STRATEGY. The Company's ability to expand its home health care operations depends on a number of factors, including the availability of desirable locations and qualified personnel, the availability of acquisition candidates and the ability of the Company to finance such expansion. The establishment of additional branch offices and any future acquisitions by the Company may involve the use of cash, debt or equity securities, or a combination thereof. In such event, the Company may be required to obtain additional financing to achieve such objectives. There can be no assurance that such financing will be available, or, if available, will be on terms acceptable to the Company. In addition, the Company explores the potential for expanding its operations into health care businesses not related to the Company's current operations. The Company is not experienced in operating any health care business unrelated to its current businesses and, accordingly, no assurance can be given that the Company could successfully operate any such unrelated health care business. Thus, purchasers of the securities will be entrusting their funds to the Company's management

     POSSIBLE VOLATILITY OF COMMON STOCK PRICES. The trading price of the Common Stock or Warrants has been subject to significant fluctuations. The price of the Company's securities is likely to continue to be effected by numerous factors, including but not limited to variations in quarterly results of operations, announcements of new contracts or services or acquisitions by the Company or its competitors, governmental regulatory action, general trends in the industry and other factors, such as extreme price and volume fluctuations which have been experienced by the securities markets from time to time in recent years.

     NO ASSURANCE OF CONTINUED NASDAQ INCLUSION; RISK OF LOW-PRICED SECURITIES. Prior to the offering, the Company's Common Stock has been listed for trading on the Nasdaq SmallCap Market and the Boston Stock Exchange. In order to continue its listing upon the closing of the Bio Balance Acquisition, the Company will have to qualify under the Nasdaq new listing requirements for its SmallCap Market, which require, among other things, at least $5,000,000 of stockholders equity and a minimum bid price of $4.00 per share. The Company anticipates that its Common Stock will continue to be eligible for listing on Nasdaq and the Boston Stock Exchange. In order to qualify for continued listing on the Nasdaq SmallCap Market, the Company, among other things, must have $2,500,000 of stockholders equity and a minimum bid price of $1.00 per share. If the Company is unable to satisfy the requirements for quotation on Nasdaq, of which there can be no assurance, it is anticipated that the Common Stock would be quoted in the over-the-counter market National Quotation Bureau ("NQB") "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, the liquidity of the Common Stock could be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and news media's coverage of the Company and lower prices for the Company's Common Stock than might otherwise be attained. In addition, if the Common Stock is delisted from Nasdaq it might be subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account.

     In the event the Securities subsequently become characterized as a penny stock, the market liquidity for the Securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Securities and, thus, the ability of purchasers in this offering to sell their Securities in the secondary market.

     SHARES ELIGIBLE FOR FUTURE SALE. The sale of substantial amounts of Common Stock in the public market following the Transaction could adversely affect the market price of the Common Stock. Upon the completion of the Transaction, a total of 18,166,558 (post-split) Shares will be subject to restrictions on sale in accordance with the terms of the Exchange Agreement. A total of 17,396,625 shares of New York Health Care's Common Stock issued to Bio Balance shareholders will be restricted from sale for various periods of time ranging from as early as 120 days after the date of this Prospectus/Proxy Statement and as late as August 10, 2003. A total of 769,933 (post-split) shares of New York Health Care Common Stock held by its President and Vice-President (the "NYHC Restricted Shareholders") will be restricted from sale for a period of 120 days after the date of this Prospectus/Proxy Statement, after which they will be able to sell not more than 10% of their shares per month for as long as they are directors of the Company. These restrictions on the NYHC Restricted Shareholders, however, does permit transfers to family trusts and registered charities provided the transferees abide by the restrictions, although they will be permitted to sell not more than 1,000 shares of Common Stock each trading day during a period ending 120 days after the date of this Prospectus/Proxy Statement, after which the restriction will expire. In addition, New York Health Care may release the restriction on the Shares held by the NYHC Restricted Shareholders provided it also releases restrictions on the Shares issued to Bio Balance shareholders in a ratio of one Share held by the NYHC Restricted Shareholders for two Shares held by the Bio Balance Shareholders. See "Shares Eligible For Sale."

     POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK; ANTI-TAKEOVER EFFECTS. The Company's Certificate of Incorporation authorizes the issuance of a maximum of 2,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), on terms which may be fixed by the Company's Board of Directors without further stockholder action. There are 590,375 shares of Series A Convertible Preferred Stock currently issued and outstanding (393,583 post-split). Although it is possible that these shares may be converted into Common Stock prior to the closing of the Bio Balance Acquisition, there can be no assurance that they will, in fact, be converted. The terms of any new series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of an additional series of Preferred Stock, depending upon the rights and preferences of such series, could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock. See "Description of Securities - Preferred Stock."

     ABSENCE OF DIVIDENDS. The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

BIO  BALANCE  RISKS

     THE BIO BALANCE CORP. HAS BEEN IN BUSINESS ONLY FOR A SHORT PERIOD OF TIME; THUS YOUR BASIS FOR EVALUATING THE COMPANY IS LIMITED.

     Bio Balance was incorporated on May 21, 2001, and has generated no revenues from operations or meaningful assets. Bio Balance faces all of the risks inherent in a new business and those risks specifically inherent in the business of manufacturing, introducing and selling a new drug or new product to the market with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. In July 2001 Bio Balance acquired certain assets of "Selling Parties" who engaged research, development, marketing and sales of probiotic bacteria and other technology. There can be no assurance that Bio Balance will be able to generate revenues or profits from operation of its business or that Bio Balance will be able to generate or sustain profitability in the future.

     NEED  FOR  ADDITIONAL  BIO  BALANCE  FINANCING.

     Bio Balance will be required to expend substantial amounts of working capital in order to develop its proposed product and establish the necessary relationships to implement its business plan. See "Business." Bio Balance believes that the proceeds from its private placements, together with available funds will be sufficient to meet the currently anticipated working capital and capital expenditure requirements for at least the next 24 months. If Bio Balance fails to obtain additional financing, Bio Balance's expansion plans would need to be scaled back. Bio Balance has no agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to Bio Balance on acceptable terms or at all.

     CERTAIN PARTIES HAVE THE RIGHT TO BUYBACK SUBSTANTIALLY ALL OF BIO BALANCE'S ASSETS AND PREVENT US FROM CONDUCTING OUR BUSINESS.

     Pursuant to the Asset Purchase Agreement entered into between Bio Balance and certain "Selling Parties," in which Bio Balance acquired all the assets it uses in its business, the Selling Parties are entitled to certain buyback provisions with respect to such assets unless Bio Balance has (i) entered into a binding agreement with respect to a "transaction" to initiate a public offering of Bio Balance Shares, a merger with a publicly traded entity, or an acquisition of Bio Balance Shares (including the Exchange Agreement) within one hundred eighty (180) days from the date of the closing, and (ii) completes such transaction by August 13, 2002, the Selling Parties will be entitled to repurchase the assets from Bio Balance. Upon such buyback, Bio Balance will be forbidden for a period of three years from the date of exercise of the buyback right to engage directly or indirectly in the development, manufacture and marketing of any product using the E.coli bacteria. Although the Bio Balance Exchange Agreement with New York Health Care will qualify as a "transaction" described above, the transaction is subject to various conditions prior to closing the exchange. In the event the exchange is not consummated by August 13, 2002, the Selling Parties will have the right to buy back the assets. In the event the buyback is exercised by the Selling Parties, Bio Balance will be forced to shut down its operations. See "Business."

     FAILURE OF CONDITIONS TO EXCHANGE WILL NULLIFY THE STOCK EXCHANGE AGREEMENT WITH NEW YORK HEALTH CARE, INC.

          The Closing of the Exchange Agreement entered into between Bio Balance and New York Health Care is subject to various conditions of both New York Health Care and Bio Balance as described in the Memorandum. In the event these conditions are not complied with, the exchange will not be consummated. Additionally, the Exchange Agreement may be terminated by mutual consent of Bio Balance and New York Health Care at any time prior to the Closing. Either party may also terminate if the closing does not occur by August 13, 2002 provided that such termination right shall not be available to any party whose failure to fulfill its obligations has been the failure of the consummation of the exchange. In the event either party terminates the Exchange Agreement, there will be no exchange of Shares with New York Health Care.

     PRICE  PROTECTION  TO  "SELLING  PARTIES"  OF  ASSETS  AND  TECHNOLOGY.

     Pursuant to the terms of the Asset Purchase Agreement, in the event of a transaction providing for a stock-for-stock exchange, the "Selling Parties" shall in exchange for the shares of common stock of Bio Balance receive a like number of shares of the common stock of the surviving or acquiring entity. If the valuation of the Selling Parties' 990,000 Shares for purposes of such transaction is less than $1,980,000 ($2.00 per share), the Selling Parties shall be entitled to receive, rounded down to the nearest whole number of Shares, an additional number of Shares calculated as (A) (i) $1,980,000 divided by (ii) the per share valuation of the common stock in the transaction, minus (B) the aggregate number of Shares issued or issuable to the Selling Parties under the Exchange Agreement. If the New York Health Care Shares are valued at less than $2.00 each upon consummation of the Transaction, each shareholder of Bio Balance other than the Selling Parties will have the amount of New York Health Care Shares they would otherwise receive in the Transaction proportionately reduced.

     THE LOSS OF KEY CONSULTANTS OR THE FAILURE TO HIRE QUALIFIED EMPLOYEES WOULD NEGATIVELY IMPACT THE BIO BALANCE BUSINESS.

     Because of the highly technical nature of business, Bio Balance depends greatly on attracting and retaining experienced management and highly qualified and trained scientific personnel. Our future success will depend on the continued services of our key scientific and management personnel with whom we have entered into consulting agreements. We compete intensely for these persons with other companies in our industry. If we cannot retain or hire and effectively integrate into our company a sufficient number of qualified scientists and experienced professionals, it would substantially negatively impact our business and our ability to grow our business and develop our products through the clinical trial process. We are currently looking for a chief executive officer to run our company. There can be no assurance that we will be able to procure the services of an experience and skilled chief executive officer.

     NO  FULL-TIME  BIO  BALANCE  MANAGEMENT.

     The officers and directors of Bio Balance currently are employed or engaged full-time in other positions or activities and will devote only that amount of time to the affairs of Bio Balance which they deem appropriate. The amount of time devoted by management to the affairs of Bio Balance will depend on the number and type of businesses under consideration at any given time. In light of the competing demands for their time, it is expected that the officers and directors will grant priority to their full-time positions rather than the business affairs of Bio Balance. Bio Balance estimates that each officer will contribute an average of 20 hours per month to Company matters.

     WE DO NOT KNOW WHETHER DEVELOPMENT OF BIO BALANCE'S PRODUCT WILL BE SUCCESSFUL.

          The product that Bio Balance is researching will require extensive additional development, testing, and investment, as well as regulatory approvals, prior to commercialization. We cannot be sure whether our product research and development efforts will be successful, that candidates will enter pre-clinical studies as anticipated, that required regulatory approvals will be obtained or that any products, if introduced, will be commercially successful. The results of preclinical and initial clinical trials of products under development by us are not necessarily predictive of results that will be obtained from large scale clinical testing. We cannot be sure that clinical trials of the products under development will demonstrate the safety and efficacy of such products or will result in a marketable product. In addition, the administration alone or in combination with other drugs of any product developed by us may produce undesirable side effects in humans. The failure to demonstrate adequately the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could have a material adverse effect on our company. In addition, the FDA may require additional clinical trials, which could result in increased costs and significant development delays. Commercial formulation and manufacturing processes have yet to be developed for our product. We may encounter difficulties in manufacturing process development and formulation activities that could result in delays in clinical trials, regulatory submissions, regulatory approvals, and commercialization of our product, or cause negative financial and competitive consequences.

          LEGAL STANDARDS RELATING TO THE VALIDITY OF PATENTS COVERING PHARMACEUTICAL AND BIOTECHNOLOGICAL INVENTIONS AND THE SCOPE OF CLAIMS MADE UNDER SUCH PATENTS ARE STILL DEVELOPING.

          There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. In addition, patents may have been granted, or may be granted, to others covering products or processes we need for developing our product. If our product or processes infringe upon the patents, or otherwise impermissibly utilize the intellectual property of others, we might be unable to develop, manufacture, or sell our product. In such event, we may be required to obtain licenses from third parties. We cannot be sure that we will be able to obtain such licenses on acceptable terms, or at all.

          BIO  BALANCE  HAS  LIMITED  EXPERIENCE  IN  SALES  AND  MARKETING.

          We have no experience in pharmaceutical marketing, or distribution. To market any of our product directly, we would have to develop a substantial marketing and sales force. Alternatively, we may, for certain products, attempt to obtain the assistance of companies with established distributions systems and direct sales forces. We do not know if we will be able to establish sales and distribution capabilities or that we will be able to enter into licensing or other agreements with established companies to sell our product.

          BIO BALANCE OWNS NO MANUFACTURING FACILITIES AND WILL BE DEPENDENT ON THIRD PARTIES TO MAKE OUR PRODUCT.

          We own no manufacturing facilities or equipment, and employ no manufacturing personnel. We expect to use third parties to manufacture certain of our product on a contract basis. We may not be able to obtain contract-manufacturing services on reasonable terms or at all. If we are not able to contract manufacturing services, we will not be able to make our product.

          BIO BALANCE HAS NOT OBTAINED REGULATORY APPROVAL FOR THE PRODUCT AND WE MAY NOT OBTAIN REGULATORY APPROVAL FOR OUR PRODUCT ON A TIMELY BASIS, OR AT ALL.

          Bio Balance's activities are subject to extensive regulation by the FDA and health authorities in foreign countries. Regulatory approval for our planned product is required before we can market it. We have not yet received regulatory approval for our planned product. Obtaining regulatory authorization involves, among other things, lengthy and detailed laboratory and clinical testing, manufacturing validation, and other complex procedures. The approval process is costly, time-consuming, and subject to unexpected delays. The time frame for approval will depend on, among other things, whether our product is approved as a medical food (approval time usually no more than 12- 18 months) or as an ethical drug (at least 2-5 years), including testing phases. The FDA has discretion in the approval process, and we cannot predict when or whether the FDA will approve our product. We cannot assure you that the FDA will not require additional information or additional clinical trials that could substantially delay approval of our applications. Moreover, we cannot be sure that FDA approval will cover the clinical indications we seek or that it will not contain significant limitations in the form of warnings, precautions, or contra-indications. Any failure to obtain, or any material delay in obtaining, regulatory approvals would materially and adversely affect our ability to generate product sales. Even if we obtain regulatory approvals, a marketed product is subject to continuing regulatory review, and later discovery of previously unknown problems with a product or manufacturers; or failure to comply with manufacturing or labeling requirements may result in restrictions on such product or enforcement action against the manufacturer, including withdrawal of the product from the market.

          FAILURE OF APPROVAL OF BIO BALANCE'S PRODUCT BY THE FDA AS A MEDICAL FOOD.

          Bio Balance's regulatory strategy with our product is on obtaining clearance as a medical food. The advantages of this are that it is a relatively rapid and relatively inexpensive way to obtain clearance. A "medical food" means a food which is formulated to be consumed or administered under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation. In addition, the medical literature has become critical of the non-physician control of probiotics as these agents are becoming recognized as a class of drugs that have been termed living drugs. There is no guarantee that Bio Balance will obtain regulatory clearance as a medical food. This will result in Bio Balance having to obtain clearance as either a nutritional supplement or as a drug and will have to enter the new drug regulatory pathway at either Phase I, Phase II or Phase III, which could result in the need to raise large sums of money in excess of $20,000,000.

     POTENTIAL  FAILURE  OF  CLINICAL  TRIALS  OF  BIO  BALANCE'S  PRODUCT.

          If Bio Balance is successful in obtaining FDA clearance, there still is substantial risk that the extensive clinical trials that Bio Balance is planning will not yield statistically significant data to make strong marketing claims. This could severely limit Bio Balance's ability to successfully market our product.

     POTENTIAL  SIDE  EFFECTS  OF  BIO  BALANCE'S  PRODUCT.

     Although no side effects of our product have been reported, it is possible that any time during clinical trials or patient usage, side effects may be encountered. If they are common enough or significant enough this could result in our product being withdrawn from the market.

     BIO BALANCE'S PRODUCT, EVEN IF APPROVED BY THE FDA, MAY NOT BE ACCEPTED BY PHYSICIANS, INSURERS, OR PATIENTS.

     Patients, doctors, and insurers must accept our product as medically useful and cost-effective for Bio Balance to be successful. Market acceptance will require substantial education about the benefits of product. We cannot assure you that patients, doctors or insurers will accept our product, even if approved for marketing, on a timely basis. If patients, the medical community, and insurers do not accept our product or acceptance takes a long time, revenues and profits would be reduced.

     GOVERNMENT  AND  PRIVATE  INSURANCE  PLANS  MAY  NOT  PAY FOR BIO BALANCE'S
PRODUCT.

     The success of our product in the United States and other significant markets will depend, in part, upon the extent to which a consumer will be able to obtain reimbursement for the cost of such product from government health administration authorities, third-party payors and other organizations. We cannot always determine in advance the reimbursement status of newly approved therapeutic products. Even if a product is approved for marketing, we cannot be sure that adequate reimbursement will be available. Also, future legislation or regulation, or related announcements or developments, concerning the health care industry or third party or governmental coverage and reimbursement may adversely affect our business. In particular, legislation or regulation limiting consumers' reimbursement rights could have a material adverse effect on our company.

     BIO  BALANCE  MAY  LOSE  ANY TECHNOLOGICAL ADVANTAGE BECAUSE PHARMACEUTICAL
RESEARCH  TECHNOLOGIES  CHANGE  RAPIDLY.

     The pharmaceutical research field is characterized by rapid technological progress and intense competition. As a result, we may not realize the expected benefits of our strategy. Businesses, academic institutions, governmental agencies, and other public and private research organizations are conducting research to develop technologies that may compete with those we use. It is possible that our competitors could acquire or develop technologies that would render our technology obsolete or noncompetitive. We cannot be certain that we will be able to access the same technologies at an acceptable price, or at all.

     PRODUCT  LIABILITY;  POTENTIAL  ADVERSE  PRODUCT  PUBLICITY.

     Bio Balance, like any other wholesaler, retailer or distributor of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims and negative publicity in the event that the use of its product results in injury. Our company faces the risk that materials used in the manufacture of the final product may be contaminated with substances that may cause sickness or injury to persons who have used the products, or that sickness or injury to persons may occur if the product distributed by Bio Balance is ingested in dosages which exceed the dosage recommended on the product label. In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on Bio Balance. To date, we have not obtained any insurance coverage. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding Bio Balance's insurance coverage could have a material adverse effect on Bio Balance. Additionally, Bio Balance is highly dependent upon consumers' perception of the safety and quality of its product as well as similar products distributed by other companies. Thus, the mere publication of reports and negative publicity asserting that such products may be harmful could have a material adverse effect on Bio Balance, regardless of whether such reports are scientifically supported, regardless of whether the harmful effects would be present at the dosages recommended for such products, and regardless if such adverse effects resulted from failure to consume the product as directed.

     COMPETITION.

     The industry is highly competitive. Numerous companies, many of which are significantly larger than Bio Balance, which have greater financial, personnel, distribution and other resources than Bio Balance and may be better able to withstand volatile market conditions, compete with Bio Balance in the development, manufacture and marketing of probiotics for the treatment of IBS. Bio Balance's principal competition comes from domestic and foreign manufacturers and other wholesale distribution companies who have all failed to receive FDA approval or have introduced a product to the market for IBS that was withdrawn such as Glaxo-Wellcome's Lotronex. There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. In addition, large nationally known companies (such as Bristol-Myers, Squibb, Novataris and Glaxo-Wellcome) are in competition with Bio Balance in this industry, since they have already spent millions of dollars to develop treatments for IBS. Increased competition could have a material adverse effect on Bio Balance, as our competitors may have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than those of Bio Balance.

     DEPENDENCE  ON  NEW  PRODUCTS,  NEED  FOR  CONTINUED  INNOVATION.

     The industry in general, including the market for IBS treatments is characterized by rapid innovation and advances. These advances result in frequent product introductions and short product life cycles, requiring a high level of expenditures for research and development and the timely introduction of new products. Bio Balance believes its ability to grow and succeed is partially dependent upon its ability to introduce new and innovative products into such markets. Bio Balance currently has plans to introduce additional products in its existing markets such as treatment for Traveler's Diarrhea and Crohn's Disease. However, there can be no assurance that Bio Balance will be successful in its plans to introduce additional products to the market.

     INTELLECTUAL  PROPERTY  RIGHTS.

     Bio Balance currently relies on a combination of patents, trademark, trade secret laws and contractual provisions to protect its proprietary rights in its product. Bio Balance recently applied for one (1) United States patent application and thirteen (13) divisional patent applications and one (1) United states trademark application, one (1) Israeli patent, and one (1) PCT application and applications filed therefrom in the following countries; Japan, European, Korea, Canada, Australia, Mexico, Brazil, Poland and New Zealand, in connection with BACTRIX , its product. There can be no assurance that Bio Balance's applications will result in issued patents and trademarks, or that, if issued, Bio Balance's applications will be upheld if challenged. Further, even if granted, there can be no assurance that these patents and trademarks will provide Bio Balance with any protection from competitors, or, that if they do provide any meaningful level of protection, that Bio Balance will have the financial resources necessary to enforce its patent and trademark rights. In addition, there can be no assurance that others will not independently develop technologies similar to Bio Balance's pending patents and trademarks, or design around the pending patents. If others are able to design around the patents, Bio Balance's results of operations could be materially adversely affected. Further, Bio Balance will have very limited, if any, protection of its proprietary rights in those jurisdictions where it has not effected any filings or where it fails to obtain protection through its filings.

     There can be no assurance that third parties will not assert intellectual property infringement claims against Bio Balance in the future with respect to current or future products. Bio Balance is responsible for defending against charges of infringement of third party intellectual property rights by Bio Balance's actions and products and such assertion may require Bio Balance to refrain from the sale of its product, enter into royalty arrangements or undertake costly litigation. Further, challenges may be instituted by third parties as to the validity, enforceability and infringement of Bio Balance's patents.

     Bio Balance's adherence to industry standards with respect to its product limits Bio Balance's opportunities to provide proprietary features which may be protected. In addition, the laws of various countries in which Bio Balance's product may be sold may not protect Bio Balance's product and intellectual property rights to the same extent as the laws of the United States. As a consequence, Bio Balance requires all of its personnel to execute confidentiality agreements and assignment of intellectual property agreements in favor of Bio Balance. See "Business-Intellectual Property."

                            MARKET PRICE INFORMATION

New York Health Care Common Stock is traded on the Nasdaq SmallCap Market under the symbol "NYHC." Bio Balance is a recently formed, privately held company whose shares of common stock have never been publicly traded on any market.

The following table sets forth, for the periods indicated, the high and low closing sale prices per share (this does not give effect to the proposed 1-for-1.5 share reverse stock split) of the New York Health Care Common Stock as reported by NASDAQ.

Fiscal Quarters                    High $                  Low $
-----------------                  ------                  -----
1999:
First Quarter                        1.31                   .771
Second Quarter                      3.125                   .906
Third Quarter                       1.188                   .625
Fourth Quarter                       1.75                   .406

2000:
First Quarter                        1.75                  1.125
Second Quarter                      1.313                   .625
Third Quarter                       1.125                    .50
Fourth Quarter                      1.031                    .25

2001:
First Quarter                       2.938                   .594
Second Quarter                       3.19                   2.05
Third Quarter                        5.25                   2.70
Fourth Quarter(1)                    5.35                   3.80

-------------------
(1)  Through October 14, 2001
----------------------------------------------------------------

     Because the market price of New York Health Care's Common Stock is subject to fluctuation due to numerous market forces, the market value of the New York Health Care Shares that holders of Bio Balance Common Stock will receive pursuant to the Transaction may increase or decrease prior to the closing of the Transaction. Shareholders are urged to obtain current market quotations.
Historical  market  prices  are  not  indicative  of  future  market  prices.

                           NEW YORK HEALTH CARE, INC.
                              1850 MCDONALD AVENUE
                            BROOKLYN, NEW YORK 11223

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Shareholders of New York Health Care, Inc.:

     The Annual Meeting of Shareholders of New York Health Care, Inc. ("New York Health Care" or the "Company") will be held at the offices of the Company, 1850 McDonald Avenue, Brooklyn, New York 11223 on June 14, 2002 at 10:00 A.M. local time, for the purpose of considering and voting upon the approval and adoption of the following:

     1. To consider and vote upon a proposal to approve and adopt the Stock for Stock Exchange Agreement (the "Exchange Agreement") between the Company and The Bio Balance Corp. ("Bio Balance") pursuant to which Bio Balance will become a wholly-owned subsidiary of the Company and each share of Bio Balance Common Stock, and each Warrant to Purchase shares of Bio Balance Common Stock, will be exchanged for one share of the Company's Common Stock and one Common Stock Purchase Warrant of the Company;

     2. To approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the authorized shares of the Company's Common Stock from 50,000,000 shares to 100,000,000;

     3. To approve an amendment to the Certificate to effect a 1-for-1.5 share reverse stock split of all of the issued and outstanding shares of the Company's Common Stock as of the close of business on the day before the closing of the Bio Balance Acquisition;

     4. Election of Jerry Braun, Jacob Rosenberg, H. Gene Berger, Charles J. Pendola, Paul Stark and David C. Katz as the Board of Directors of New York Health Care until the next Annual Meeting or until their successors are elected and qualify. Messrs. Braun, Rosenberg, Berger and Pendola have been members of the New York Health Care Board of Directors for a number of years. Mr. Stark and Mr. Katz are the nominees who have been proposed by Bio Balance as provided for in the Exchange Agreement;

     5. To approve an amendment to the New York Health Care, Inc. Performance Incentive Plan (the "Stock Option Plan") authorizing the reservation of an additional 3,230,000 shares of the Company's $.01 par value common stock for issuance under the Stock Option Plan;

     6. To ratify the change of control provisions contained in the senior executive officers employment agreements approved by New York Health Care Compensation Committee in November 1999; and

     7. To transact such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

     Only holders of record of the Company at the close of business on May 17, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

             THE ANNUAL MEETING OF NEW YORK HEALTH CARE STOCKHOLDERS


GENERAL INFORMATION

     This Prospectus/Proxy Statement is furnished to stockholders of New York Health Care, Inc., a New York corporation ("New York Health Care" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 14, 2002, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Prospectus/Proxy Statement. This Prospectus/Proxy Statement, together with the Form 10-KSB Annual Report of the Company for the fiscal year ended December 31, 2001, is also being furnished to Bio Balance security holders by the Company as a prospectus of the Company in connection with the issuance of the Company's shares of Common Stock and Warrants in exchange for the Bio Balance shares of Common Stock and Warrants as contemplated by the Exchange Agreement.

     The rules of Nasdaq require that an issuer listed on its SmallCap Market obtain the consent of its stockholders prior to completing any transaction that would result in the issuance of more than 20% of the issuer's outstanding Common Stock. The Bio Balance Acquisition provides that the Company will issue shares of its Common Stock and Warrants to purchase shares of its Common Stock representing, in the aggregate, in excess of 89% of the outstanding Common Stock New York Health Care. If the Company were to consummate the Bio Balance
Acquisition transaction without stockholder approval, New York Health Care Common Stock could not remain listed on the Nasdaq SmallCap Market. Stockholder approval of the Bio Balance Acquisition is not required by New York law or by the Company's Certificate of Incorporation.

DATE, TIME AND PLACE

     The Annual Meeting will be held at 10:00AM on June 14, 2002 at the Company's offices at 1850 McDonald Avenue, Brooklyn, New York 11223.

PURPOSE OF THE ANNUAL MEETING

     At the Annual Meeting and any adjournment or postponement thereof, New York Health Care stockholders will be asked to vote upon the approval and adoption of the following:

     1. To consider and vote upon a proposal to approve and adopt the Stock for Stock Exchange Agreement (the "Exchange Agreement") between the Company and The Bio Balance Corp. ("Bio Balance") pursuant to which Bio Balance will become a wholly-owned subsidiary of the Company and each share of Bio Balance Common Stock, and each Warrant to Purchase shares of Bio Balance Common Stock, will be exchanged for one share of the Company's Common Stock and one Common Stock Purchase Warrant of the Company;

     2. To approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the authorized shares of the Company's Common Stock from 50,000,000 shares to 100,000,000;

     3. To approve an amendment to the Certificate to effect a 1-for-1.5 share reverse stock split of all of the issued and outstanding shares of the Company's Common Stock as of the close of business on the day before the closing of the Bio Balance Acquisition;

     4. Election of Jerry Braun, Jacob Rosenberg, H. Gene Berger, Charles J. Pendola, Paul Stark and David C. Katz as the Board of Directors of New York Health Care until the next Annual Meeting or until their successors are elected and qualify. Messrs. Braun, Rosenberg, Berger and Pendola have been members of the New York Health Care Board of Directors for a number of years. Mr. Stark and Mr. Katz are the nominees who have been proposed by Bio Balance as provided for in the Exchange Agreement;

     5. To approve an amendment to the New York Health Care, Inc. Performance Incentive Plan (the "Stock Option Plan") authorizing the reservation of an additional 3,230,000 shares of the Company's $.01 par value common stock for issuance under the Stock Option Plan;

     6. To ratify the change of control provisions contained in the senior executive officers employment agreements approved by New York Health Care Compensation Committee in November 1999; and

     7. To transact such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

     Copies of the Exchange Agreement, its amendment and all related exhibits are attached to this Prospectus/Proxy Statement as Annexes A-1 and A-2. The Company's stockholders are encouraged to read the Exchange Agreement and related Exhibits in their entirety and the other information contained in this document carefully before deciding how to vote.

RECORD DATE FOR THE ANNUAL MEETING

     The New York Health Care Board of Directors has fixed the close of business on May 17, 2002 as the record date for determination of New York Health Care stockholders entitled to notice of and devote at the Annual Meeting.

VOTE REQUIRED

     In order for the resolutions being voted upon at the Annual Meeting to be approved, a majority of the votes cast at the Annual Meeting (of which a quorum is present) must approve the resolutions. Each share of New York Health Care Common Stock entitles the holder to one vote per share with respect to the matters being submitted to the stockholders at the Annual Meeting. There are no other voting securities of New York Health Care.

     As of the close of business on May 17, 2002, approximately 3,696,730 shares of New York Health Care Common Stock were issued and outstanding, and there were approximately 500 stockholders of record. Directors and Executive Officers of New York Health Care (and their respective affiliates) collectively owned approximately 1,154,899 New York Health Care Shares, or approximately 31.27% of the outstanding shares of the New York Health Care Common Stock entitled to vote at the Annual Meeting. This does not include 1,224,899 New York Health Care Shares underlying presently exercisable Stock Options, Warrants and shares of Series A Convertible Preferred Stock which these Directors and Officers beneficially own. If all of these Stock Options, Warrants and Shares of Series A Convertible Preferred Stock are exercised prior to the record date for the Annual Meeting, the Directors and Executive Officers of New York Health Care (and their respective affiliates) would collectively own approximately 48.4% of the issued and outstanding shares of New York Health Care Common Stock entitled to vote at the Annual Meeting.

     As provided for in the Exchange Agreement the Officers and Directors of New York Health Care and certain former Directors of New York Health Care collectively holding at least 50.1% of the outstanding shares of Common Stock have executed proxies voting in favor of the transactions required for the Bio Balance Acquisition.

     THERE CAN BE NO ASSURANCE THAT THE RESOLUTIONS BEING VOTED UPON AT THE ANNUAL MEETING WILL BE APPROVED. IT IS VERY IMPORTANT THAT AS MANY SHAREHOLDERS AS POSSIBLE ARE REPRESENTED AND VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     A majority of all issued and outstanding voting shares of New York Health Care as of the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. New York Health Care has appointed Anthony Acquaviva, its Controller, to function as the Inspector of Elections of the Annual Meeting. The Inspector of Elections will ascertain whether a quorum is present, tabulate votes and determine the voting results on all matters presented at the New York Health Care stockholders at the Annual Meeting. If a quorum is not obtained, the Annual Meeting may be postponed or adjourned without notice for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent Annual Meeting.

     If you submit a proxy that indicates an abstention from voting in all manners, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting, but they will not be voted on any matter at the Annual Meeting. In addition, the failure of a New York Health Care stockholder to return a proxy will have the effect of reducing the number of votes cast at the Annual Meeting thereby also reducing the number of votes needed to approve the Bio Balance Acquisition and the resolutions related thereto.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote those shares on routine matters but not on non-routine matters. The approval of the Bio Balance Acquisition at the Annual Meeting is not considered a routine matter. Accordingly, brokers will not have discretionary voting authority to vote your shares at the Annual Meeting. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. At the Annual Meeting, broker non-votes will be counted for the purpose of determining the presence of the quorum but will not be counted for the purpose of determining the number of votes cast on a matter. Consequently, New York Health Care stockholders are urged to return the enclosed proxy card marked to indicate their vote.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (sent to the attention of Mr. Jacob Rosenberg, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or telephonically through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.


                PROPOSAL 1: ACQUISITION OF THE BIO BALANCE CORP.

     The Company's stockholders are being asked to approve the Stock for Stock Exchange Agreement dated October 11, 2001 and amended February 13, 2002 between New York Health Care and Bio Balance pursuant to which New York Health Care will acquire all of the issued and outstanding Bio Balance Shares Bio Balance Warrants in a one for one exchange, which will result in the former shareholders of Bio Balance owning up to 21,333,334 Shares, or approximately 89%, of all of the issued and outstanding of New York Health Care Shares, together with Warrants to purchase an additional 483,066 New York Health Care Shares.

     The following is a description of the material aspects of the Transaction, including the Exchange Agreement and the attached Schedules. While New York Health Care and Bio Balance believe that the following description covers the material terms of the Exchange Agreement, the description may not contain all of the information that is important to you. You should read this entire document and the other documents referred to carefully for a more complete understanding of the Transaction, in particular the Exchange Agreement and the Amendment of the Exchange Agreement, attached as Annexes A-1 and A-2. The discussion of the initial Exchange Agreement is qualified in its entirety by reference to the copies of those documents. You should read the documents in their entirety for a complete understanding of the Transaction.

GENERAL

     The New York Health Care Board of Directors and the Bio Balance Board of Directors have each approved the Exchange Agreement. It provides that New York Health Care will complete the Transaction if it receives at least 90% of all of the issued and outstanding shares of Bio Balance Common Stock and 100% of all of the outstanding Bio Balance Warrants (which are the only options for Bio Balance

Common Stock issued and outstanding). If at least 90% of all of the issued and outstanding Bio Balance Shares and 100% of all of the outstanding Bio Balance Warrants have not been exchanged for New York Health Care Shares and Warrants by the closing, New York Health Care has the right to cancel the Bio Balance Acquisition Transaction. Although both New York Health Care and Bio Balance expect that 100% of the Bio Balance shareholders will agree to submit their Bio Balance Shares for exchange into New York Health Care Shares within 30 days after the closing, in the event there is less than 100% participation in the Exchange Transaction by Bio Balance shareholders and warrant holders, New York Health Care will have the right to form a wholly-owned subsidiary corporation ("Newco") pursuant to the Delaware General Corporation Law capitalized with New York Health Care Shares in the amount necessary to exchange for the Bio Balance Shares, and Newco will then undertake the actions necessary for it to merge with Bio Balance pursuant to Sections 253 and 262 of the Delaware General Corporation Law.

     If that merger were to take place, Bio Balance Shareholders might be entitled to appraisal rights under Delaware law. See "Appraisal Rights."

     Bio Balance will become a direct subsidiary of New York Health Care. None of New York Health Care, its officers, directors or affiliates currently own any Bio Balance shares of Common Stock.

BACKGROUND OF TRANSACTION

     During the summer of 2000, prior to the organization of Bio Balance, Mr. Yitz Grossman ("Mr. Grossman"), one of the individuals involved in its formation who had suffered from irritable bowel syndrome ("IBS") for many years, was introduced to representatives of a company in Israel which had a product known as "biobalance" which appeared to be useful in the treatment of IBS. He obtained some samples of their product and contacted a physician he was a patient of in the United States who was in Israel, Dr. Harold Jacob (Dr. Jacob is now a member of the Bio Balance Medical Advisory Board), to inquire whether the product would be safe to take. After hearing from Dr. Jacob that he understood that it was safe and available for sale in Israel, Mr. Grossman began using the product and noticed a substantial improvement in his condition.

     In September 2000, Mr. Grossman traveled to Israel to have a business meeting with principals of the company who provided him with the biobalance product and learned that there were disputes among them in arbitration regarding the ownership of the technology.

     While continuing to use the product, Mr. Grossman met a number of times with Dr. Jacob both in the United States and Israel and, in December 2000, traveled again to Israel and met with one of the developers of the product, Dr. Nellie Kelner-Padalka, a physician and research scientist who had immigrated from the former Soviet Union (Dr. Kelner-Padalka is now a member of the Bio Balance Technical Advisory Board). Mr. Grossman had discussions with her regarding the disputes in arbitration, met with attorneys and other persons involved and continued to investigate the product and the availability of the intellectual technology related to it.

     It was during this period of time that a mutual acquaintance introduced Mr. Grossman to Jerry Braun and Jacob Rosenberg, officers and directors of New York Health Care, with regard to their interest in acquisition opportunities for New York Health Care. At that time, there were no discussions between them with regard to the biobalance product or technology.

     In January 2001, Dr. Jacob agreed to undertake some tests of the biobalance product and made arrangements with Dr. Samuel Adler, the Chief of Gastroenterology at Bikur Cholim Hospital in Jerusalem, to conduct studies (Dr. Adler is now a member of the Bio Balance Medical Advisory Board).

     In February 2001, Mr. Grossman returned from Israel and began discussions with various parties involved in the ownership of the biobalance technology in an effort to resolve disputes so that the technology might be acquired.

     In March 2001, Mr. Grossman is contacted by Dr. Jacob with what appeared to be favorable initial test results on a very limited number of patients regarding the use of biobalance to moderate the symptoms of IBS. Mr. Grossman had further discussions with Dr. Jacob at that time regarding his possibly becoming more engaged in investigation of the product and its commercial exploitation.

     During the spring and summer of 2001, Mr. Grossman made a number of trips to Israel in an effort to assist the owners of the bio balance technology in resolving their disputes and in enabling the technology to be acquired. It was during that period of time that he proposed the sale of the technology to a newly-formed company named "The Zig Zag Corp.", which became Bio Balance.
Counsel for Bio Balance was engaged to participate in investigating the opportunity.

     A number of meetings were arranged and a great many phone calls undertaken in an effort to resolve differences and obtain the technology.

     In June 2001, Mr. Grossman met again with Messrs. Braun and Rosenberg from New York Health Care to discuss the possibility of a business combination which related, in part, to his interest in the biobalance opportunity among a number of other prospective business opportunities he had been inquiring about. Mr. Grossman provided additional materials to Messrs. Braun and Rosenberg on the biobalance technology and arrangements and continued his conversations and additional meetings with them during June and July 2001.

     In July 2001, the various participants in the ownership of the technology of the Bio Balance project met together and came to an understanding among themselves with a view towards taking appropriate action to be able to exploit the product and end their disputes. In the course of his discussions, and as a result of various elements of the tax laws in Israel, the participants from the biobalance technology formed off-shore companies and transferred their respective rights to those new entities. After extensive negotiations, Bio Balance entered into an agreement to acquire the biobalance technology from each of the entities formed by the persons who participated in the ownership of that technology. Using funding obtained from investors, the technology was acquired by Bio Balance for a cash payment of $510,000 together with 990,000 shares of Bio Balance Common Stock in July 2001.

     In August 2001, a dinner meeting was organized by Mr. Grossman with Mr. Braun, the attorney from New York Health Care, attorneys for Bio Balance, Dr. Jacob and Paul Stark and Joseph Herbst, Directors of Bio Balance, for a discussion of the background, technology and prospective business of Bio Balance in a possible business combination arrangement with New York Health Care.

     During the last quarter of 2001, frequent meetings and conference calls occurred between and among officers and directors of Bio Balance and New York

Health Care, as well as their attorneys, in the course of their respective investigations of the business and background of the participating companies and the Bio Balance technology. These telephone conferences also included question and answer sessions between the members of the New York Health Care Board of Directors and Drs. Jacob and Adler in Israel.

     In September and October 2001, the New York Health Care Board of Directors met on a number of occasions to discuss and further investigate the proposed transaction and to review draft Exchange Agreements with the attorney for New York Health Care. These meetings were held on September 13, 2001, September 20, 2001, and on October 11, 2001, when the New York Health Care Board of Directors approved the Exchange Agreement.

     New York Health Care filed a Form 8-K report regarding the proposed Bio Balance Acquisition on October 15, 2001 and issued a press release announcing the proposed transaction. An amended Form 8-K/A report regarding the Bio Balance transaction ,correcting certain errors in the first filing, was filed November 6, 2001.

     In October 2001, the attorney for New York Health Care began discussions with the Listing Qualifications Division of the Nasdaq Stock Market regarding New York Health Care maintaining its listing on the SmallCap Market upon completion of the Bio Balance Acquisition. Representatives from the Listing Qualifications Division made requests for information regarding various matters which took a number of weeks to complete. In addition, New York Health Care's auditors and Bio Balance's auditors engaged in research and discussion concerning asset valuation, the format and presentation of the financial statements which would be filed with the SEC in connection with any proposal for New York Health Care to acquire Bio Balance. These various discussions and communications took place over a number of weeks. As a result, Bio Balance made arrangements with the companies from which it acquired its technology to extend deadlines for completion of a business combination transaction which are conditions to the technology agreement. Similarly, the New York Health Care officers entered into discussions with Bio Balance leading to an amendment to the Exchange Agreement to reasonably extend the deadlines set forth in the Exchange Agreement as a result of the delays in the progress of the transaction, and to clarify and resolve ambiguities which had been noticed in the Exchange Agreement. That process resulted in the execution of the amendment to the Exchange Agreement dated February 13, 2002.

REASONS FOR THE TRANSACTION

     New York Health Care and Bio Balance are proposing this transaction because their managements each believe that a combination of the two companies will be beneficial to their combined businesses and to each of their respective shareholder groups.

     New York Health Care has been a licensed home health care agency supplying paraprofessional services who provide a broad range of health support services to patients in their homes since February 1983. The services are supplied, principally pursuant to contracts with health care institutions and agencies such as county departments of social services, hospitals and health care reimbursement programs. Historically, home health care has been a business with moderate profit margins.

     Over the last few years, profitability has been affected by declining reimbursement formulas implemented by insurance companies and government subsidiary programs. Although New York Health Care's management believes that its expenses have been well-managed and its business has grown significantly over the years, its margins have narrowed. As a result, the Company's management believes it must increase its sales volume substantially and continue to reduce costs if it is to provide quality service and profit increases. A substantial increase in sales volume requires a substantial increase in the Company's paraprofessional staff. However, competition for qualified staff in the New York Metropolitan area is intense.

     `The Company's management therefore believes that moderate profit margins inherent to the home health care business are likely to persist into the foreseeable future. It has therefore been seeking potential acquisitions which, if properly managed, could provide New York Health Care shareholders with a potential of a higher profit margin business and, therefore, enhanced equity value. New York Health Care's management believes that Bio Balance's potential business, if it can be successfully implemented at an acceptable financial cost and risk, would be likely to result in a very substantial gain in total shareholder equity value which might otherwise be unobtainable unless there was a business combination transaction involving the potential of substantial margins.

     Bio Balance is a development stage business which was incorporated less than a year ago whose business involves a biotechnology known as "probiotics," which is the utilization of live microbial agents to benefit an animal or human host by improving intestinal microbial balance through the stimulation of the growth of healthy bacteria. Bio Balance acquired the technology, intellectual property and pending patent applications with respect to its developing probiotic business at the end of July 2001. It intends to focus the initial development of its business on digestive disorders such as Inflammatory Bowel Syndrome.

     The sellers of the technology, intellectual property and patent applications to Bio Balance required as a condition of their amended agreement that Bio Balance enter into a business combination transaction with a company whose shares were listed for trading on the Nasdaq Stock Market, or accomplish an initial public offering of its own securities, not later than August 13, 2002.

     Bio Balance's management believe that prevailing market conditions precluded the likelihood of an initial public offering of its securities in the near future. After an introduction to and investigation of New York Health Care, the management of Bio Balance concluded that it had a good health care business with good management in a moderate margin environment with a limited opportunity for substantial growth in equity value. Moreover, New York Health Care's Common Stock has been listed for trading on the Nasdaq SmallCap Market and on the Boston Stock Exchange since it made its public offering in 1996. The managements of Bio Balance and New York Health Care entered into discussions and negotiations over a number of months which resulted in the Transaction described in this Prospectus/Proxy Statement.

     The Transaction provides Bio Balance with the ability to satisfy the conditions required under its technology acquisition agreements to maintain ownership of the probiotic technology rights it purchased in July 2001. It provides for each of New York Health Care and Bio Balance to operate their businesses independently while providing the Bio Balance business with access to the public equity markets through New York Health Care which Bio Balance's management believes would otherwise be unavailable in the current equity financing climate. The Transaction provides Bio Balance's shareholders with a large majority (more than 89%) of the issued and outstanding shares of New York Health Care Common Stock while providing New York Health Care stockholders with the opportunity for significant equity growth in the value of their holdings in the event Bio Balance in implementing its biotechnology business with the financing it has been able to raise privately and whatever additional financing the combined companies may raise in the future, although there can be no assurance that Bio Balance will be able to obtain the regulatory clearances it requires to be able to manufacture and market its product or, if it does, that it will have access to adequate financing of the business on acceptable terms and costs.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock and Preferred Stock is required to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 1.

           The New York Health Care Board of Directors believes that the Transaction is fair and in the best interests of the stockholders of New York Health Care, and recommends the approval and adoption of the Exchange Agreement and the Transaction.

                          PROPOSAL 2:  AMENDMENT OF THE
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF SHARES OF THE COMPANY'S AUTHORIZED
                           COMMON STOCK TO 100,000,000

     The Company is currently authorized to issue 50,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock. As of the date of this Prospectus/Proxy Statement, the Company has issued and outstanding a total of 3,696,730 shares of Common Stock outstanding, 53,270 shares of Common Stock in the Treasury and 590,375 shares of Class A Convertible Preferred Stock, each share of which is convertible at any time into a share of Common Stock. It also has outstanding Stock Options and Warrants to purchase a total of additional 1,571,250 Shares.

     The proposal will authorize an increase of 50,000,000 shares in the authorized Common Stock of the Company with the result that there will be a total of 100,000,000 authorized shares of Common Stock.

     The purpose of the proposal is to comply with one of the provisions of the Exchange Agreement so that there is enough Common Stock available for issuance in the future for possible acquisitions, financing and other transactions. As of the date of this Prospectus/Proxy Statement, there is no particular transaction under consideration by the Company other than the Bio Balance Acquisition.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock and Preferred Stock is required to approve the proposal.

EFFECT OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     Implementation of the amendment of the Certificate of Incorporation will not alter the voting rights or other rights of stockholders and will have no material tax consequence.

THE  BOARD  OF  DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.

                          PROPOSAL 3:  AMENDMENT OF THE
                     CERTIFICATE OF INCORPORATION TO EFFECT
                         A 1-FOR-1.5 REVERSE STOCK SPLIT

     As of the date of this information statement, the Company has a total of 3,696,730 New York Health Care Shares of Common Stock issued and outstanding, 53,270 Shares in the Treasury and 590,375 shares of Class A Convertible Preferred Stock, each share of which is convertible at any time into a share of Common Stock. It also has outstanding Stock Options and Warrants to purchase a total of additional 1,571,250 Shares.

     The purpose of the reverse stock split is to comply with one of the provisions of the Exchange Agreement. The Board of Directors has approved the proposed discretionary reverse stock split and will submit the proposal to the stockholders for approval at the Special Meeting.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock and Preferred Stock is required to approve the proposal.

EFFECT  OF  THE  REVERSE  STOCK  SPLIT

     Consummation of a reverse stock split will reduce the number of issued and outstanding shares of Common Stock from 3,696,730 to 2,464,487, the Common Stock in the Treasury from 53,270 to 35,513 Shares and the issued and outstanding shares of Preferred Stock from 590,375 to 393,583 shares. It will also reduce the Shares underlining outstanding Stock Options and Warrants from 1,571,250 Shares to 1,047,500 Shares. Voting rights and other rights of stockholders will not be altered by a reverse stock split, except where a small stockholder may own only a fractional interest after a reverse stock split, in which event such a stockholder will be paid for the fractional interest as set forth below and will cease to be a stockholder. The Company believes that there are no shareholders who would have only fractional share interests after the reverse stock split. Consummation of a reverse stock split will have no material federal tax consequences to stockholders.

     The par value of the Common Stock will remain at $.01 following any reverse stock split, and the number of shares of Common Stock outstanding will be reduced by 33.33%. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The resolution approving the reverse stock split provides that this increase in capital in excess of par value will be treated as capital for statutory purposes.

     The conversion ratios of any of the Company's outstanding stock options and securities having a conversion or redemption feature, such as the outstanding warrants and Class A Convertible Preferred Stock (each share of which will then be convertible into two-thirds of a share of Common Stock), will be correspondingly adjusted upon the consummation of any reverse stock split.

     At the effective date of the reverse stock split (which will be the day just prior to the Closing Date of the Bio Balance Acquisition), each share of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be reclassified as and changed into two-thirds of a share of the Company's Common Stock, par value $.01 (the "New Common Stock"), subject to the treatment of fractional share interests as described in this Prospectus/Proxy Statement. Shortly after the effective date, the Company will send transmittal forms to the holders of Old Common Stock, to be used in forwarding their certificates of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock.

     No certificates or scrip representing fractional share interests in the New Common Stock will be issued and no such fractional share interests will entitle the holder thereof to any rights as a stockholder of the Company. In lieu of such fractional share interests, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will, at the discretion of the Board, either be (i) paid cash by the Company upon surrender of certificates representing Old Common Stock held by such holder in an amount equal to the product of such fraction multiplied by the closing price of the Old Common Stock on the Nasdaq SmallCap Market on the Effective Date or, alternatively, (ii) the Company will make arrangements with, and provide assistance to, a third party who shall pool fractional share interests, sell them and return appropriate payment to the holders of fractional share interests in the amount appropriate.

VOTE  REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock is required to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

                       PROPOSAL 4:  ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides for the Company's Board of Directors to serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The nominees for election to the Board of Directors are listed below.

 Name                Age        Position
-------------------  ---        --------
Jerry Braun           44  President, Chief Executive Officer and Director

Jacob Rosenberg       44  Vice President, Chief Operating Officer,
                          Chief Financial And Accounting Officer,
                          Secretary And Director

H. Gene Berger        61  Director

Charles J. Pendola    56  Director

Paul Stark            40  Director (effective only in the event of the closing
                          of the Bio Balance Acquisition)

David C. Katz         61  Director (effective only in the event of the closing
                          of the Bio Balance Acquisition)

     Jerry Braun has been the President, Chief Executive Officer and Chief Operating Officer of the Company since its inception in 1983.

     Jacob Rosenberg, has been Secretary and a Director since the Company's inception in 1983, and Vice President and Chief Operating Officer since February 1995. Jacob Rosenberg is currently acting as the Chief Financial and Accounting Officer for the Company.

     H. Gene Berger has been a director of the Company since February 1998. Since 1981 Mr. Berger has been the president of Jay Isle Associates, a consulting firm to the health care industry. From October 1991 to October 1997, Mr. Berger was employed by Transworld Health Care, Inc., which is a regional provider of alternate site health care services and products, in a number of capacities including executive vice president, president, chief operating officer and chief executive officer.

     Charles J. Pendola has been a director of the Company since February 1998. Since March 2000, Mr. Pendola has been the President of DLJ Managed Plans Corporation, a division of an investment banking firm; he is also Senior Vice President of Black Mountain Management, a management consulting firm. Mr. Pendola has been an independent management consultant to various organizations in the health care industry since April 1997. From August 1996 to March 1997 Mr. Pendola was the president and chief executive officer of First Medical Corporation, an international health care management firm providing services to health care networks, managed care organizations and independent health providers in the United States and Europe. From April 1989 to June 1996, Mr. Pendola was the president and chief executive officer of Preferred Health Network, a not-for-profit corporation which managed a diversified group of health care providers and health related organizations including five acute care hospitals and 20 ambulatory care centers. Mr. Pendola is a certified public accountant.

     Paul Stark has been the President of Bio Balance since October 2001. He had been Secretary and Director of Bio Balance since its inception, became the Vice-President in September 2001 and was appointed interim President upon the resignation of the former president, Yitz Grossman. Since November 1999 Mr. Stark has been employed as a portfolio trader and managing partner of Water view Partners, New York, NY, a company providing strategic advice to public and private companies. From February 1999 to October 1999 Mr. Stark was vice president of Regency Investment Partners, New York, NY, money managers. Mr. Stark was vice president of investments at KPH Investment Group, New York, NY, a broker-dealer, from April 1997 to January 1999 and served as a vice-president of Joseph Stevens & Company, Inc., a broker-dealer, from February, 1996 through
March,  1997.  Mr.  Stark  is  a  graduate  of  Toro  College  (B.A.  1982).

     David C. Katz, a shareholder of Bio Balance, has been employed by Petrecycle Pty., Ltd. (and Australian corporation), a company in the recycling business, in technology sales since 1999. From 1998 to 1999 he was self-employed as a consultant, and from 1989 to 1998 was the President and Chief Operating Officer of Pure Tec Corp., a consumer products company. Mr. Katz is a director of United Rentals North America, Inc., a public company. Mr. Katz is a graduate of the Georgia Institute of Technology (B.A.E. 1963. M.S.I.E. 1965, Industrial Engineering).

     Directors hold their offices until the next annual meeting of the stockholders and thereafter until their successors have been duly elected and qualified. Executive officers are elected by the Board of Directors on an annual basis and serve at the direction of the Board. The executive officers devote all of their business time to the affairs of the Company.

     There is no family relationship between any director or executive officer of the Company.

     Information relating to the Company's issuance of stock options and warrants to executive officers and directors has been fully set forth in the Company's Form 10-KSB Annual Report for 2001, which is being delivered to stockholders together with this Prospectus/Proxy Statement and that material is incorporated herein by reference.

VOTE  REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock is required to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 4.

     PROPOSAL 5: APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

GENERAL

     The Company's stockholders are being asked to approve amendments to the New York Health Care, Inc. Performance Incentive Plan (the "Option Plan") increasing by 3,230,000 the number of Shares of Common Stock available for issuance under the Option Plan from a total of 75,500 to 3,305,500 (pre-split). This amendment to the Option Plan is a condition to closing of the Exchange Agreement.

     In March 1996, the Company's Board of Directors and stockholders approved and adopted the Option Plan providing for options to purchase up to 262,500 shares of Common Stock to key employees of the Company in connection with the Company's initial public offering.

     On June 25, 1998, the Company's shareholders ratified an amendment to the Option Plan authorizing the reservation of an additional 210,000 shares of Common Stock for issuance under that plan for each of two additional years, resulting in a total of 682,500 shares in the Option Plan.

     On July 28, 1999, the Company's shareholders ratified an amendment to the Option Plan that each stock option granted under the plan, including unexercised options outstanding on the date of the amendment, may be exercisable in either one, two or three equal annual installments at the discretion of the Compensation Committee. The amendment also provided an additional 350,000 shares of common stock for issuance under the Option Plan after January 1, 2000 so that the total number of shares which may be issued under the plan increased from 682,500 to 1,032,500 shares.

     On December 18, 2000 the Company's shareholders further ratified an amendment to the Option Plan to provide for an additional 450,000 shares of the Corporation's $.01 par value common stock for issuance under the plan after January 1, 2001 so that the total number of shares which may be issued under the plan increased from 1,032,500 to 1,482,500 shares.

     To date, options outstanding which have been granted under the plan total 1,501,250 shares. The Option Plan is administered by a Compensation Committee appointed by the Board of Directors (the "Committee"), which is authorized to grant incentive stock options and non-qualified stock options to selected employees of the Company and to determine the participants, the number of options to be granted and other terms and provisions of each option.

     The exercise price of any incentive stock option or non qualified option granted under the Option Plan may not be less than 100% of the fair market value of the shares of Common Stock of the Company at the time of the grant. In the case of incentive stock options granted to holders of more than 10% of the voting power of the Company, the exercise price may not be less than 110% of the fair market value.

     Under the terms of the Option Plan, the aggregate fair market value (determined at the time of grant) of shares issuable to any one recipient upon exercise of incentive stock options exercisable for the first time during any one calendar year may not exceed $100,000. Options granted under the Option Plan become exercisable in whole or in part from time to time as determined by the Committee at the time of the grant, but in no event may a stock option granted in conjunction therewith be exercisable prior to the expiration of six months from the date of grant, unless the grantee dies or becomes disabled prior thereto. Stock options granted under the Option Plan have a maximum term of 10 years from the date of grant, except that with respect to incentive stock options granted to an employee who, at the time of the grant, is a holder of more than 10% of the voting power of the Company, the stock option shall expire not more than five years from the date of the grant. The option price must be paid in full on the date of exercise and is payable in cash or, in the case of a "cashless exercise," in New York Health Care Shares having a fair market value on the date the option is exercised equal to the option price.

     If a grantee's employment by, or provision of services to, the Company shall be terminated, the Committee may, in its discretion, permit the exercise of stock options for a period not to exceed one year following such termination of employment with respect to incentive stock options and for a period not to extend beyond the expiration date with respect to non-qualified options, except that no incentive stock option may be exercised after three months following the grantee's termination of employment, unless it is due to death or permanent disability, in which case they may be exercised for a period of up to one year following such termination.

     The Board believes the increase in the number of shares of Common Stock issuable under the Option Plan by 3,230,000 shares is necessary to both comply with the provisions of the Exchange Agreement and to assure that the Company will continue to have a sufficient reserve of Common Stock available under the stock Option Plan to provide appropriate incentives and to attract and retain the services of key individuals essential to the Company's long-term success.

FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options.  No  taxable income is recognized by the Optionee at the
     -----------------
time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The Optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the Optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the Optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the Optionee's disposition of the purchased shares.

     Non-Statutory Options.  No taxable income is recognized by an Optionee upon
     ---------------------
the grant of a non-statutory option. The Optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are not vested and subject to repurchase by the Company in the event of the Optionee's termination of service prior to vesting in those shares, then the Optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The Optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the Optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the Optionee.

ACCOUNTING TREATMENT

     The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Pursuant to APB
Opinion No. 25, option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings.

     In addition, the Company is subject to the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

     Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a basic and fully-diluted basis, as the Company uses the treasury stock method for computing weighted average common and common equivalent shares outstanding.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then any options granted will have to be limited to the shares now available under the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 5.

PROPOSAL 6: RATIFICATION OF THE CHANGE OF CONTROL PROVISIONS CONTAINED IN THE SENIOR EXECUTIVE OFFICERS EMPLOYMENT AGREEMENTS APPROVED BY NEW YORK HEALTH CARE COMPENSATION COMMITTEE IN NOVEMBER 1999.

     In order to provide appropriate incentive for the continued employment of the Company's senior executive officers, "change of control" provisions were included in the new senior executive employment agreements which the New York Health Care Compensation Committee approved on November 12, 1999 to provide a higher degree of confidence and security to these senior executives in the event there would be a "change of control" of New York Health Care. At the present time, New York Health Care's only senior executive employment contracts are those of Jerry Braun, as President and Chief Executive Officer, and Jacob Rosenberg, as Vice President and Chief Operating Officer, each of which expire on December 31, 2004.

     A "change of control" is defined as constituting one or more of the following events: (i) the execution of a transaction or series of transactions in which persons or entities other than the present shareholders of New York Health Care acquire a majority in book value of the assets currently owned by New York Health Care; or a majority of the shares of New York Health Care's voting equity stock; or the power to designate a majority of New York Health Care's Board of Directors; or otherwise acquire the ability, whether by contract, stock ownership or otherwise, to control the management and policies of New York Health Care; (ii) the signing of any agreement for the merger or consolidation of New York Health Care with another corporation or for the sale of all or substantially all of the assets of New York Health Care; (iii) the adoption of any resolution of reorganization or dissolution of New York Health Care by the stockholders; or (iv) upon the occurrence of any other event or series of events which, in the opinion of the Board of Directors of New York Health Care, will, or is likely to, if carried out, result in a change of control of New York Health Care. The Bio Balance Acquisition Transaction is deemed to constitute a "change of control."

     The change of control provisions set in the senior executive's employment contracts provides the following benefits in the event of a "change of control":
(i) all outstanding options granted to the executive under the Stock Option Plan will automatically become immediately vested and exercisable in full; (ii) the executive will receive a lump-sum payment equal to 2.99 times the average of that executive's base salary and bonus for the previous five years; (iii) New York Health Care will pay the cost to transfer ownership to the executive of any automobile provided to that executive by New York Health Care or for which New York Health Care pays or reimburses the costs of leasing or other form of ownership; and (iv) to the extent that any such payments (alone or with other compensation payable to the executive) would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, or any successor provision, New York Health Care will make an additional cash payment to the executive such that the executive's net after-tax compensation is not reduced by such excise tax. The payment of any such compensation to an executive contingent on a change of control which qualifies as a "parachute payment" under Section 280G of the Internal Revenue Code is limited to the maximum amount that may be paid to that executive without any part of such compensation being deemed an "excess parachute payment" under that section. This maximum amount is determined by multiplying the average of the executive's base salary and bonus for the previous five years by a factor of three.

     The senior executive's employment contracts were entered into on November 10, 1999 and were reported in, and attached as exhibits to, the New York Health Care Form 10-QSB/A for the quarter ended September 30, 1999 which was filed with the SEC on November 17, 1999.

     Stockholder ratification of the change of control provisions of the employment contracts of the senior executive officers is necessary for completion of the Bio Balance Acquisition Transaction.

VOTE  REQUIRED

     The affirmative vote of the majority of the outstanding shares of Common Stock is required to approve the proposal.

THE  BOARD  OF  DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 6.

OPTION GRANTS

     Information relating to the Company's issuance of stock options and warrants to executive officers and directors has been fully set forth in the Company's Form 10-KSB Annual Report for 2001, which is being delivered to stockholders together with this Prospectus/Proxy statement and that material is incorporated herein by reference.

STOCKHOLDER PROPOSALS

     Proposals of the stockholders of the Company which are intended to be presented by stockholders at the Company's 2002 Annual Meeting (to be held in

2003) must be received by the Company no later than December 31, 2002 to be included in the proxy statement and form of proxy relating to the 2002 Annual Meeting.

OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

INTERESTS OF NEW YORK HEALTH CARE DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION

     In considering the recommendation of the Board of Directors of New York Health Care to vote for the proposal to approve and adopt the Exchange Agreement, stockholders of New York Health Care should be aware that Jerry Braun and Jacob Rosenberg, officers and directors of the New York Health Care, have agreements or arrangements that provide them with interests in the Transaction that differ from those of New York Health Care's stockholders. Both Mr. Braun and Mr. Rosenberg are parties to employment contracts with New York Health Care, which upon a "change of control" (which will be the result of the completion of the Transaction) provides them with substantial benefits.

     In the event of such a change of control, Mr. Braun and Mr. Rosenberg will each be entitled to receive a lump-sum payment equal to 2.99 times the average of their annual base salary and bonus for the previous five years, together with immediate vesting of their unexercised stock options. As of the fiscal year ended December 31, 2001, this provision will amount to a total of approximately $1,300,000 of additional compensation. In addition, New York Health Care will pay the costs to either maintain the lease or transfer the ownership of their automobiles for which New York Health Care has paid the leasing costs. Mr. Braun and Mr. Rosenberg have each agreed that they will defer the receipt of those benefits until 369 days after the closing of the Transaction.

     The Board of Directors of New York Health Care was aware of these agreements and arrangements during its deliberations of the merits of the Transaction and its determination to recommend to the stockholders of New York Health Care that they vote for the proposal to approve and adopt the Exchange Agreement .

COMPLETION AND EFFECTIVENESS OF THE TRANSACTION

     The Transaction will be completed when all of the conditions to completion of the Transaction are satisfied or waived, including the approval and adoption of the Exchange Agreement by New York Health Care's stockholders and the registration of New York Health Care Shares and Warrants issued in connection with the Transaction.

     Each of New York Health Care and Bio Balance is working towards completing the Transaction as quickly as possible. Assuming that both New York Health Care and Bio Balance satisfy or waive all of the conditions to closing contained in the Exchange Agreement, New York Health Care and Bio Balance anticipate that the Transaction will occur as soon as practicable after approval of the Transaction proposal at the special meeting of Bio Balance' stockholders.

EXCHANGE OF BIO BALANCE STOCK AND WARRANT CERTIFICATES FOR NEW YORK HEALTH CARE STOCK AND WARRANT CERTIFICATES

     From and after the effective time of the Transaction, each holder of a certificate which represented, prior to the effective time, Bio Balance Shares and Bio Balance Warrants will have the right to surrender such certificate to New York Health Care, or an exchange agent, and receive certificates representing the number of New York Health Care Shares and Warrants stock equal to the number of shares of Bio Balance Shares and Warrants. The surrendered certificates will be cancelled.

     A transmittal letter with instructions for the surrender of certificates for Bio Balance Shares and Warrants is attached to this Prospectus/Proxy Statement. If any Bio Balance certificates are lost, stolen or destroyed, a Bio Balance stockholder or warrant holder must provide an appropriate affidavit of that fact. New York Health Care may require the owner of the lost, stolen or destroyed Bio Balance certificates to deliver a bond as indemnity against any claim that may be made against New York Health Care with respect to the Bio Balance certificates alleged to have been lost, stolen or destroyed.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

     This discussion assumes you hold your common stock of Bio Balance as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

     The following general discussion summarizes the anticipated material United States federal income tax consequences of the Transaction. This discussion is based on the Internal Revenue Code of 1986 the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. The parties have not required that the IRS rule upon the tax consequences of the Transaction, nor will the parties receive a tax opinion of counsel regarding the tax consequences of the Transaction. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to: stockholders who are not citizens or residents of the United States; financial institutions; tax-exempt organizations; dealers in securities; stockholders who acquired their common stock of Bio Balance pursuant to the exercise of options or warrants or similar derivative securities or otherwise as compensation; Bio Balance stockholders whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code; and Warrant holders who exchange Warrants to purchase Bio Balance Shares for Warrants to purchase New York Health Care Shares.

     The Transaction has been structured to qualify as a tax-free reorganization for United States federal income tax purposes under Section 368 of the Internal Revenue Code. Assuming the Transaction constitutes a tax-free reorganization for United States federal income tax purposes, the following tax consequences will result:

     Except as discussed below, Bio Balance stockholders will not recognize gain or loss for United States federal income tax purposes when Bio Balance Shares and Bio Balance Warrants are exchanged for New York Health Care Shares and
Warrants  pursuant  to  the  Transaction.

     The aggregate tax basis of the New York Health Care Shares received by a Bio Balance stockholder as a result of the Transaction will be the same as the aggregate tax basis in the Bio Balance Shares.

     The holding period of the New York Health Care Shares that a Bio Balance stockholder receives as a result of the exchange will include the period during which the stockholder held the Bio Balance Shares or exchanged in the Transaction.

     Because fractional shares of New York Health Care common stock will not be issued in the Transaction, Bio Balance' stockholders will recognize capital gain or loss for United States federal income tax purposes with respect to the cash received instead of fractional share interests in New York Health Care common stock. This gain or loss will equal the difference between the amount of cash received and the tax basis of the Bio Balance common stock or preferred stock surrendered in the Transaction that is allocated to fractional shares. This gain or loss will be a long-term capital gain or loss if the Bio Balance common stock or preferred stock has been held for more than one year at the time the Transaction is completed.

     New York Health Care and Bio Balance will not recognize gain or loss for United States federal income tax purposes as a result of the Transaction.

     In addition to the foregoing, there are other tax-related issues of which you should be aware, including:

     Other Consideration. Even if the Transaction qualifies as a tax-free reorganization for United States federal income tax purposes, a recipient of New York Health Care Shares or Warrants would recognize income to the extent that, for example, any such shares or warrants were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Bio Balance Shares or Warrants surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that a Bio Balance holder was treated as receiving, directly or indirectly, consideration other than New York Health Care Shares or Warrants in exchange for such stockholder's Bio Balance Shares or Warrants, gain or loss would have to be recognized.

     Reporting Requirements. Each Bio Balance holder that receives New York Health Care Shares or Warrants in the Transaction will be required to file a statement with the stockholder's federal income tax return setting forth the stockholder's basis in the Bio Balance Shares or Warrants surrendered and the fair market value of the New York Health Care Shares and Warrants received in the Transaction, and to retain permanent records of these facts relating to the Transaction.

     Consequences of IRS Challenge. In the event of a successful IRS challenge to the status of the Transaction as a tax-free reorganization, Bio Balance' stockholders would recognize gain or loss with respect to each Bio Balance Shares or Warrant surrendered in the Transaction. Such gain or loss would be equal to the difference between the stockholder's basis in such shares or warrants and the sum of the fair market value, as of the effective time, of the New York Health Care Shares or Warrants. In such event, a stockholder's aggregate basis in the New York Health Care Shares and Warrants would equal its fair market value as of the effective time, and the stockholder's holding period would begin the day after the Transaction is completed.

     This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the Transaction. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the Transaction. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the Transaction.

ACCOUNTING TREATMENT OF THE TRANSACTION

     New York Health Care will account for the Transaction as a reverse acquisition using the purchase method of accounting for a business combination. Under this method of accounting, the assets and liabilities of New York Health Care, including intangible assets, will be recorded by Bio Balance at their estimated fair values as of the date of the completion of the Transaction.
Management has not yet allocated the purchase price between goodwill and intangible asserts (the allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements shown elsewhere in this Prospectus/Proxy Statement is preliminary), but it anticipates that a majority of the purchase price will be allocated to goodwill. The results of operations and cash flows of New York Health Care will be included in Bio
Balance's  financial  statements  following  the  completion of the Transaction.

RESTRICTIONS ON MARKET SALES OF SHARES BY AFFILIATES OF BIO BALANCE AND OTHERS

     The New York Health Care Shares to be issued to Bio Balance stockholders in connection with the Transaction will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for New York Health Care Shares issued to any person who is deemed to be an "affiliate" of Bio Balance at the time of the closing. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Bio Balance and may include Bio Balance executive officers and directors, as well as Bio Balance's significant stockholders. Affiliates may not sell their New York Health Care Shares acquired in connection with the Transaction except pursuant to: an effective registration statement under the Securities Act covering the resale of those shares; an exemption under Rule 145 under the Securities Act; or any other applicable exemption under the Securities Act. See "Shares Eligible For Future Sale."

APPRAISAL RIGHTS

     If Bio Balance stockholders exchange less than 100% of their Bio Balance Shares for New York Health Care Shares within thirty (30) days after the closing, New York Health Care has the right to merge Bio Balance into a newly-formed, wholly-owned subsidiary of New York Health Care organized under Delaware law, in order to obtain 100% ownership of Bio Balance Shares. In that event, the Bio Balance stockholders who do not exchange their Bio Balance Shares for New York Health Care Shares are entitled to exercise dissenter's or appraisal rights as a result of the Transaction to demand payment for their shares under applicable law.

     Under the Delaware General Corporation Law, any holder of Bio Balance capital stock who does not wish to accept the Transaction consideration in respect of his, her or its shares of capital stock has the right to dissent from the Transaction and to seek an appraisal of, and to be paid the fair value, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, for his, her or its shares of stock, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached as Annex B to this Prospectus/Proxy Statement.

     Perfecting your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Section 262, attached as Annex B to this Prospectus/Proxy Statement, for the complete procedure. Neither New York Health Care nor Bio Balance will not give you any notice other than as described in this document and as required by the Delaware General Corporation Law.

     APPRAISAL RIGHTS PROCEDURES

     If New York Health Care elects to merge Bio Balance into a wholly-owned subsidiary (New York Health Care will send you a timely notice in the mail of its intention to do so), and if you are a Bio Balance stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

     Written demand: You must deliver a written demand for appraisal to Bio Balance.

     Continuously hold your Bio Balance Shares: You must continuously hold your shares of Bio Balance Shares, from the date you make the demand for appraisal.

     Formal demand: A written demand for appraisal of Bio Balance Shares is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on the Bio Balance stock certificate(s). If you are the beneficial owner of Bio Balance capital stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Bio Balance Shares in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Bio Balance Shares with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Bio Balance Shares as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Bio Balance Shares that are in your name.

     If you are a Bio Balance stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

     Appraisal Demand
     The Bio Balance Corp.
     16 East 34th Street
     New York, NY 10016


     It is important that Bio Balance receive all written demands for appraisal required by the notice you will receive. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions after the merger becomes effective, you will only be entitled to receive the Transaction consideration provided in the Exchange Agreement.

     Written notice: Within ten days after the closing of the merger, New York Health Care and Bio Balance must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of
Section  262.

     Petition with the Chancery Court: Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the chancery court. Bio Balance and New York Health Care have no intention at this time to file this petition. Because Bio Balance and New York Health Care have no obligation to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

     Withdrawal of demand: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of Bio Balance. If you effectively withdraw your demand for appraisal rights, you will receive the Transaction consideration provided in the Exchange Agreement.

     Request for appraisal rights statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Bio Balance. This statement will set forth the number of shares that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Bio Balance within 120 days after the merger. After the merger, Bio Balance has ten days after receiving a request to mail you the statement.

LISTING ON THE NASDAQ SMALLCAP MARKET OF THE NEW YORK HEALTH CARE COMMON STOCK TO BE ISSUED IN THE TRANSACTION

     New York Health Care will use its best commercial efforts to cause the shares of New York Health Care common stock to be issued in connection with the Transaction to be approved for listing on The Nasdaq SmallCap Market, subject to official notice of issuance, before the completion of the Transaction.

THE  EXCHANGE  AGREEMENT

     The following summary of the Exchange Agreement is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is incorporated by reference and attached as Annex A to this Prospectus/Proxy Statement.

     Conditions to Completion of the Transaction. Each of New York Health Care's and Bio Balance's obligations to complete the Transaction are subject to the satisfaction or waiver of specified conditions before completion of the Transaction, including the following:

     The Exchange Agreement and the Transaction must be approved at the New York Health Care annual meeting;

     All other necessary regulatory authorizations or approvals shall have been received; no order, injunction or proceeding, law or other legal restraint preventing completion of the Transaction may be in effect;

     New York Health Care's registration statement on Form S-4, of which this Prospectus/Proxy Statement forms a part, must be effective;

     The shares of New York Health Care common stock to be issued in the Transaction must be approved for listing on The NASDAQ Market;.

     There will have been no material adverse change in the business, assets, operations, earnings, prospects or conditions of New York Health Care or Bio Balance;

     The representations and warranties of New York Health Care and Bio Balance as set forth in the Exchange Agreement will be accurate;

     Bio Balance stockholders representing not less than 90% of the Bio Balance Shares and Bio Balance warrant holders representing not less than 100% of all outstanding Bio Balance warrants will have agreed to the Exchange;

     No Bio Balance shareholder will own 10% or more of the New York Health Care Shares on a fully-diluted basis;

     New York Health Care shareholders will have approved (i) the election of two designees of Bio Balance to the New York Health Care Board of Directors;

(ii) amendment of the New York Health Care certificate of incorporation to increase its authorized shares of common stock from 50 million to 100 million and to effect a reverse split of all of the issued and outstanding New York Health Care common stock in a ratio of one share of common stock for every one and a half shares outstanding; and an amendment to its stock option plan authorizing the reservation of an additional 3,230,000 New York Health Care shares for issuance under the stock option plan.

     Termination. The Exchange Agreement may be terminated at any time prior to completion of the Transaction, whether or not the approval of the New York Health Care stockholders has already been obtained, or by mutual written consent duly authorized by the boards of directors of New York Health Care and Bio Balance, or by either New York Health Care or Bio Balance if the Transaction is not completed by August 13, 2002, except that the right to terminate the Transaction agreement will not be available to any party whose failure to fulfill any obligation under the Exchange Agreement has been the cause of, or has resulted in, the failure of the Transaction to have consummated on or before such date.

                          SELECTED UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED FINANCIAL DATA



The following selected unaudited pro forma condensed consolidated financial data was prepared using the purchase method of accounting. The unaudited pro forma condensed consolidated financial data as of and for the year ended December 31, 2001 gives effect to the acquisition as if such transaction occurred for balance sheet purposes on December 31, 2001 and for the statement of operations purposes on May 21, 2001 with respect to Bio and January 1, 2001 with respect to NYHC.

The selected unaudited pro forma condensed consolidated financial data of NYHC and Bio have been obtained from and should be read with, the unaudited pro forma condensed consolidated financial information and related notes included, and made reference to in this joint proxy statement/prospectus.

The selected unaudited pro forma condensed consolidated financial data is based on estimates and assumptions which are preliminary. This data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition that would have been reported had the merger been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of NYHC.


           NEW YORK HEALTH CARE, INC. AND THE BIO BALANCE CORPORATION
       SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


                                                  AS OF AND FOR
                                                 THE YEAR ENDED
                                                DECEMBER 31, 2001
                                               -------------------
Total revenues                                 $       34,320,710
Net loss                                                 (383,458)
Basic loss per share                                         (.02)
Diluted loss per share                                       (.02)
Current assets                                         12,040,299
Total assets                                           35,035,825
Current liabilities                                     5,830,130
Long-term liabilities, net of current portion              18,281
Shareholders' equity                                   29,187,414
Shareholders' equity per share                               1.22

Average common shares
   basic and diluted                                   25,014,601


                    SELECTED HISTORICAL FINANCIAL INFORMATION


We are providing the following information to assist you in your analysis of the financial aspects of the merger. We derived the New York Health Care, Inc. ("NYHC") information from the audited consolidated financial statements of NYHC as of and for each of the years ended December 31, 1997 through 2001, which were audited by M.R. Weiser & Co. LLP, independent accountants, and are incorporated by reference into this joint proxy statement/prospectus. We derived The Bio Balance Corporation ("Bio") information from the audited financial statements of Bio as of December 31, 2001 and for the period May 21, 2001 (inception) to December 31, 2001, which were audited by Holtz Rubenstein & Co., LLP, independent accountants, and are included in this joint proxy statement/ prospectus.

It is important for you to read the following summary selected historical financial data of NYHC together with the financial statements and accompanying notes contained in the Annual Report on Form 10-K of NYHC as filed with the Securities and Exchange Commission, as well as the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" all of which are incorporated by reference into this joint proxy statement/ prospectus. It is important for you to read the following summary selected historical financial data of Bio together with the financial statements and accompanying notes as well as the section entitled "Bio Balance's
Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this joint proxy statement/prospectus.

                        NEW YORK HEALTH CARE HISTORICAL FINANCIAL INFORMATION


                                                         AS  OF  AND  FOR  THE
                                                       YEARS  ENDED  DECEMBER  31,
                                    -----------------------------------------------------------------
                                       2001          2000          1999         1998         1997
                                    -----------  ------------  ------------  -----------  -----------
Total revenues                      $34,320,710  $29,383,547   $23,772,346   $20,223,674  $13,231,066
Net income (loss)                       352,886   (1,195,481)     (236,439)      341,152      183,863
Basic earnings (loss) per share            0.10        (0.33)        (0.06)         0.09         0.05
Diluted earnings (loss) per share          0.07        (0.33)        (0.06)         0.09         0.05
Current assets                        6,700,825    6,811,437     6,860,679     6,433,380    5,137,853
Total assets                          8,443,601    8,699,903    10,333,152     9,988,447    6,443,994
Current liabilities                   4,209,565    4,823,884     5,100,670     4,097,179    2,020,503
Long-term liabilities, net of
  current portion                        18,281       34,081       195,063       678,038      100,000
Shareholders' equity                  4,215,755    3,841,938     5,037,419     5,213,230    4,323,491
Shareholders' equity per share             1.14         1.05          1.37          1.41         1.15


Shares used in computing earnings
 (loss) per common share:

     Basic                            3,681,268    3,668,730     3,684,685     3,739,864    3,750,000

     Diluted                          5,323,954    3,668,730     3,684,685     3,933,179    3,750,000

                BIO BALANCE HISTORICAL FINANCIAL INFORMATION (1)



                                                     AS OF AND FOR THE
                                                  AS OF AND FOR THE PERIOD
                                                  MAY 21, 2001(INCEPTION)
                                                    TO DECEMBER 31, 2001
                                                 --------------------------
Total revenues                                                           -
Net loss                                         $                (365,169)
Basic loss per share                                                 (0.02)
Diluted loss per share                                               (0.02)
Current assets                                                     906,926
Total assets                                                     3,005,836
Current liabilities                                                117,070
Shareholders' equity                                             2,888,766
Shareholders' equity per share                                         .15


Shares used in computing loss per common share:

   Basic                                                        17,574,891
   Diluted                                                      17,574,891


(1) Bio Balance was formed in May 2001. The company is in the development stage and has devoted its efforts primarily to various organizational activities.

                              BIO BALANCE BUSINESS

GENERAL

     Bio Balance is a development stage company, which owns "probiotic" technology and intellectual property and has engaged in the research, development and limited marketing in Israel of a product for the treatment of gastrointestinal diseases and disorders in animals and humans, including irritable bowel syndrome ("IBS") and chronic diarrhea.

     "Probiotics" are living microorganisms or microbial mixtures which are administered to benefit the animal or human host by improving its microbial balance by stimulating the growth of healthy bacteria. Bio Balance has filed numerous patent applications in Israel, the United States, and abroad on its core technologies.

     Bio Balance's first product, BACTRIX(TM), which has undergone toxicity and animal studies in established laboratories in Israel, has received Israeli approval for veterinarian use and is expected to be available in Israeli pharmacies for human use in the near future. BACTRIX(TM) consists of a proprietary strain of non-pathogenic (i.e. non-toxic) M-17 Escherichia Coli ("E.coli") bacteria preserved in a proprietary vegetable extract formulation. There appears to be scientific evidence found in scientific literature supporting the beneficial effects of non-pathogenic E.coli.

     Bio  Balance  intends  to  comply  with  United  States  Food  and  Drug
Administration requirements for the introduction of its first product, BACTRIX(TM) to the United States market as a medical food. Bio Balance also plans on introducing a version of its product as a pharmaceutical drug and thereafter market the product in the United States. It believes that the extensive animal studies, and limited human studies, undertaken thus far in

Israel and in the former Soviet Union have shown BACTRIX(TM) to be non-toxic and effective in dealing with IBS and chronic diarrhea symptoms.

     Bio Balance was incorporated on May 21, 2001 in the State of Delaware under the name The Zig Zag Corp. and changed its name to The Bio Balance Corp. in September 2001. From its inception, Bio Balance has been a development stage company and has not generated any revenues. Bio Balance raised approximately $3,100,000 from four private placements which closed on June 27, 2001, August 1, 2001, November 30, 2001 and January 30, 2002. Joseph Stevens &Co, Inc. acted as Placement Agent for the November 30,2001 and January 30,2002 offerings in which they sold a total of 730,656 shares at $3.00 per share.

RECENT  PURCHASE  OF  TECHNOLOGY

     In July 2001, Bio Balance acquired all the assets it uses in its business from unaffiliated "Selling Parties" engaged in the research, development, limited marketing and sales of probiotic bacteria, and other technology for cash consideration of $510,000 and an aggregate of 990,000 Bio Balance Shares. The assets purchased consist of all know-how possessed by the Selling Parties in the following fields:

      (i)   isolation,  propagation  and  analysis  of  probiotic  bacteria;
     (ii) live microbial food supplement and the technology for its manufacture and preservation;
    (iii) live microbial preparations and the technology for their manufacture and preservation for use in various industrial and environmental applications, including, but not limited to, the production and use of bioactive filters, fermentation processes, production, storage and use of bio-pesticides and production storage and use of oil-spills degrading bio-preparations;
     (iv) production, analysis and use of plant derived extracts having beneficial therapeutic activity;
      (v) production, analysis and use of plant derived extracts having beneficial microbial preservation activity; and
     (vi)   patents  and  patent  applications  relating  to  the  assets.

           The 990,000 Shares are subject to an eight-month escrow period, which ends on April 18, 2002 in order to allow for compensation of Bio Balance for any claims, losses, liabilities, etc. incurred by Bio Balance, its officers or directors as a result of any inaccuracy or breach of a representation or warranty of the "Selling Parties" or failure of the "Selling Parties" to perform with their obligations.

     Pursuant to the terms of the Asset Purchase Agreement, in the event of a transaction providing for a stock-for-stock exchange, the "Selling Parties" shall in exchange for the Bio Balance Shares receive a like number of shares of the common stock of the surviving or acquiring entity (in this case, New York Health Care). If the valuation of the New York Health Care Shares received by the Selling Parties in the Transaction is less than $1,980,000, the Selling Parties are entitled to receive, rounded down to the nearest whole number of New York Health Care Shares, an additional number of Shares calculated as (A) (i) $1,980,000 divided by (ii) the per share valuation of the New York Health Care Shares in the transaction, minus (B) the aggregate number of Shares issued or issuable to the Selling Parties under the Asset Purchase Agreement. If the New

York Health Care Shares are valued at less than $2.00 each upon consummation of the Transaction, each shareholder of Bio Balance other than the Selling Parties will have the amount of New York Health Care Shares they would otherwise receive in the Transaction proportionately reduced.

     Additionally, the Selling Parties were granted a 30-day buyback provision, enabling the Selling Parties to buy back the assets from Bio Balance in the event a closing of the transaction is not completed within 360 days of August 18, 2001 by returning its 990,000 Shares to Bio Balance. The Selling Parties have 30 days after the 360-day period to exercise their buyback. In the event the Selling Parties exercise their buyback right, Bio Balance will be forbidden for a period of three (3) years from the date of exercise of the buyback right to engage directly or indirectly in the development, manufacture and marketing of any product using the E.coli bacteria. In such case, Bio Balance will be forced to shut down its operations. The Exchange Agreement described below will qualify as a "transaction" and, if completed by August 13, 2002, the "Selling Parties" will have no further buyback rights to the assets.

IRRITABLE BOWEL SYNDROME

Description  of  Irritable  Bowel  Syndrome  ("IBS")

     Irritable bowel syndrome is a chronic gastrointestinal disorder characterized by a combination of chronic or recurrent gastrointestinal symptoms, accompanied by pain that can be severe at times. Chronic illness may involve repeated episodes of deterioration in which the patient confronts and adjusts to the effects on ones lifestyle. Similar to other common chronic conditions, it is a disorder that needs to be taken very seriously.

     The cause of IBS is not known and there is no cure. The symptoms appear to be due to an increased sensitivity of the bowel, which results in spasm of the bowel muscle. IBS is a disorder of the way in which the bowel functions. It is sometimes referred to as a 'functional bowel disorder' because there are no physical signs of disease when the colon is examined.

     IBS is a disturbance in the regulation of bowel function. In IBS the normal rhythmic wave pattern of the gut (peristalsis) is disrupted and spasms of the bowel muscle can occur. This disruption of brain-gut function can result in symptoms that include pain and altered bowel function including diarrhea and/or constipation.

     When a person has IBS, the muscles in the bowel are very sensitive. Food or stress that would not affect a normal person can cause pain, bloating, and diarrhea to someone with IBS. Other symptoms can include gas, nausea, vomiting, and mucous in the stool. About 30% of people affected by IBS will experience mainly diarrhea and about 20% will experience mainly constipation. The remainder will experience symptoms that alternate between constipation and diarrhea.

     The impact of IBS symptoms ranges from inconvenience to disabling. It is comparable to other chronic diseases. For the millions of IBS sufferers with multiple symptoms, there has been little that provides sustained relief from pain, diarrhea, and the constant sense of urgency to have a bowel movement.

     IBS causes a great deal of discomfort and distress, even if it does not cause permanent intestinal harm. It does not lead to intestinal bleeding of the bowel or to serious diseases such as cancer. For some, IBS is just a mild annoyance, but for many people it can be disabling. They may be afraid to go to social events, to a work, or travel even short distances. Hope often shifts from the desire for a cure to just finding ways to cope with the disease.

     IBS robs people of daily life. For some this occurs in small ways. They are barely noticeable until they realize they have given much of their life to coping with the disorder. For others it is very dramatic. Day after day it causes one to be afraid to leave home. They constantly fear experiencing fecal incontinence-at work or school, in a social setting, or even in the privacy of their own home. Painful intestinal cramping and diarrhea overwhelm their body.

     It is difficult for those who do not experience the severity of IBS to imagine what daily living is like. Imagine waking everyday, or even several times a week, with GI flue like symptoms. You feel severe abdominal cramping to the point of being doubled over in pain, accompanied by nausea, and diarrhea. You may be in your bathroom for an hour or more before, exhausted, you feel you can leave your home. You plan your day around the availability of restrooms. You are hesitant to eat because symptoms might start all over again. You sometimes miss work, or cancel appointments because of IBS.

     It affects not only your professional or educational life, but your personal life as well. It is difficult to plan trips, eat in restaurants, go to a movie, take public transportation, or even go for a walk--you need quick or immediate access to a bathroom. Your fear of not making it to a bathroom, of having an "accident," can be disabling. Your friendships and your most intimate relationships are affected. Your disease is invisible as you strive to hide it from others but it affects every aspect of your life.

     IBS presents some unique challenges. To patients, the symptoms are often unmentionable and embarrassing, and to physicians, in the absence of structural abnormalities, symptoms may be relegated to being "psychiatric," or not truly existing as clinical entities. However, the understanding of IBS pathophysiology and treatment has changed dramatically over the past decade and the disorder is not perceived as "illegitimate."

Number of Affected Individuals

     IBS is the most common disorder of the intestine, accounting for more than half the patients seen by gastroenterologists. IBS affects up to 20% of the population. IBS is a chronic medical condition that affects an estimated one in five adult Americans. Of these, between 20-30% consult a doctor each year. It is the most common gastrointestinal diagnosis among gastroenterology practices in the U.S. It is also one of the top ten most frequently diagnosed conditions among U.S. physicians. More Americans suffer from IBS than asthma or diabetes. Only the common cold causes more frequent absenteeism from work and school than IBS.

     The total number of diagnosed IBS patients in the seven largest markets today is about 16 million. This number is expected to grow to 20 million in the next few years. This number does not take into account undiagnosed IBS sufferers. The total number of IBS sufferers in the United States alone is estimated at 40,000,000.


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     In  a  large  U.S.  survey  undertaken  on  irritable  bowel  syndrome
(www.ims-global.com//insight/news-story991122a.htm) published in September 1999, nearly 40% of women reported experiencing abdominal pain they described as intolerable without some kind of relief. Moreover, regardless of the severity of their abdominal pain, most women in the survey said that their symptoms forced them to miss days from work, limit travel, or avoid social outings.

Current  treatments

     To date, there has been no cure for IBS, and the cause of IBS remains unknown. The common "treatment" has been a combination of sensible diet, stress management, and a program of therapeutic supplements and/or prescription drugs including laxatives, anti-diarrheal and anti-spasmodic products. A significant, unmet market lies in the treatment of IBS.

     Recognizing this significant market potential, several large pharmaceutical companies have spent a great deal of money and effort to address this problem and failed. The following are the medical community's most recent unsuccessful attempts for an effective treatment of IBS:

     LOTRONEX(R): On February 9, 2000, GlaxoWellcome's IBS drug Lotronex(R) (alosetron hydrochloride) a potent and selective 5HT3 receptor antagonist, was approved by the FDA for the treatment of IBS in female, diarrhea predominant patients. Lotronex(R) had been shown in two large (>600 patients), placebo controlled studies to be of benefit in the treatment of non-constipated, female IBS patients. The principal benefit was observed in those with diarrhea-predominant disease. Many patients with diarrhea-predominant IBS found relief in Lotronex(R). From March 2000 to November 2000, more than 450,000 prescriptions were dispensed. This rapid market acceptance of Lotronex(R) can be explained by the lack of an effective treatment, as well as by the concentrated active proscriber base for the gastrointestinal (GI) market. While Lotronex(R) may have benefited many, its effects were short-lived. On November 28 2000, GlaxoWellcome voluntarily pulled Lotronex(R) from the market upon the FDA's request after safety concerns arose over reports of serious gastrointestinal side effects associated with the drug. Such side effects included extreme constipation and in some rare cases fatal ischemic colitis.

     ZELMAC(R): (tegaserod) developed by Novartis and Bristol-Myers Squibb acts similarly to Lotranex(R), as antagonists of the neuronal receptors thought to be responsible for motility and bowel pain. In May, 2001, Novartis and Bristol-Myers Squibb announced that they were voluntarily withdrawing the marketing application for Zelmac(R) from the European Agency for the Evaluation of Medicinal Products as the Committee for Proprietary Medicinal Products had expressed concerns regarding "the relevance of the observed clinical effect" and also questioned the methodological conduct of some preclinical studies.

     RENZAPRIDE(R): developed by Alizyme Inc. is a 5-HT4 receptor agonist /5-HT3 receptor antagonist, receptors that influence gastric motility. It is currently in Phase II trials. In October 2000, Alizyme announced positive results from its Phase IIa clinical trial of ATL-1251, which was conducted in patients with


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constipation-predominant  irritable  bowel  syndrome.  They  have  also received approval to commence a Phase II b clinical trial for 500 people. People given ATL-1251 demonstrated an improvement in a number of symptoms associated with IBS and ATL-1251 was generally well tolerated.

PROBIOTICS

The Gastrointestinal (GI) Tract

     The primary role of the gastrointestinal tract is to digest food and absorb nutrients in order to meet the metabolic requirements and demands needed for normal human growth and development. The gastrointestinal tract functions as a barrier against antigens from microorganisms and food. Immuno-physiologic regulation in the gut depends on the establishment of indigenous microflora.

     Furthermore, the intestinal mucosa provides a protective host defense against the constant presence of antigens from food and microorganisms in the gut lumen. Protection against potentially harmful agents is ensured by many factors, including saliva, gastric acid, peristalsis, mucus, intestinal proteolysis, and specifically the intestinal micro-flora. Because some of these bacteria are beneficial to health while others are dangerous, the microbial colonization of the intestine has important health implications for humans, ranging from infection susceptibility to toxic or carcinogenic effects.

     Microbial colonization (the clinging of bacteria to the intestinal wall) begins after birth, but the development of the intestinal microflora and the gut barrier is a gradual process. The maternal intestinal flora is a source of bacteria colonizing the newborn's intestine. Colonization is also determined by contact with its surroundings. Initially, facultative anaerobic strains dominate. Thereafter, differences exist in the composition of species, primarily influenced by choice of diet. After weaning, the composition of the microflora resembles that of the adult flora. Although bacteria are distributed throughout the intestine, the major concentration of microbes can be found in the large intestine.

     It is estimated that the human intestine contains more that 400 different bacterial species and approximately 100 trillion (1014 ) bacterial cells, which is more than ten times the number of cells comprising the human body. The most prevalent resident bacterial species inhabiting the adult intestinal tract in Western societies include Bacteroides, eubacteria, peptostreptococci, bifidobacteria, enterobacteria, streptococci, lacto bacilli, clostridia and staphylococci.

     The intestines of man and animals constantly have both beneficial or good microorganisms (e.g. L. acidophilus, L. casei, and L. bifidus), and pathogens or bad microorganisms (e.g. Salmonella typhimurium, Staphlococcus aureus, E. Coli and Colstridium perfringens). These populations of organisms wage a constant war with each other in order to maintain a proper balance. The unfriendly pathogenic microbes are beneficial to the ecology of the intestines when they are in the minority and in balance with the friendly beneficial bacteria. When pathogenic microbes significantly outnumber the beneficial ones, health problems result. For optimum "gut flora balance," the beneficial bacteria should predominate, presenting a barrier to invading pathogenic organisms. Approximately 85% of the intestinal microflora in a healthy person should be beneficial bacteria and 15% pathogenic bacteria.


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     The  intestinal  microflora  is  very  important  to  the  host for several reasons. The gut microflora is an important constituent in the intestine's defense barrier. The microflora increases resistance to new colonization, or invasion by pathogenic organisms. They also protect against the overgrowth of already-present potentially pathogenic organisms. Another important intestinal flora function is its high metabolic activity. The host is further protected because the gut microflora elicit specific immune responses at a local and a systemic level.

     In addition to participation in tolerance induction, intestinal colonization acts as an important antigenic stimulus for the maturation of the gut-associated lymphoid tissue. The capacity to generate IgA-producing cells progressively increases in response to intestinal antigenic stimulation, particularly the establishment of the gut microflora. Upon colonization, organisms have been shown to translocate to the mesenteric lymph node, but the number of translocating bacteria begins to decrease with the onset of specific IgA response, reflecting maturation of the intestine's immunologic defense mechanisms. These results suggest that intestinal microflora are important in human individuals and that qualitative differences in the composition of the microflora might affect immunologic homeostasis.

The  GI  Microflora  Problem

     Many factors affect the composition of the bacteria present in the intestines. Throughout the human life cycle, conditions exist that produce increased risk for infection, increased activity of opportunistic pathogens and decreased protection from normal microflora. Several pathways can upset the intestinal micro floral balance. The administration of antimicrobial agents (antibiotics) is a common cause of micro floral imbalance. Stress to the host, in the form of diet or climate, aging, medication, illness, infection, geographic location, socioeconomic circumstances and lifestyle can upset this balance and change the gut's pH and other environmental factors to favor the growth of pathogens.

     Micro floral imbalance leads to decreased resistance to pathogenic colonization and to alterations in the metabolic activities of the intestinal flora by the pathogenic bacteria. Diarrhea is the most common result, but other GI disorders can also develop. Studies have found that these pathogens produce endotoxins, which cause symptoms such as fever, leucopenia, circulatory problems, and hyperglycemia.

     The amount and type of fermentable material (i.e. growth substrate) in the gut also plays a role in determining the bacterial species present. Diet, not only regulates the species and concentration of microorganisms in the gut, but also has been reported to influence the metabolic activities of those microorganisms. Thus, it may be possible, at least transiently, to manipulate the gut microbiotia through bacterial supplementation.


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          It  is  the  recognition  of  the  effects  of  colonizing microbes in association with the human body and the combination of wanting to encourage the positive and discourage the negative properties of invading microbes that have led to probiotic theory. The demonstration that the gut microflora are an important constituent in the intestinal mucosal barrier has introduced the concept of probiotic therapy: the therapeutic application of potentially beneficial microorganisms, which act as probiotics.

     "PROBIOTICS" ARE LIVE MICROORGANISMS OR MICROBIAL MIXTURES THAT ARE ADMINISTERED TO BENEFIT THE ANIMAL OR HUMAN HOST BY IMPROVING ITS MICROBIAL BALANCE BY STIMULATING THE GROWTH OF HEALTHY BACTERIA.

     The criteria for a microorganism to be defined as probiotic include that the strain be of human origin,
          be safe for human use,
          be stable in acid and bile,
          adhere to the intestinal mucosa.

     The establishment of proper microflora balance in the natural microflora has led to the introduction of novel therapeutic interventions based on the consumption of cultures of beneficial live microorganisms that act as probiotics. The positive results from human volunteer or clinical studies, even in the absence of compelling mechanistic studies, provide validity to the probiotic concept. This concept has been developed further through the decades, and today, especially in Europe and Japan, probiotic-focused research, product development and marketing are at an all-time high.

     In addition to their proposed direct effects on humans, probiotics may have additional utility in animal agriculture. Probiotics have been tested for preventing pathogens of animal origin from colonizing in food animals, and the products derived from them. Probiotic bacteria can be found worldwide in a variety of products, including conventional food products, dietary supplements and medical foods.

     The probiotic theory offers an intriguing approach to controlling negative metabolic or pathogenic activities of microbes to which we are exposed on a daily basis. Probiotics have the ability to provide this benefit. Dietary probiotic approaches have obvious advantages in terms of cost, reduced side effects and ease of market penetration to large numbers of people, when compared to standard drug based solutions.

History  of  Probiotics

     Microbes have been essential to food and alcoholic fermentations for thousands of years. Over the last century, different microorganisms have been used for their ability to prevent and cure diseases, leading to the coining of the term probiotics, or "pro-life". The concept of probiotics evolved around


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1900,  when  Nobel  Prize-winning  Elie Metchnickoff hypothesized that the long, healthy lives of Bulgarian peasants were the result of their consumption of fermented milk products.

     The first clinical trials were completed in the 1930s regarding probiotic effects on constipation. Research on probiotics has steadily increased since then, much of it taking place in Europe and Asia. Worldwide, probiotics are currently available in a variety of food products and supplements. In the U.S., food products containing probiotics are most exclusively dairy products - fluid milk and yogurt - due to the historical association of lactic acid bacteria with fermented milk. The most frequently used bacteria in these products belong to the Lactobacillus and Bifidobacterium species.

     Due to their long history of use in food fermentation, the FDA has designated many probiotics to be generally recognized as safe (GRAS). Even for those without GRAS status, the industry has used probiotic bacteria in food fermentations with the assumption that their history of use implies their safety. The food industry will need to carefully assess the safety and efficacy of probiotics before incorporating them into food products.

Probiotic  Selection  Criteria

     Historically the selection of probiotic strains has been based on the criteria of efficacy and the absence of side effects. Additional criteria for the use of appropriate strains include the ability to 1) exert a beneficial effect on the host 2) survive transit through the intestinal tract 3) adhere to the intestinal epithelial cell lining 4) produce antimicrobial substances that target pathogens 5) stabilize the intestinal microflora. For probiotics to be commercially viable, they must have viable shelf life in food or preparations, contain a large number of viable cells at the time of consumption and be both, non-pathogenic and nontoxic.

The  Effect  of  Probiotics

     There are a number of studies in humans suggesting that probiotics can decrease the incidence, duration and severity of many gastrointestinal illnesses. Probiotic bacteria have been shown to preserve intestinal integrity and mediate the effects of a number of other intestinal diseases. Probiotic bacteria encourage the colonization of the gut and the restoration of micro floral balance. The establishment of normally balanced bacterial populations can prevent the overgrowth of potential pathogens in the gastrointestinal tract.

     Studies have shown an improvement in symptoms of inflammatory bowel disease
(IBD), and ulcerative colitis with consumption of certain strains of lacto bacilli. There is some preliminary evidence that probiotic bacteria may inhibit the gastric colonization and activity of Helicobacter pylori, which is associated with gastritis, peptic ulcers and gastric cancer.


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     A  variety  of studies have found probiotic consumption to be useful in the treatment of may types of diarrhea, including antibiotic-induced diarrhea in adults, travelers' diarrhea and diarrheal disease in young children caused by rotaviruses. Because diarrhea is a major cause of infant death worldwide and can be incapacitating in adults, the widespread use of probiotics could be an important, non-invasive means to prevent and treat these diseases, particularly in developing countries.

     Probiotic bacteria have been shown to promote the endogenous host defense mechanism, in addition to the effects of probiotics on non-immunologic gut defense that are characterized by the stabilizing of the gut. A majority of evidence from in vitro systems, animal models, and humans suggests that probiotics can enhance both specific and nonspecific immune responses. Moreover, distinct regulatory effects have been detected in healthy subjects and in patients with inflammatory diseases. Most importantly, probiotics can exert these positive effects on the immune system without eliciting a harmful inflammatory response.

     The action of microorganisms during the preparation of cultured foods or in the digestive tract has been shown to improve the quantity, availability and digestibility of some dietary nutrients. In addition to nutrient synthesis, the actions of microorganisms in the digestive tract can, to a limited extent improve the digestibility of some dietary nutrients. These nutrients, such as enzymes, are released into the intestinal lumen that exerts synergistic effects on digestion, alleviating symptoms of intestinal malabsorption. In addition, SCFA concentration helps to maintain an appropriate pH in the colonic lumen, which is critical in the expression of many bacterial enzymes and in foreign compound and carcinogen metabolism in the gut.

     Probiotics may also suppress viable counts of an undesired organism in other ways. They can produce antibacterial compounds and compete for nutrients or physical real estate on the intestine wall. Both are properties that the bad organisms need to survive. Further, they may alter the microbial metabolism by increasing or decreasing enzyme activity. They may additionally stimulate the immune system by increasing antibody levels. The probiotic elements themselves are bound to the carrier in a manner that protects the beneficial microorganisms from the above activities during their passage through the GI tract.

How  Probiotics  Works

     The mechanism(s) by which probiotics exert their effects on the host are still speculative. Probiotics may antagonize pathogens directly through production of antimicrobial and antibacterial compounds such as cytokines, hydrogen peroxide, bacteriocins, and butyric acid. Probiotics target specific groups of pathogenic organisms. This decreases the number of pathogens by affecting their metabolism or by stimulating immunity to them.

     Probiotics reduce gut pH by stimulating the lactic acid - producing microflora, competing for binding and receptor sites that pathogens occupy improving immune function and stimulating immunomodulatory cells or producing lactase which aids in lactose digestion.


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
     Competitive colonization enables probiotics to compete for binding and receptor sites that pathogens occupy, thereby minimizing the ability of pathogens to colonize and grow. Probiotic bacteria compete with pathogens for available nutrients and other growth factors removing the nourishment that the pathogens need to survive.

     Among the possible mechanisms of probiotic therapy is the promotion of the non-immunologic gut defense barrier, which includes the normalization of increased intestinal permeability and altered gut micro ecology. Another possible mechanism of probiotic therapy is improvement of the intestinal tract immunologic barrier, particularly through intestinal immunoglobulin A responses and alleviation of intestinal inflammatory responses, thereby producing a gut-stabilizing effect. Many probiotic effects are mediated through immune regulation, particularly through balance control of proinflammatory and anti-inflammatory cytokines.

     It is uncertain whether the ability of probiotics to adhere to intestinal mucosal cells is required for optimal health effects. Some experts believe that adhesion is necessary, with adhesion properties depending upon bacterial concentration, resident pH, transit time, and dietary factors. Others believe that probiotics exert their effect through only a loose affiliation with the mucosal layer that does not require site-specific attachment. Microbes may exert their effects without adhesion if consumed on a regular basis, as in the case of yogurt bacteria aiding lactose digestion.

BIO  BALANCE'S  TECHNOLOGY  AND  PRODUCT

     Bio Balance believes its proprietary formulated strains and processes of probiotics are safe and effective treatments for the treatment of gastrointestinal problems with no known side effects.

Third  Generation  Biologically  Active  Food

     The basic active component in Bio Balance's product is M-17 Escherichia Coli (E.coli), the most competitive bacterium in healthy microflora of man and animals. It has been used for the preparation of Colibacterin, Bificon and other medicines and food supplements.

     Clinical studies of liquid food supplements with M-17 E.COLI were performed in the former Soviet Union in the late 1980's. These biologically active food supplements were found efficient in the treatment of intestine infections of various etiologies in the clinical studies.

Bio  Balance  Technology

     Bio Balance's first product, BACTRIXTM is a non-pathogenic E-coli based probiotic microorganism. BACTRIXTM contains a single species of a non-pathogenic probiotic microorganism. Bio Balance believes the BACTRIXTM formulation is useful in the restoration of normal GI function and Bio Balance believes
BACTRIXTM may be utilized to maintain or reinstate normal gastrointestinal microflora. It may also aid in the prevention and/or treatment of numerous


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gastrointestinal  infections or disorders. The following list highlights several diseases, infections, and disorders for which Bio Balance believes BACTRIX (TM) can be effective:

     IBS
     Chronic  diarrhea;
     Infectious  diarrhea  caused  by  Salmonella  or  Shigella
     C. Difficile, E. coli, Campylobacter, Clostridium, and other bacterium Diarrhea resulting from antibiotic therapy, radiotherapy, or chemotherapy

     Bio Balance also intends to explore the utility of BACTRIXTM in the treatment of gastrointestinal complications of immune disorders.

     The proprietary formulation used for Bio Balance's product consists of a proprietary strain of non-pathogenic E. coli preserved in a proprietary vegetable extract formulation. The proprietary strain of E. coli derives from an organism that was originally isolated from the intestinal microflora of healthy volunteers. The product is based on research and clinical studies by the inventors. The technology and the processes comprise conditions that preserve M-17 E.COLI in the biologically active form with a shelf life of one year at room temperature.

     The formula has been approved for animal and human use in Israel. It has been extensively tested and used on animals (poultry and piglets) as well as on a number of human volunteers with known gastrointestinal disorders. Bio Balance is not aware of any side effects occurring as a result of the use of the product. Bio Balance plans on introducing the product into the United States market upon receiving FDA approval. Bio Balance believes that with studies showing safety, efficacy and no known side effects, its probiotics could be on the precipice of becoming the accepted leading edge medical technology. There can be no assurance that Bio Balance's product will be approved for use in the United States or that the product will ever be accepted as leading edge medical technology.

THE  NEED  FOR  FDA  APPROVAL  OF  BIO  BALANCE'S  PRODUCT

     Government authorities in the United States and other countries extensively regulate, among other things, the research, development, testing, manufacturing, labeling, promoting, advertising, distributing and marketing of products such as BACTRIX(TM).

     Bio Balance plans on introducing its product, BACTRIX(TM) into the United States as a medical food. A "medical food" means a food which is formulated to be consumed or administered enterally under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation. Medical foods are given much more latitude and strength by the FDA than neutraceuticals in the areas of nutrition labeling, nutrient content claims, and health claims. Thus, a medical food that is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements have been established, may bear claims that Bio Balance maintains are scientifically valid. Bio Balance may also seek approval as an Orphan or standard Ethical Drug. Bio Balance's preference is to introduce Bio Balance's product as a medical food since the approval process for a medical food will be both time and cost effective. The time frame for approval of Bio Balance's product as a medical food by the FDA may be as short as 12 months to as long as 18 months and the cost could be as little as several million dollars.


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     Medical  foods  are  distinguished  from  the broader category of foods for special dietary use (e.g., sweeteners) and from foods that make health claims (i.e., dietary supplements) by the requirement that medical foods be used under medical supervision.

     It should be noted however, that medical foods are not foods that are simply recommended by a physician or other health care professional as part of an overall diet designed to reduce the risk of a disease or medical condition or as weight loss products.

     Bio Balance believes that Bio Balance's product falls within the category of medical food since; (i) it is a formulated and processed product for the partial or exclusive feeding of a patient by means of oral intake; (ii) is intended for the dietary management of a patient who, because of therapeutic or chronic medical needs, has limited or impaired capacity to ingest, digest, absorb or metabolize ordinary foodstuffs or certain nutrients, or who has other special medically determined nutrient requirements, the dietary management of which cannot be achieved by the modification of the normal diet alone; (iii) provides nutritional support specifically modified for the management of the unique nutrient needs that result form the specific disease or condition, as determined by medical valuation; (iv) is intended only for a patient receiving active and ongoing medical supervision wherein the patient requires medical care on a recurring basis, for among other things, instructions on the use of the medical food; and (v) is intended for use under medical supervision. Although Bio Balance hopes to have its product approved as a medical food, there can be no assurance that the FDA will agree without our analysis that Bio Balance's product qualifies as a medical food or that the FDA will approve Bio Balance's product at all for any human consumption.

BIO  BALANCE  REGULATORY  REQUIREMENTS

     Regulations for medical foods review and/or listing as well as registration requirements for medical foods manufacturers have not yet been established and, for now, such products are reviewed on an "ad hoc" basis.

     There are two major tasks associated with the bringing of a medical food to market: (1) ensuring the safety and regulatory status of ingredient used in the medical food; and (2) satisfying the requirements of medical food status

     In order to be distributed in the U.S., medical foods are required to conform only to those regulations dealing with general food safety and labeling, however, they do not have to include nutrition information on their labels, and their claims do not need to meet specific standards but the label must clearly state that the product is intended to be used to manage a specific medical disorder or condition.

     It should be noted however the FDA is currently exploring ways to more specifically regulate medical foods. Some examples include methods for safety evaluations, standards for claims, and requirements for specific information on the labels. No due date for this initiative has been published. Bio Balance's plan is to begin the approval process with the FDA as a medical food in the spring of 2002. However, in the event the FDA modifies its requirements for approval as a medical food, Bio Balance may never meet the new criteria and may never receive FDA approval.


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
BIOLOGICAL  DRUG

     Bio Balance also plans to introduce a different version of its product and plans to apply to the FDA for approval of our product, BACTRIX(TM), as a biological drug.

     Bio Balance believes that another version of our product may fall within the scope of biological therapeutic or a biotechnology-derived product.

     In contrast to most drugs that are chemically synthesized with a known structure, most biological products are complex mixtures that are not easily identified or characterized and are derived from living sources, such as humans, animals, plants and microorganisms.

     Biological products are approved for marketing under provisions of the Public Health Service Act (PHS Act). However, because most biological products also meet the definition of drugs under the Federal Food, Drug, and Cosmetic Act (FD&C Act), they are also subject to regulation under the FD&C Act provisions.

     Under the PHS Act, any company which wants to introduce a biological product into the US market must hold a license for the product issued by CBER. Licensing of biological products under the PHS Act is very similar to the new drug approval process for human drugs under the FD&C Act. Following initial laboratory and animal testing, a biological product is studied in clinical trials in humans under an investigational new drug application (IND). If the data generated by the studies demonstrate that the product is safe and effective for its intended use, the data are submitted to CBER as part of a Biologics License Application for review and approval for marketing.

Regulatory  Requirements

     The basic process for obtaining and approved BLA is schematically illustrated below.


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Clinical  Studies

     Clinical development of a drug and biological drug product is often described as consisting of three sequential phases (Phase I-III) with a fourth
(IV)  post-approval  phase.

Phase  I  Clinical  Studies

     Phase I starts with the initial administration of the investigational new product into humans. Normally, studies in this phase have non-therapeutic objectives and are conducted in healthy volunteers.

     Phase I studies can be open; baseline controlled or, preferably, use randomization and blinding to improve the validity of observations.

     Bio Balance believes it has complied with Phase I studies in that animal studies were conducted on toxicity in laboratories in Israel, and Bio Balance's product was found to be safe with no known side effects. However, there can be


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no  assurance that the FDA will agree that Bio Balance has complied with Phase I studies  and  may  require  us  to  conduct  additional  or new Phase I studies.

Phase  II  Clinical  Studies

     The primary objective of Phase II is to explore therapeutic efficacy in patients. Phase II studies should be conducted in a group of patients who are selected by relatively narrow criteria (i.e., a specific GI disorder), leading to a relatively homogeneous population. An important goal of these studies is to determine the dose and regimen for Phase III studies. Additional objectives to be considered include evaluation of potential study endpoints, therapeutic regimens (including concomitant therapies) and target populations (e.g., mild versus severe disease).

          Bio Balance believes it has complied with Phase II studies in that our studies conducted in Israel found our product to therapeutically be efficacious. However, there can be no assurance that the FDA will accept Bio Balance's results and may require us to conduct additional or new Phase II studies.

Phase  III  Clinical  Studies

     The primary objective of Phase III studies is to demonstrate the therapeutic benefit of the product, i.e., to confirm the preliminary evidence accumulated in Phase II studies that the product is safe and effective for use in the intended indication and target population. These studies are intended to provide an adequate basis for the marketing approval and to support adequate instructions for use of the product. That means that Bio Balance will have to demonstrate that Bio Balance has already completed Phase I studies on animals proving that the product is non-toxic and Phase II trials proving our efficacy. In the event Bio Balance must file with the FDA for approval as a biological drug, then Bio Balance believes that it has enough data to establish that it has completed Phase I studies on animals, has proven the efficacy required by Phase II and is ready to go into Phase III clinical trials. The FDA, however, may disagree with Bio Balance's analysis and results and may require us to begin with Phase I or Phase II studies.

     The alternatives presented above significantly differ from each other in many aspects. In respect to timetable, the faster path is the medical food alternative whose approval process could take less than two years. With respect to cost, the most expensive alternative is the drug path for which clinical studies are an integral (and costly) part of it including the supporting services that are required (e.g., laboratory testing, regulatory services, etc.) with a cost of between $20-50 million (depending on which Phase II or III) and anywhere from 2 years to 5 years depending on which Phase Bio Balance must begin with. The cost of the medical food path, on the other hand, would likely not be in excess of $5,000,000. In the event Bio Balance is unable to convince the FDA that Bio Balance is ready to move directly into Phase III testing, Bio Balance plans on proposing to the FDA an advanced Phase II stage - efficacy. There can, however, be no assurance that the FDA will agree with Bio Balance's proposal and may require us to begin with either Phase I or Phase II studies.


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
BIO BALANCE BUSINESS STRATEGIES

     Bio Balance intends to pursue continued development of candidate probiotics. Using proprietary technology, Bio Balance hopes to make various probiotic agents more effective in various clinical GI tract disorders. It is Bio Balance's intention to maintain a pipeline of new products by adding a research and development program, employees and consultants. Bio Balance's development programs will focus on unmet medical needs in the gastrointestinal area that Bio Balance believes provide substantial commercial opportunity with relatively limited competition. As described above, Bio Balance's first product is BACTRIX(TM), and Bio Balance intends to develop additional products and line extensions and also to pursue in-licensing opportunities to add breadth and depth to its research and development. Bio Balance is presently evaluating new formulations and clinical uses for its product. There can be no assurance that Bio Balance will be successful in developing any other probiotics product or even in establishing a research and development program.

     We plans to market and sell its product in the United States if they receive FDA approval. Bio Balance's marketing strategy will include one or more of the following approaches:

     A direct sales force focused on physicians specializing in the field of gastroenterology. Bio Balance believes that a relatively small sales force will initially be effective, as its first product targets a specialized group of physicians. This sales force may also be used to market and sell its future products.

     Alternatively, Bio Balance may elect to enter into a licensing arrangement with a company that already specializes in the sale of prescription drugs directed to the gastroenterologist. Bio Balance will also explore sale to a larger well-established pharmaceutical company

     Even if Bio Balance decides to market and sell its product here in the United States, Bio Balance may decide to license its foreign product rights to other pharmaceutical companies to commercialize its product abroad. At this point in time, Bio Balance has not determined which way Bio Balance will proceed with its marketing strategy.

     Bio Balance will take a product-focused approach towards drug development. The key elements of its business strategy will be as follows:

     Develop a probiotic for therapy of Inflammatory Bowel Disease. The existing probiotic approach to IBD leaves room for innovation, improvement and application of other IBDs. This product candidate is focused on improving the balance of flora within the digestive tract to promote gastrointestinal health and the removal of unfriendly bacteria, by presenting more of the GI tract to viable probiotic bacteria.

     Leverage experienced scientific and drug development expertise. Bio Balance has agreements with an experienced group of drug developers with significant expertise in probiotic research and product development. Nelli Kelner-Padalka, a member of its Medical Advisory Board and with substantial experience in the use of probiotics in the GI tract and a developer of Bio Balance, has previously developed six other probiotic substances and was


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
     decorated in the former USSR with the Inventor of the USSR state prize of Kirghizstan. Bio Balance has to establish relationships with other individuals experienced in the area of probiotics.

     Optimize clinical and regulatory strategies to shorten time to market. Bio Balance believes that by initially focusing on acute treatments, Bio Balance can achieve an abbreviated development time, and faster time to market, which Bio Balance hopes will benefit patients with irritable bowel syndrome and disease. Notwithstanding its objective of getting BACTRIX(TM) approved as a medical food, we intends to, although Bio Balance cannot assure that Bio Balance will be able to, perform clinical trials to rapidly assess effectiveness for well-defined endpoints in the treatment of irritable bowel syndromes, chronic diarrhea and infectious disorders of the GI tract.

     Retain significant marketing rights to Bio Balance product candidates. Bio Balance's goal is to retain marketing rights to its product candidates for as long as it is commercially advantageous. By completing as much of the pre-clinical and clinical development work by itself as is feasible, Bio Balance hopes to be able to negotiate more favorable terms for any such marketing arrangements.

BIO  BALANCE  MARKETING  AND  SALES

     Bio Balance's marketing and sales decisions and strategies will be dictated primarily by the actions and reactions to its regulatory pathway. Bio Balance will not make sales and marketing decisions until it has received direction from the FDA on its proposed application for approval of its first product, BACTRIX(TM).

     Bio Balance's primary approach to regulatory approval is as a medical food, which Bio Balance believes will gain approval in the spring-summer of 2003. Traditional pharmaceutical detail distribution can be applied with quick results using existing channels. Being designated a medical food allows Bio Balance to make claims similar to ethical pharmaceuticals, while being direct marketed or sold through retail channels. By utilizing a multiple distribution channel approach, Bio Balance believes it will be positioned to reach customers who can be referred by or back to the physician.

     Bio Balance currently has no sales, marketing or distribution capabilities. In order to commercialize any of its product candidates, Bio Balance must either initially develop sales, marketing and distribution capabilities or make arrangements with third parties to perform these services. Bio Balance intends to sell market and distribute some products directly and rely on relationships with third parties to sell, market and distribute other products. To market any of its products directly, Bio Balance must develop a marketing and sales force with technical expertise and with supporting distribution capabilities. Bio Balance cannot assure that Bio Balance will be able to develop any marketing or distribution capabilities.

     Bio Balance may elect to market and sell it's product by developing its own sales force to call upon doctors specializing in the field of gastroenterology. This will entail the development of a direct sales force in the U.S. and Canada. Bio Balance believes that a relatively small sales force of fewer than 100 sales representatives can be used for these products because prescribing decisions will be made by roughly one group of physicians, primarily gastroenterologists. If Bio Balance elects to direct market Bio Balance's products, Bio Balance will begin hiring a sales force as the regulatory pathway to market becomes more


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
visible.   Bio  Balance cannot guarantee that it will develop a sales force with the  necessary  technical  expertise  and  distribution  capabilities.

     Alternatively, Bio Balance may elect to enter into a licensing arrangement with a company that already specializes in the sale of medical foods and or prescription drugs directed to gastroenterologists. We is evaluating opportunities to partner with other companies to develop and commercialize its product. Bio Balance may also explore an outright sale to a larger well-established pharmaceutical company. There can be no assurance that Bio Balance will be successful in entering into any licensing arrangements or in the sale of Bio Balance.

     Even if Bio Balance decides to market and sell its product here in the United States, Bio Balance may decide to license its foreign product rights to other pharmaceutical companies to commercialize its product abroad. In the United States, Bio Balance does not intend to enter into co-promotion arrangements or out-license its product candidates until its product candidates are in the later stages of development, but Bio Balance may promote its product candidates through marketing relationships with one or more companies that have established distribution systems and direct sales forces. In international markets, initially Bio Balance intends to seek strategic relationships to market, seek and distribute its product candidates, but Bio Balance may eventually become involved indirect sales and marketing activities in other parts of the world. There can be no assurance that Bio Balance will be successful in establishing any marketing relationships.

BIO  BALANCE  MANUFACTURING

     Bio Balance intends to use contract manufacturers for at least the next few years to produce sufficient quantities of BACTRIX(TM) for use in its pre-clinical and anticipated clinical trials instead of developing this capability internally. Bio Balance will also rely on third parties to provide the components of these product candidates. Outsourcing has been effective in similar situations with other companies. Bio Balance has not yet selected contract manufacturers for formulation for commercialization. If these facilities become unavailable for any reason, if its contract manufacturers fail to comply with the FDA's current good manufacturing practices, or if its contract manufactures terminate their agreements with us, Bio Balance would have to find an alternative source for manufacturing its drug candidates. Contract manufacturers often encounter difficulties in scaling up production, including problems involving production yields, quality assurance and shortage of qualified personnel. If contract manufacturers are unable to scale up production to meet its commercial needs, Bio Balance's revenue may be adversely affected.

     The process for manufacturing e-coli bacteria and formulating them into a probiotic agent is complicated. Bio Balance has no experience in commercial-scale manufacture of BACTRIX(TM). Bio Balance's product candidates will need to be manufactured in facilities and using processes that comply with the FDA's GMP requirements, GLPs, and other similar regulations, including foreign regulations. It may take a substantial period of time to begin producing probiotic e-coli bacteria in compliance with such regulations. If Bio Balance is unable to establish and maintain relationships with third parties for manufacturing sufficient quantities of its product candidates and their components that meet its planned time and cost parameters, the development and timing of its clinical trials may be adversely affected.


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
CLINICAL  TESTING

     Bio Balance does not have the ability to independently conduct clinical studies and obtain regulatory approvals for its product candidates. Bio Balance intends to rely on third-party clinical research organizations, or CROs, to perform these functions. However, Bio Balance has not yet finalized agreements with any CROs to perform these functions. Bio Balance intends to have contracts in place with CROs at least 1 to 2 months prior to commencement of work under each such contract.

FUTURE  PLANS

     Bio Balance believes that Bio Balance's technology has a wide range of additional potential applications. Following the introduction of Bio Balance's first product, BACTRIX(TM), for the treatment of IBS, Bio Balance plans on developing similar products for other GI disorders, such as Traveler's diarrhea
(TD)  and  Crohn's  Disease.

COMPETITION

     The industry is highly competitive. Numerous companies, many of which are significantly larger than Bio Balance, which have greater financial, personnel, distribution and other resources than Bio Balance and may be better able to withstand volatile market conditions, compete with Bio Balance in the development, manufacture and marketing of probiotics for the treatment of IBS. Bio Balance's principal competition comes from domestic and foreign manufacturers and other wholesale distribution companies who have all failed to receive FDA approval or have introduced a product to the market for IBS that was withdrawn such as Glaxo-Wellcome's Lotronex. There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. In addition, large nationally known companies (such as Bristol-Myers, Squibb, Novataris and Glaxo-Wellcome) are in competition with Bio Balance in this industry, since they have already spent millions of dollars to develop treatments for IBS. Increased competition could have a material adverse effect on Bio Balance, as its competitors may have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than those of Bio Balance.

BIO  BALANCE  INTELLECTUAL  PROPERTY  RIGHTS

Bio Balance currently relies on a combination of patents, trademark, trade secret laws and contractual provisions to protect its proprietary rights in its product. Bio Balance recently applied for one (1) United States patent application and thirteen (13) divisional patent applications and one (1) United states trademark application, one (1) Israeli patent, and one (1) PCT application and applications filed therefrom in the following countries; Japan, European, Korea, Canada, Australia, Mexico, Brazil, Poland and New Zealand, in connection with BACTRIX(TM) , its product. There can be no assurance that Bio Balance's applications will result in issued patents and trademarks, or that, if issued, Bio Balance's applications will be upheld if challenged. Further, even if granted, there can be no assurance that these patents and trademarks will provide Bio Balance with any protection from competitors, or, that if they do provide any meaningful level of protection, that Bio Balance will have the financial resources necessary to enforce its patent and trademark rights. In addition, there can be no assurance that others will not independently develop technologies similar to Bio Balance's pending patents and trademarks, or design around the pending patents. If others are able to design around the patents,


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Bio  Balance's  results  of  operations  could be materially adversely affected.
Further, Bio Balance will have very limited, if any, protection of its proprietary rights in those jurisdictions where it has not effected any filings or where it fails to obtain protection through its filings.

     There can be no assurance that third parties will not assert intellectual property infringement claims against Bio Balance in the future with respect to current or future products. Bio Balance is responsible for defending against charges of infringement of third party intellectual property rights by Bio Balance's actions and products and such assertion may require Bio Balance to refrain from the sale of its product, enter into royalty arrangements or undertake costly litigation. Further, challenges may be instituted by third parties as to the validity, enforceability and infringement of Bio Balance's patents.

     Bio Balance's adherence to industry standards with respect to its product limits Bio Balance's opportunities to provide proprietary features which may be protected. In addition, the laws of various countries in which Bio Balance's product may be sold may not protect Bio Balance's product and intellectual property rights to the same extent as the laws of the United States. As a consequence, Bio Balance requires all of its personnel to execute confidentiality agreements and assignment of intellectual property agreements in favor of Bio Balance. See "Business-Intellectual Property."


EMPLOYEES

     Bio  Balance  currently  has  one  full  time  employee.

FACILITIES

     Bio Balance's executive offices are currently located at 16 East 34 Street, New York, NY 10016 pursuant to a lease agreement for the period beginning December 1, 2001 through November 29, 2003 at a monthly rental price of $5,000.

LEGAL  PROCEEDINGS

     Bio Balance is not aware of any pending or threatened litigation or the basis for any litigation that would materially adversely affect its business or financial condition.


               BIO BALANCE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS  OF  OPERATIONS  -  INCEPTION  TO  DECEMBER  31,  2001

     Bio Balance was incorporated in 2001 and is a biotechnology company devoted to the discovery, manufacturing and marketing of probiotic agents for therapy of gastrointestinal diseases in disorders in animals and humans, including irritable bowel syndrome ("IBS") and chronic diarrhea. From its inception, Bio Balance has been a development stage company. It has had no revenues since inception and does not foresee any revenues form sales of its products in the foreseeable future. Bio Balance's efforts since inception have been focused on acquiring its technology, raising capital and building its management and medical advisory teams.


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
     In July 2001, Bio Balance acquired all the assets it uses in its business from unaffiliated "Selling Parties" engaged in the research, development, marketing and sales of probiotic bacteria and other technology for cash consideration of $510,000 and an aggregate of 990,000 Shares.

     Since inception, Bio Balance has raised gross proceeds of approximately $3,130,000 from private placements of its common stock. It is seeking to raise an additional $6,000,000 to fund its operations in another private placement, which is one of the conditions to New York Health Care closing on the Exchange Agreement, and there is no assurance it will be successful in this undertaking.

     For the year ended December 31, 2001, Bio Balance sustained a net loss of $365,000. The loss is attributable to the lack of revenues and the costs incurred in organizing Bio Balance and undertaking preliminary activities for the commencing of operations. Bio Balance anticipates that it will continue to lose money during 2002.

     PLAN  OF  OPERATION

     Bio Balance's primary approach to regulatory approval of it's first product is as a medical food, which we believe will gain approval in the spring-summer of 2003. Traditional pharmaceutical detail distribution can be applied with quick results using existing channels. Being designated a medical food allows the company to make claims similar to ethical pharmaceuticals, while being direct marketed or sold through retail channels. By utilizing a multiple distribution channel approach, the company believes it will be positioned to reach customers who can be referred by or back to the physician.

     The Company intends to comply with United States Food and Drug Administration requirements for the introduction of its products, to the United States market as a medical food. Bio Balance also plans on introducing a version of its products as a pharmaceutical drug and thereafter market the product in the United States. It believes that the extensive animal studies, and limited human studies, undertaken thus far have shown its products to be non-toxic and effective in dealing with IBS and chronic diarrhea symptoms.

     The formula has been approved for animal and human use in Israel. It has been extensively tested and used on animals (poultry and piglets) as well as on a number of human volunteers with known gastrointestinal disorders. Bio Balance is not aware of any side effects occurring as a result of the use of the product. It plans on introducing the product into the United States market upon receiving FDA approval. Bio Balance believes that with studies showing safety, efficacy and no known side effects, its probiotics could be on the precipice of becoming the accepted leading edge medical technology. There can be no assurance that Bio Balance's product will be approved for use in the United States or that the product will ever be accepted as "leading edge" medical technology.

     Bio Balance intends to pursue continued development of candidate probiotics. Using its proprietary technology, it hopes to make various probiotic agents more effective in various clinical GI tract disorders. Bio Balance intends to maintain a pipeline of new products by adding a research and development program, employees and consultants. Its development programs will focus on unmet medical needs in the gastrointestinal area that we believe provide substantial commercial opportunity with relatively limited competition. As described above, its first product is BACTRIX(TM), and it intends to develop


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additional  products  and  line  extensions  and  also  to  pursue  in-licensing opportunities to add breadth and depth to its research and development. It is presently evaluating new formulations and clinical uses for its product. There can be no assurance that it will be successful in developing any other probiotics product or even in establishing a research and development program.

     Bio Balance's marketing and sales decisions and strategies will be dictated primarily by the actions and reactions to its regulatory pathway. Bio Balance will not make sales and marketing decisions until it has received direction from the FDA on its proposed application for approval of its first product, BACTRIX(TM).

     Bio Balance currently has no sales, marketing or distribution capabilities. In order to commercialize any of its product candidates, it must either initially develop sales, marketing and distribution capabilities or make arrangements with third parties to perform these services. It intends to sell market and distribute some products directly and rely on relationships with third parties to sell, market and distribute other products. To market any of its products directly, it must develop a marketing and sales force with technical expertise and with supporting distribution capabilities. Bio Balance cannot assure that it will be able to develop any marketing or distribution capabilities.

     Bio Balance may elect to market and sell its product by developing our its sales force to call upon doctors specializing in the field of gastroenterology. This will entail the development of a direct sales force in the U.S. and Canada. Bio Balance believes that a relatively small sales force of fewer than 100 sales representatives could be used for these products, because prescribing decisions will be made by principally by one group of physicians, gastroenterologists. If Bio Balance elects to direct market its products, it will begin hiring a sales force as the regulatory pathway to market becomes more visible. However, there can be no assurance that Bio Balance will develop a sales force with the necessary technical expertise and distribution capabilities.

     Alternatively, Bio Balance may elect to enter into a licensing arrangement with a company that already specializes in the sale of medical foods and or prescription drugs directed to gastroenterologists. Bio Balance is evaluating opportunities to partner with other companies to develop and commercialize its product. It may also explore an outright sale to a larger well-established pharmaceutical company. There can be no assurance that it will be successful in entering into any licensing or sale arrangements.

     Even Bio Balance decides to market and sell its product in the United States, it may decide to license foreign product rights to other pharmaceutical companies to commercialize the product abroad. In the United States, Bio Balance does not intend to enter into co-promotion arrangements or out-license its product candidates until its product candidates are in the later stages of development, but it may promote its product candidates through marketing relationships with one or more companies that have established distribution systems and direct sales forces. In international markets, it intends to initially seek strategic relationships to market, seek and distribute its product candidates, but may eventually become involved indirect sales and marketing activities in other parts of the world. There can be no assurance that Bio Balance will be successful in establishing any marketing relationships.

     Bio Balance plans to market and sell its product in the United States if it receives FDA approval. Its marketing strategy will include one or more of the following approaches:


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
A direct sales force focused on physicians specializing in the field of gastroenterology. It believes that a relatively small sales force will initially be effective, as its first product targets a specialized group of physicians. This sales force may also be used to market and sell future products.

Alternatively, it may elect to enter into a licensing arrangement with a company that already specializes in the sale of prescription drugs directed to the gastroenterologist.

Bio Balance will also explore sale to a larger well-established pharmaceutical company.

     Even if Bio Balance decides to market and sell our product in the United States, it may decide to license foreign product rights to other pharmaceutical companies to commercialize the product abroad. Bio Balance has not determined which way it will proceed with its marketing strategy.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During 2001, Bio Balance raised a total of gross proceeds of $1,956,000 from a series of private placements. In January 2002, it raised an additional $1,175,000 of gross proceeds from the sale of common stock. As of February 28, 2002, Bio Balance had cash on hand of approximately $1,640,000, all of which is available to fund operation. Bio Balance estimates that its capital requirements in 2002 will be approximately $1,500,000. This budget assumes that Bio Balance will continue along the Medical Food Approval track with the FDA and will not seek approval for any of its products as an ethical drug. If such approval is required, Bio Balance's capital requirements would be much greater, and there can be no assurance that such additional capital would be available to it or, if available, on acceptable terms.

                             BIO BALANCE MANAGEMENT

          The executive officers and directors of Bio Balance, and their ages as of the date hereof, are as follows:

     NAME           AGE         POSITION
     -------------  ---         --------

     Paul Stark      40    President and Director
     Joseph Herbst   51    Vice-President
     Jeanne Quinto   29    Secretary, Treasurer and Director

     Directors are elected every three (3) years with a limitation of three (3) terms.

     PAUL STARK - has been Secretary and Director of Bio Balance since its inception. On September 20, 2001, he became the Vice-President of Bio Balance. Mr. Stark was appointed interim President on October 17, 2001 upon the resignation of Bio Balance's former president, Yitz Grossman, and resigned as Secretary. Previously, Mr. Stark was the managing partner of Waterview Partners, New York, NY, a company providing strategic advice to public and private companies. Before joining Waterview Partners, Mr. Stark was a vice president of Regency Investment Partners, New York, NY, money managers. In April 1997, Mr. Stark joined KSH Investment Group, New York, NY, a broker-dealer, as a vice president of investments. Mr. Stark also served as a


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
vice-president of Joseph Stevens & Company, Inc., the Placement Agent herein, from February, 1996 through March, 1997.

     JOSEPH HERBST - Mr. Joseph Herbst has spent the last 30 years managing and developing biotechnology and information systems technology. Since 1996, he has consulted to design and implement high tech management information systems for clients in the healthcare and insurance industries. He served as an advisor for investment banking firms in evaluating technological companies, with emphasis on the pragmatic issues dealing with technology and bringing it to market. He also has maintained a position as Assistant Professor of Computer Science and Chairman of Data Communications and Computer Architecture committees at Touro College in New York. From 1989 to 1996 he served as president of Cellvision Inc., a biotechnology company which developed instrumentation to measure biological phenomena in tissue, where he managed the development of advanced biological imaging and measurement systems. From 1986 to 1989, he was project and group manager for the development of scientific instruments used in evaluating biological material. From 1976 to 1986 as a design engineer, he developed medical ultrasound imaging systems for identifying and imaging characteristics of the human body. From 1971 to 1976, he developed various cardiac-monitoring instruments. Mr. Herbst received a Bachelor of Science in Electric Engineering degree from the Polytechnic Institute of New York in 1979 and a Masters of Science in Electric Engineering in 1983.

     JEANNE QUINTO - has been Treasurer and Director of Bio Balance since its inception. In October, 2001, Ms. Quinto took on additional responsibilities as corporate secretary. Prior to that and for over five years beginning in November 1995, Ms. Quinto was employed by Target Capital Corp., a New York City based consulting firm as the assistant to the president.

BIO  BALANCE  DIRECTOR  COMPENSATION

     To date, no amount has been paid to a director for the services of such individual on the Board.

BIO  BALANCE  MEDICAL  ADVISORY  BOARD

     The  Medical  Advisory  Board  consists  of  the  following  five  members:

     SAMUEL N. ADLER, M.D. (Chairman of Medical Advisory Board) - Professor Adler has been Chief of Gastroenterology at Bikur Cholim Hospital in Jerusalem since 1986. From 1987 to the present, Professor Adler has also been a Clinical Associate Professor of Medicine at Touro College's Barry Z. Levine School of Health Sciences. From 1983 to 1985, Professor Adler was the Attending Physician in the Division of Gastroenterology at Mercy Hospital, Rockville Center, New York, and at South Nassau Communities Hospital, Oceanside, New York. From 1981 to 1985, Dr. Adler was the Attending Physician, Division of Gastroenterology at Nassau county Medical Center, East Meadow, New York. Dr. Adler received his M.D. at the University of Basel, Basel Switzerland. He was granted board certification by the American Board of Internal Medicine in 1979 and by the Board of Gastroenterology in 1981. Dr. Adler has experience in early stage technology of probiotics together with experience in the Bio Balance product. Dr. Adler is also a member of medical advisory board of Given Imaging Limited, Israel.


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
     HAROLD JACOB, M.D. - Dr. Jacob currently maintains a private practice in gastroenterology. Dr. Jacob previously served as Co-Chief of Gastroenterology at St. John's Episcopal Hospital in New York, Clinical Assistant Professor of Medicine at SDNY Brooklyn and Chief of Castro at South Nassau Communities
Hospital, Oceanside, New York. He is a member of the American College of Medicine and American Gastroenterological Association (AGA) and a Fellow of the American College of Gastroenterology (ACG). He has an M.D., Albert Einstein College of Medicine and a B.A., Yeshiva University, New York. He was granted board certification by the American Board of Internal Medicine in 1980 and by the Board of Gastroenterology in 1983.

     KURSHEED JEEJEEBHOY, M.D. - Dr. Jeejeebhoy is currently a cross-appointed Professor at the Departments of Nutritional Sciences and Physiology, University of Toronto (Toronto, Canada) and is the attending physician of Gastroenterology at St. Michael's Hospital (Toronto, Canada). From 1970 to 1990, he was Chief of the Division of Gastroenterology at Toronto General Hospital (Toronto, Canada). From 1985 to 1990, Dr. Jeejeebhoy was Director of the Division of Gastroenterology at the University of Toronto (Toronto Canada). From July 1970 to 1990, he was Senior Staff Physician at Toronto Hospital (Toronto, Canada). From 1971 to 1975, Dr. Jeejeebhoy was Associate Professor at the Department of Medicine at the University of Toronto (Toronto, Canada). From 1974 to 1980, he was Coordinator at the Division of Gastroenterology (Training Program) at the Department of Medicine of the University of Toronto (Toronto, Canada). Dr. Jeejeebhoy received his M.B., B.S. (Madras) in 1959; M.R. C.P. (Lond) 1961; Ph.D. (Lond) 1963; F.R.C.P. (Edin) in 1966; F.R.C.P. (C) F.R.C.P. (Canada) in 1976. On numerous occasions, he has been a special lecturer and Professor in the Departments of Nutrition and Food Science in Canada. Dr. Jeejeebhoy has won numerous awards and supervised at least twenty doctors in training. Dr.
Jeejeebhoy has also written more than 100 publications in the fields of gastroenterology and IBS.

     MARC SICKLICK, M.D. - Dr. Sicklick is an allergist currently in private practice in Cedarhurst, New York. Dr. Sicklick is also an associate clinical professor of pediatrics at Albert Einstein College of Medicine, in New York, and an attending physician at North Shore University Hospital (New York) and St. John's Episocopal Hospital (New York). From 1979 to the present time, he has been the attending physician at Montefiore Hospital (Bronx, New York). From 1982 to the present, Dr. Sicklick has also been the attending physician at South Nassau Community Hospital (Oceanside, New York). From 1983 to 1999, he was chief of the Division of Allergy at St. John's Episocpal Hospital (Far Rockaway, New York). Dr. Sicklick is the author of numerous publications in the fields of pediatric asthma and allergies. Dr. Sicklick received his medical degree from Albert Einstein College of Medicine in New York in 1974.

     NELLIE KELNER-PADALKA - Dr. Kelner-Padalka is a physician and researcher with expertise in bacteriology and nutrition. From 1996 to the present, she has been the general manager of the BIOSANEL Ltd. in Israel; her own company in which she worked to further develop the Bio Balance product. From 1996 to 1998, Dr. Kelner-Padalka was a medical manager of the International Center "Belbo Ltd.", Tel Aviv, Israel, a producer and marketer of dietary supplements. From 1994 to 1996, she was a research scientist in the field of biotechnology in Israel. Dr. Kelner-Padalka helped invent Bio Balance after fifteen years of research and development in this area. She is also the author of two books and fifty-four research papers. Dr. Kelner-Padalka received inventor of the USSR award in 1984, and was decorated with "Exemplary of Public Health of the USSR"


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
award in 1986. Dr. Kelner-Padalka received a Doctor of Medical Sciences (Ph.D., M.D.) in 1984 from the Medical Institute U.S.S.R.

TECHNICAL  ADVISORY  BOARD

     The  Technical  Advisory  Board  consists  of  the  following four members:

     PROFESSOR SERGIE BRAUN (Chief Technical Officer) - is currently Chairman of the Department of Biological Chemistry and Associate Professor at the Institute of Life Sciences and Chief of the Biotechnology Laboratory-Hebrew University of Jerusalem. In 1995, Professor Braun was Editor of Special Issue of the Journal of Sol-Gel Science and Technology devoted to biological applications of sol-gel materials. Also, in 1995, he was a member of the International Advisory Board and of The Organizing Committee International Conference "BIOCATALYSIS-95." From 1991 to 1994, Professor Braun was chairman of the Hebrew University, Graduate Biotechnology Program in Israel. From 1984 to 1985, he was a visiting Professor at the Institute of Radio Chemistry, The Research Center of Karsruche (Karlsruche, FRG). Professor Braun has written sixty major scientific publications; obtained fifteen patents, and has worldwide recognition in microbiology and the industrialization of bacteriological processes. Dr. Braun received his Ph.D. degree in 1982 from Hebrew University. From 1982 to 1984, he was a post-doctural associate in the laboratory of Professor E. Racker, Section of Biochemistry Molecular and Cell Biology, Cornell University, Ithaca, New York.

     PROFESSOR EMANUEL HANSKI- is currently Head of Medical Microbiology at the Hebrew University Hadassah Medical School Institute of Microbiology. From 1996-1999, he was Professor of Medical Microbiology and from 1991- 1995 he was an Associate Professor at the Hebrew University Hadassah Medical School. In
1990 and 1991 he was an Associate Professor of Medical Microbiology at Washington University Medical School in St. Louis, Missouri. From 1983-1990 Professor Hanski held several positions at the Weizmann Institute of Science, including Investigator, Senior Investigator and Associate Professor. Professor Hanski received his PhD. Degree in 1979 from the Hebrew University. He received his Masters in Science in 1976 and Bachelors in Science degrees in 1974, both from the Hebrew University .

     ELLIOT JACOB, PH.D. - is currently Senior Vice-President and Founder of Medifocus.com, Inc., a provider of customized medical literature, and research reports for attorneys located in Silver Spring, Maryland. From 1994 to 1997, Dr. Jacob was Chief of the Microbiology Branch at Walter Reed Army Institute of Research, Walter Reed Army Medical Center, Washington, D.C. From 1986 to 1994, he was Senior Research Scientist at Walter Reed Army Institute of Research, Walter Reed Army Medical Center, Washington, D.C. From 1982 to 1994, Dr. Jacob was principal investigator at the Naval Medical Research Institute, Bethesda, M.D. Dr. Jacob has written numerous articles in the field of treatment of infections in fractures and war wounds. He received his Ph.D. in Microbiology from the University of Maryland, Graduate School, Baltimore, M.D. in 1982 and his Bachelor of Science from Yeshiva University, New York, NY, in 1975.

     HERMAN WEISS - is currently President of Tetra-Pharm Ltd., a pharmaceutical company specializing in the research and develop of probiotics and other natural products. From 1990 to 1997, Mr. Weiss was general manager of two retail pharmacies located in Israel. He received his pharmacy degree from the Hebrew University in Jerusalem, Israel in 1986 and a degree in Homeopathic Studies from the University of Bar-Ilan, Israel, in 1994.

BIO  BALANCE  LIMITATION  ON  LIABILITY;  INDEMNIFICATION  OF  DIRECTORS

     The Certificate of Incorporation (the "Certificate of Incorporation") includes certain provisions permitted pursuant to the Delaware General Corporation Law ("DGCL") whereby directors of Bio Balance shall be indemnified against certain liabilities to Bio Balance or its shareholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director's liability to Bio Balance or its stockholders for monetary damages for breach of fiduciary duty of care as a director, except liability for (i) breach of the director's duty of loyalty to Bio Balance or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the laws, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or
(iv) any transaction from which the director derives an improper personal benefit. This provision of the Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission. Bio Balance believes that these provisions will facilitate Bio Balance's ability to continue to attract and retain qualified individuals to serve as directors of Bio Balance.

                     BIO BALANCE RELATED PARTY TRANSACTIONS

     On June 1, 2001, Bio Balance entered into an eight-year consulting agreement with Emerald Asset Management, Inc. ("Emerald") to provide the consulting services of Yitz Grossman. Mr. Grossman consults on a part-time basis with respect to mergers and acquisitions, a potential initial public offering and recruitment of personnel. Mr. Grossman is the president of and sole shareholder of Emerald, and was Bio Balance's president from inception through October 17, 2001. As compensation for the consulting services, Emerald is paid a yearly amount of $250,000, is to receive a bonus as may be determined by Bio Balance's Board of Directors and was issued warrants to purchase 200,000 Shares with an exercise price of $1.00 per share during a period ending June 1, 2011.

     On June 1, 2001, Bio Balance entered into a consulting agreement with Medical Instrument Development Inc. ("MIDI) and Dr. Harold Jacobs to develop clinical trials infrastructure for Bio Balance's product line, support marketing communications and maintain Bio Balance's intellectual property. The agreement continues until April 15, 2002 and provides for a total compensation to MIDI of $65,000.

     On August 1, 2001, Bio Balance sold 400,0000 shares of its common stock at a price of $1.50 per share.

          On August 31, 2001, Bio Balance entered into a three-year consulting agreement with Dr. Sergei Braun to act as Bio Balance's Chief Technical Officer. Dr. Braun receives an annual compensation of $36,000 and also received warrants to purchase 10,000 Shares with an exercise price of $1.50 per share during a period ending August 31, 2004. Dr. Braun is the Chief Technical Officer of Bio Balance.

     On August 31, 2001, Bio Balance entered into a three-year consulting agreement with BMF Engineering to provide engineering consulting including reverse engineering services. BMF Engineering receives an annual compensation of $12,000 and also was issued warrants to purchase 200,000 Shares with an exercise price of $1.50 per share during a period ending August 31, 2004.

     On October 1, 2001, Bio Balance entered into a one-year oral employment agreement with Jeanne Quinto, Bio Balance's treasurer and director, for an annual compensation of $45,000.

     On November 30, 2001, Bio Balance sold 339,000 shares of its common stock at a price of $3.00 per share through Joseph Stevens & Co., Inc., its Placement Agent.

     On January 30, 2002, Bio Balance sold 391,656 shares of its common stock at a price of $3.00 per share through Joseph Stevens & Co., Inc., its Placement Agent for previous private placements of its securities.

                      DESCRIPTION OF BIO BALANCE SECURITIES

     The following is a summary of Bio Balance's capital stock and certain provisions of its certificate of incorporation and by-laws.

GENERAL

     Bio Balance is authorized to issue 75,000,000 shares of common stock, par value $.0001 per share (the "Shares"), 20,092,323 of which are issued and outstanding as of January 31, 2002, and 5,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), none of which are issued and outstanding. There are also reserved 483,066 shares of common stock for the exercise of outstanding warrants.

COMMON  STOCK

     The holders of the Bio Balance Shares have one vote for each share held of record on each matter submitted to a vote of stockholders. The Bio Balance
Shares do not have cumulative voting rights and vote as a class on all matters requiring stockholder approval. Therefore, the holders of a majority of the Bio Balance Shares may elect all of the directors of Bio Balance, and control its affairs and day-to-day operations.

     Subject to the prior rights of any series of Preferred Stock that may from time to time be outstanding, if any (see below), holders of the Bio Balance Shares are entitled to receive dividends ratably when, as and if declared by the Board of Directors, out of funds legally available therefore and are entitled upon liquidation of Bio Balance to share ratably in the net assets of Bio Balance available for distribution after payment of all obligations of Bio Balance. The Bio Balance Shares are not redeemable and have no preemptive or similar rights. All outstanding Bio Balance Shares are validly issued, fully paid and non-assessable.

PREFERRED  STOCK

     Bio Balance is authorized to issue 5,000,000 shares of "blank check" Preferred Stock. The Preferred Stock may be issued from time to time, in one or more series, upon authorization by Bio Balance's Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. As of the date hereof, Bio Balance has no plans to issue, or any present intention to issue any shares of Preferred Stock.

WARRANT

     There are warrants to purchase 483,066 Bio Balance Shares outstanding as of the date of this Prospectus/Proxy Statement. The warrants have terms ranging from three to ten years and exercise prices ranging from $1.00 per share to $3.00 per share with certain anti-dilution protection and "piggyback" registration rights.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The New York Health Care Common Stock will be tradable under the symbol "NYHC." New York Health Care Common Stock is presently listed for trading on the Nasdaq SmallCap Market. New York Health Care has been advised by Nasdaq that it will continue to have a listing on its SmallCap Market if New York Health Care, upon the conclusion of the Transaction, meets the initial listing requirements for new listings in the Nasdaq SmallCap Market. It is a condition to the completion of the Transaction that New York Health Care meet the initial listing requirements of the Nasdaq SmallCap Market so as to enable continuation of its SmallCap listing.

     Persons who are deemed to be affiliates of Bio Balance prior to the completion of the transaction, however, must have registered Shares with a current prospectus, or comply with Rule 145 or another available exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") if they wish to sell or otherwise transfer the shares of New York Health Care Common Stock which they receive in the Transaction. Moreover, there are contractual restrictions on transfer of New York Health Care shares which are set forth in the Exchange Agreement and affect a number Bio Balance Shareholders.

     The sale of substantial amounts of Common Stock in the public market following the Transaction could adversely affect the market price of the Common Stock. Upon the completion of the Transaction, a total of 18,166,558 (post-split) Shares will be subject to restrictions on sale in accordance with the terms of the Exchange Agreement. A total of 17,396,625 shares of New York Health Care's Common Stock issued to Bio Balance shareholders will be restricted from sale for various periods of time ranging from as early as 120 days after the date of this Prospectus/Proxy Statement and as late as August 10, 2003. A total of 769,933 (post-split) shares of New York Health Care Common Stock held by its President and Vice-President (the "NYHC Restricted Shareholders") will be restricted from sale for a period of 120 days after the date of this Prospectus/Proxy Statement, after which they will be able to sell not more than 10% of their shares per month for as long as they are directors of the Company. These restrictions on the NYHC Restricted Shareholders, however, does permit transfers to family trusts and registered charities provided the transferees abide by the restrictions, although they will be permitted to sell not more than 1,000 shares of Common Stock each trading day during a period ending 120 days after the date of this Prospectus/Proxy Statement, after which the restriction will expire. In addition, New York Health Care may release the restriction on the Shares held by the NYHC Restricted Shareholders provided it also releases restrictions on the Shares issued to Bio Balance shareholders in a ratio of one Share held by the NYHC Restricted Shareholders for two Shares held by the Bio Balance Shareholders.

     TRANSFER  AGENT  AND  WARRANT  AGENT

     Continental Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for the shares of New York Health Care Common Stock.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
              MANAGEMENT OF NEW YORK HEALTH CARE AND BIO BALANCE.

     The following tables sets forth certain information regarding the New York Health Care Shares and Bio Balance Shares beneficially owned as of March 25, 2002 by (i) each person, known to the Company, who beneficially owns more than 5%, (ii) each of the Company directors and (iii) all officers and directors of each of the Company's as a group:

NEW YORK HEALTH CARE

                                 Shares         Percentage of Stock Outstanding (2)
                               Beneficially
Name of Beneficial Owner        Owned (1)    Before Transaction    After Transaction
----------------------------  -------------  -------------------  ------------------

Jerry Braun* (3)(9)               1,800,639               38.38%                4.9%

Jacob Rosenberg* (4)(9)           1,140,096                25.4%                3.1%

Samson Soroka (5)                   551,606                14.49%               1.5%

Hirsch Chitrik (6)                  604,075                15.84%               1.7%

H. Gene Berger* (7)                  41,100                  1.1%               1.1%

Charles J. Pendola* (8)              30,000                  .8%                .08%

All officers and directors
as a group (4 persons)(1)(2)
(3)(4)(7)(8)                      3,011,835                52.1%                 11%

------------------------
*     Director

(1) The New York Health Care Shares owned by each person or by the group, and the shares included in the total number of New York Health Care Shares outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

(2) The Percentage of Stock Outstanding Before Transaction is on a pre-split basis. The Percentage of Stock Outstanding After Transaction reflects the 1-for-1.5 share reverse stock split which is provided for in the Transaction and assumes acquisition of 100% of the issued and outstanding Bio Balance Shares.

(3) Includes a total of 773,750 New York Health Care Shares issuable upon the exercise of stock options granted to Mr. Braun and 221,391 Shares issuable upon the conversion of shares of Class A Convertible Preferred Stock.

(4) Includes a total of 680,000 New York Health Care Shares issuable upon the exercise of stock options granted to Mr. Rosenberg and 110,695 Shares issuable upon the conversion of his shares of Class A Convertible Preferred Stock.

(5) Includes 110,695 New York Health Care Shares issuable upon the conversion of Mr. Soroka's shares of Class A Convertible Preferred Stock.

(6) Includes 118,075 New York Health Care Shares issuable upon the conversion of Mr. Chitrik's shares of Class A Convertible Preferred Stock and 100,000 Shares owned of record by a charitable foundation which are attributed to Mr. Chitrik as beneficial ownership. Mr. Chitrik disclaims beneficial ownership of those Shares.

(7) Includes 40,000 New York Health Care Shares issuable upon the exercise of Common Stock Purchase Warrants granted to Mr. Berger.

(8) Includes 30,000 New York Health Care Shares issuable upon the exercise of a Common Stock Purchase Warrant granted to Mr. Pendola.

BIO  BALANCE

                           Number of      Percentage of Bio   Percentage of New
                           Shares         Balance Shares      York Health Care
Name of Beneficial Owner   Beneficially   Owned Before        Shares Owned
------------------------   Owned (1)      Transaction (1)     After Transaction(1)(4)
                           -------------  ------------------  -----------------------
Paul Stark* (2)                   73,000                 .4%                     .31%

Joseph Herbst *                  150,000                .75%                     .63%

Jeanne Quinto*                    25,000                 .1%                      .1%

Yitz Grossman (3)              1,275,025                6.3%                    5.35%

Hershey Holdings               2,024,000               10.1%                     8.5%


                                       90

Birizma Associates             1,800,000                  9%                     7.6%

KPT Partners                   2,036,709               10.9%                     8.5%

Nekavim Investors              2,100,000               10.5%                     8.8%

All officers and
directors as a                   248,000                1.2%                       1%
group

---------------------------
*  Director

(1) The Bio Balance Shares owned by each person or by the group, and the shares included in the total number of Bio Balance Shares outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership

(2) An aggregate of 33,000 Shares are owned by Paul Stark's children. Mr. Stark disclaims beneficial ownership of those Shares. An additional 40,000 Shares are owned by Waterview Partners, a New York partnership, of which Mr. Stark is President. Mr. Stark disclaims beneficial ownership of those 40,000 Shares.

(3) Consists of (a) warrants to purchase 200,000 Shares owned by Emerald Asset Management, Inc. of which Mr. Grossman is the sole shareholder and (b)
     1,075,025 Shares owned by the wife and children of Mr. Grossman, as to which Mr. Grossman disclaims beneficial ownership.

(4) Assumes acquisition of 100% of the Bio Balance Shares and a total of 23,834,584 New York Health Care Shares issued and outstanding at closing.

                                  LEGAL MATTERS

     The validity of the issuance of the New York Health Care Common Stock and Warrants will be passed upon for New York Health Care by Scheichet & Davis, P.C., New York, New York. William J. Davis, Esq., a member of Scheichet & Davis, P.C., is the beneficial owner of 2,000 New York Health Care Shares. Legal matters will be passed upon for Bio Balance by Barbara Mittman, Esq., Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, NY 10176.

                                    EXPERTS

     The historical financial statements of the Company as of December 31, 2000 and 2001, and for the years ended December 31, 1999, 2000 and 2001, included in the New York Health Care Form 10-KSB for the fiscal years ended December 31, 2000 and 2001, which are incorporated by reference into this Prospectus/ Proxy Statement, have been audited by M.R. Weiser & Co. LLP, independent certified public accountants. Their report appears in the New York Health Care Form 10-KSB for the fiscal years ended December 31, 2000 and 2001 and was included in reliance upon the authority of that firm as experts in auditing and accounting.

          The financial statements of Bio Balance as of and for the period May 21, 2001 (inception) through December 31, 2001 included in this Prospectus/Proxy Statement have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as stated in their report appearing herein.

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                     ---------------------------------------

                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                            THROUGH DECEMBER 31, 2001
                            -------------------------



                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                             Page
                                                             ----

Independent auditors' report                                 F-1

Balance sheet                                                F-2

Statement of operations                                      F-3

Statement of stockholders' equity                            F-4

Statement of cash flows                                      F-5

Notes to financial statements                             F-6 - F-9

                          Independent Auditors' Report
                          ----------------------------


Board  of  Directors  and  Stockholders
The  Bio  Balance  Corporation
New  York,  New  York


We have audited the accompanying balance sheet of The Bio Balance Corporation (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period May 21, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bio Balance Corporation as of December 31, 2001, and the results of its operations and its cash flows for the period May 21, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                                     HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
January 17, 2002  (except for Note 8, as to which
                   the date is January 29, 2002)

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                  -------------

                                DECEMBER 31, 2001
                                -----------------


     ASSETS
     ------
CURRENT ASSETS:
   Cash and cash equivalents                           $  896,426
   Prepaid expenses and other current assets               10,500
                                                       -----------
      Total current assets                                906,926

INTANGIBLE ASSETS (Notes 3 and 4)                       2,088,910

SECURITY DEPOSIT                                           10,000
                                                       -----------

                                                        $3,005,836
                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accrued expenses and other current liabilities      $  117,070
                                                       -----------

COMMITMENTS AND CONTINGENCY (Notes 4 and 5)

STOCKHOLDERS' EQUITY:  (Notes 4 and 5)
   Common stock, $.0001 par value;
    authorized 75,000,000 shares, 19,700,667 shares
    issued and outstanding                                  1,970
   Preferred stock, $.0001 par value; authorized
    5,000,000 shares; 0 shares issued and outstanding           -
   Additional paid-in capital                           3,273,633
   Deficit accumulated during the development stage      (365,169)
   Unearned compensation                                  (21,668)
                                                       -----------
                                                        2,888,766
                                                       -----------

                                                       $3,005,836
                                                       ===========

                        See notes to financial statements

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
                             -----------------------

                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                            THROUGH DECEMBER 31, 2001
                            -------------------------



EXPENSES: (Notes 2 and 5)
   Organization costs                                             $    92,500
   Product development                                                 75,623
   General and administrative                                         197,046
                                                                  ------------

NET LOSS                                                          $  (365,169)
                                                                  ============

NET LOSS PER SHARE (Note 4)                                       $      (.02)
                                                                  ============
WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                                               17,574,891
                                                                  ============


                        See notes to financial statements

                          THE BIO BALANCE CORPORATION
                          ---------------------------
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                       ---------------------------------
                              (NOTES 3, 4 AND 5)



                                                                Common Stock        Preferred Stock
                                                              75,000,000 Shares     5,000,000 Shares                    Deficit
                                                              $.0001 Par Value      $.0001 Par Value                  Accumulated
                                                             --------------------  -------------------  Additional    During the
                                                                            Par                  Par      Paid-in     Development
                                                               Shares      Value     Shares     Value     Capital        Stage
                                                             -----------  -------  ----------  -------  -----------  -------------
BALANCE, May 21, 2001                                                  -  $     -           -  $     -  $         -  $          -

Common stock issued to founders ($.0001 per share)             8,896,709      890           -        -            -             -

Common stock issued for cash ($.03 per share), net             8,456,625      845           -        -      247,462             -

Common stock issued for services ($.03 per share)                550,000       55           -        -       16,445             -

Common stock issued for cash ($1.50 per share), net              400,000       40           -        -      587,377             -

Common stock issued for services ($1.50 per share)                40,000        4           -        -       59,996             -

Common stock issued for asset acquisition ($1.50 per share)      990,000       99           -        -    1,484,901             -

Warrants issued for future services                                    -        -           -        -       26,000             -

Common stock issued for cash ($3.00 per share), net              367,333       37           -        -      851,452             -

Amortization of unearned compensation                                  -        -           -        -            -             -

Net loss                                                               -        -           -        -            -      (365,169)
                                                             -----------  -------  ----------  -------  -----------  -------------

BALANCE, December 31, 2001                                    19,700,667  $ 1,970           -  $     -  $ 3,273,633  $   (365,169)
                                                             ===========  =======  ==========  =======  ===========  =============


                                                                Unearned
                                                              Compensation      Total
                                                             --------------  -----------
BALANCE, May 21, 2001                                        $           -   $        -

Common stock issued to founders ($.0001 per share)                       -          890

Common stock issued for cash ($.03 per share), net                       -      248,307

Common stock issued for services ($.03 per share)                        -       16,500

Common stock issued for cash ($1.50 per share), net                      -      587,417

Common stock issued for services ($1.50 per share)                       -       60,000

Common stock issued for asset acquisition ($1.50 per share)              -    1,485,000

Warrants issued for future services                                (26,000)           -

Common stock issued for cash ($3.00 per share), net                      -      851,489

Amortization of unearned compensation                                4,332        4,332

Net loss                                                                 -     (365,169)
                                                             --------------  -----------

BALANCE, December 31, 2001                                   $     (21,668)  $2,888,766
                                                             ==============  ===========


                        See notes to financial statements

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                             -----------------------

                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                            THROUGH DECEMBER 31, 2001
                            -------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                            $(365,169)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
         Non-cash compensation                            60,000
         Amortization                                      4,332
         Changes in operating assets and liabilities:
            Increase in assets:
            Prepaid expenses and other current assets    (10,500)
            Increase in liabilities:
               Accounts payable and accrued
               expenses                                  117,070
                                                       ----------
         Net cash used in operating activities          (194,267)
                                                       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Security deposit                                      (10,000)
   Acquisition of intangible assets                     (587,410)
                                                       ----------
         Net cash used in investing activities          (597,410)
                                                       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock              1,688,103
                                                       ----------
         Net cash provided by financing activities     1,688,103
                                                       ----------

Net increase in cash and cash equivalents                896,426

Cash and cash equivalents at beginning of period               -
                                                       ----------

Cash and cash equivalents at end of period             $ 896,426
                                                       ==========


                       See notes to financial statements.

                           THE BIO BALANCE CORPORATION
                           ---------------------------
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                         PERIOD MAY 21, 2001 (INCEPTION)
                         -------------------------------
                            THROUGH DECEMBER 31, 2001
                            -------------------------


1.   NATURE  OF  OPERATIONS:
     ----------------------

     The Bio Balance Corporation (the "Company"), a Delaware corporation, was formed in May 2001. The Company is a biotechnology company devoted to the discovery, manufacturing and marketing of probiotic agents for therapy of gastrointestinal diseases. A probiotic is a live microorganism or microbial mixture administered to beneficially affect the host by improving its microbial balance.

     The Company is in the development stage, as defined in Statement of Financial Accounting Standard No. 7, "Accounting and Reporting for Development Stage Enterprises". To date, the Company has devoted its efforts primarily to various organizational activities, including negotiating of the technology acquisition agreement, developing its business strategy, hiring management personnel, raising capital through private offerings, and undertaking preliminary activities for the commencement of operations. The Company has not generated any revenue to date. Although the Company is preparing for the tests required by the Food and Drug Administration ("FDA") for the manufacture and marketing of its technology, there is no guarantee that the Company will obtain regulatory approval. Further, if the Company is successful in obtaining FDA approval, there can be no assurance that the Company will be successful in marketing any such products.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:
     ----------------------------------------------

     a.   Statement  of  cash  flows
          --------------------------

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     b.   Estimates
          ---------

          The preparation of financial statements in conformity with generally accepted account-ing principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c.   Organization  costs
          -------------------

          The Company expenses organization costs as incurred. Organization costs incurred in the period May 21, 2001 (inception) through December 31, 2001 approximated $92,500.

     d.   Income  taxes
          -------------

          Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. At December 31, 2001, the deferred tax asset relating to the Company's net operating loss carryforwards ($109,000) was fully reserved.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:  (Cont'd)
     ----------------------------------------------

     e.   Comprehensive  income  (loss)
          -----------------------------

          Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. Comprehensive loss was equivalent to net loss for the period.

     f.   Concentration  of  risk
          -----------------------

          The Company invests its excess cash in deposits and money market accounts with major financial institutions and in commercial paper of companies with strong credit ratings.

     g.   Net  loss  per  share
          ---------------------

          Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock. Shares held in escrow are excluded from the weighted average number of shares outstanding until all necessary conditions have been satisfied at the end of the reporting period.

          Basic and diluted loss per share amounts were equivalent for the period.

     h.   Stock-based  compensation
          -------------------------

          The Company applies APB Opinion No. 25 and related interpretations in accounting for stock-based compensation to employees. Stock compensation to non-employees is accounted for at fair value in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

     i.   New  accounting  pronouncements
          -------------------------------

          In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting for business combinations and prohibits the use of the pooling of interests method. SFAS No. 141 also expands the definition of intangible assets acquired in a purchase business combination. SFAS No. 142 eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. It must be adopted on January 1, 2001. The new rules also prohibit the amortization of goodwill associated with business combinations that close after June 30, 2001.

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disclosure of Long-lived Assets". SFAS No. 144 addresses significant issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", develops a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired.

          The Company is currently reviewing the provisions of these standards, which must be implemented no later than January 1, 2002.

3.   INTANGIBLE  ASSETS:
     ------------------

     On July 31, 2001, the Company acquired technology, including patents, relating to certain probiotic agents. Aggregate consideration paid totaled $2,036,500, including 990,000 shares of the Company's common stock (valued at $1,485,000), $510,000 cash to fund the payment of claims against the Sellers, and associated acquisition costs of $41,500. The Company has also incurred fees approximating $51,000 through December 31, 2001 in connection with patent applications for the technology. The cost of technology and patents will be charged to operations over their estimated useful lives commencing with the Company's start of operations.

4.   STOCKHOLDERS'  EQUITY:
     ---------------------

     The Company has authorized 75,000,000 shares, par value $0.0001, of common stock. The common stock has one vote per share, with no cumulative voting. There are no pre-emptive rights, conversion rights, preferences, redemption provision, sinking fund provisions or any liability for further calls or assessments. There are no stated liquidation rights other than those that may exist under Delaware law.

     The Company has authorized 5,000,000 shares, par value $0.0001, of preferred stock. Shares of preferred stock may be issued in such classes or series, and may have such voting powers, and such designations, preferences and other special rights and qualifications, or restrictions thereof, as shall be set by the Board of Directors.

     In May 2001 the Company issued 8,896,709 shares of common stock to its founders for cash proceeds of $890.

     In June 2001 the Company issued 8,456,625 shares of common stock in a private placement for gross cash proceeds approximately $253,400. In addition, 550,000 shares of common stock (valued at $16,500) were issued for services provided.

     In July and August 2001 the Company issued 400,000 shares of its common stock in a private placement for gross cash proceeds of $600,000. An additional 40,000 shares (valued at $60,000) were issued to a consultant for services.

     In November and December 2001 the Company issued 367,333 shares of its common stock in private placements for gross cash proceeds of $1,102,000.

     On July 31, 2001 the Company issued 990,000 shares of its common stock (valued at $1,485,000) as consideration for the acquisition of technology. The acquisition agreement provides that the Sellers may request a buyback of the technology, in exchange for a return of the 990,000 shares issued, in the event the Company fails to (i) enter into an Equity Transaction (the "Transaction") within 180 days after the purchase and (ii) consummate the Transaction within 360 day, as amended. An Equity Transaction is defined as (i) an initial public offering of the Company's common stock, (ii) a merger with a publicly traded entity, or (iii) an acquisition of the Company by a publicly traded entity. In addition, the acquisition agreement provides that, in the event of a stock-for-stock exchange, the Sellers will be entitled to receive additional securities if the value of the 990,000 shares issued is less than $1,980,000 based on the per share value of the securities being exchanged. The shares issued to the Sellers are held in escrow, to be released upon the earlier of (i) July 31, 2002 or (ii) final resolution of the escrow fund, as defined.

     On October 11, 2001, the Company entered into a stock exchange agreement with an unrelated company (see Note 7).

5.   COMMITMENTS:
     -----------

     The Company is party to a consulting agreement with an entity controlled by its former President and a founder. The agreement provides for a minimum annual compensation of $250,000 and was effective commencing on October 1, 2001. The agreement is in effect for five years and provides for an extension until the eighth anniversary, if, prior to June 1, 2005, the Company shall have obtained at least $6,000,000 in equity capital from one or more sources. The agreement also grants 200,000 stock warrants, each to purchase one share of common stock at an exercise price of $1.00, each expiring on June 1, 2011. The warrants had a fair value of $0. The Company may also pay a bonus per annum, may grant such other stock options and other incentives at its sole discretion.

     The Company is party to three additional agreements with unrelated third parties relating to medical research consulting services. These agreements, which expire from April 15, 2002 through August 31, 2003, provide for aggregate annual consulting fees of $113,000. In addition, the consultants were issued warrants to purchase 210,000 shares of the Company's common stock at an exercise price of $1.50 per share. The fair value of the warrants ($26,000) was recorded as unearned compensation.

6.   SUPPLEMENTAL  INFORMATION  -  STATEMENT  OF  CASH  FLOWS:
     --------------------------------------------------------

     No cash payments for interest or income taxes were made during the period May 21, 2001 (inception) through December 31, 2001.

7.   BUSINESS  COMBINATION:
     ---------------------

     On October 11, 2001, the Company entered into a stock exchange agreement (the "Agreement") with New York Health Care, Inc. ("NYHC"), a publicly traded company engaged in providing healthcare services. Under the terms of the Agreement, the Company's shareholders will exchange at least 90% of the Company's common stock for shares of NYHC's $0.01 par value common stock on a one-for-one basis. Although in the form of a merger, the transaction is, in substance, an acquisition of NYHC by The Bio Balance Corporation as the control of NYHC will transfer from NYHC stockholders to the The Bio Balance Corp. stockholders. Consummation of the transaction is subject, among other things, to the approval of NYHC's stockholders.

8.   SUBSEQUENT  EVENT:
     -----------------

     On January 29, 2002 the Company issued 391,656 shares of common stock in a private placement for gross cash proceeds approximating $1,175,000.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 of New York Health Care, Inc. ("NYHC") and for the period May 21, 2001 to December 31, 2001 of The Bio Balance Corporation ("Bio") are based on the historical financial statements of NYHC and Bio after giving effect to the merger as a purchase of NYHC by Bio using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. NYHC will issue approximately 21.3 million shares of NYHC common stock to the former Bio stockholders for at least 90% of Bio's outstanding shares. The unaudited pro forma condensed consolidated financial statements gives effect to Bio exchanging 100% of its common stock. Because the former Bio stockholders will own approximately 89% of the merged company after the completion of the merger, Bio is considered to be the accounting acquirer in the transaction.

     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 is presented to give effect to the proposed merger as if it occurred on December 31, 2001 and combines the historical balance sheet of NYHC and Bio at December 31, 2001. The unaudited pro forma condensed consolidated statement of operations of NYHC and Bio for the periods ended December 31, 2001 is presented as if the combination had taken place on January 1, 2001 and, due to the fact that Bio began operations on May 21, 2001, combines the historical results of NYHC for the year ended December 31, 2001 and the historical results of Bio for the period May 21, 2001 to December 31, 2001.

     The pro forma condensed consolidated financial statements have been obtained from, and should be read with, the historical consolidated financial statements and accompanying notes of NYHC included in NYHCs' annual report on Form 10-K for the year ended December 31, 2001 filed on February 4, 2002 and incorporated herein by reference, and the historical financial statements and accompanying notes of Bio which are included in this proxy statement.

     The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and, while they are based on assumptions that Management believes are reasonable, they are not necessarily indicative of the financial position or results of operations of NYHC that would have occurred had the merger been completed as of the dates indicated. The unaudited pro forma condensed consolidated financial statements are not meant to project NYHCs' financial position or results of operations for any period or as of any date, nor do they give effect to any matters other than those described above or in the notes.

     Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of NYHC, based on their estimated fair values as of the completion of the merger. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management intends to hire independent valuation specialists in order to assist management in determining the fair values of the assets. The final valuation will be based on the actual net tangible and intangible assets of NYHC that exist as of the date of completion of the merger. That allocation may differ significantly from the preliminary allocation included in the unaudited pro forma condensed consolidated financial statements. Management has estimated the fair value of the outstanding shares of preferred stock of NYHC to be the fair value of the underlying common stock of NYHC. This estimate is preliminary and a valuation specialist will assist management in determining the fair value of the preferred stock shortly after the merger has been completed. The estimated fair value may differ significantly from the preliminary fair value included in the unaudited pro forma condensed consolidated financial statements.

                                     UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED BALANCE SHEET
                                   OF NEW YORK HEALTH CARE, INC  AND THE BIO BALANCE CORPORATION
                                                          DECEMBER 31, 2001


                                                                     HISTORICAL
                                                              ------------------------
                                                                                          PRO FORMA               PRO FORMA
                                                                  BIO         NYHC       ADJUSTMENTS               COMBINED
                                                              ---------------------------------------------------------------
                              A S S E T S

Current assets:
Cash and cash equivalents                                     $  896,426   $1,007,444   $  4,548,548   (a)       $ 6,452,418
Accounts receivable, net                                                    5,442,229                              5,442,229
Unbilled services                                                              60,828                                 60,828
Prepaid expenses                                                  10,500       74,324                                 84,824
Deferred tax asset                                                            116,000       (116,000)  (b)                 -
                                                              ---------------------------------------            ------------
Total current assets                                             906,926    6,700,825      4,432,548              12,040,299

Property and equipment, net                                                   292,059                                292,059
Deferred tax assets                                                           117,000       (117,000)  (b)                 -
Goodwill and other intangible assets acquired in acquisition                              20,548,706   (b)        20,548,706
Intangibles, net                                               2,088,910    1,277,866     (1,277,866)  (b)         2,088,910
Deposits                                                          10,000       55,851                                 65,851
                                                              ---------------------------------------            ------------

Total assets                                                  $3,005,836   $8,443,601   $ 23,586,388             $35,035,825
                                                              =======================================            ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accrued payroll                                                            $2,779,297                            $ 2,779,297
Line of credit                                                                130,472                                130,472
Current portion of lease obligations payable                                   16,654                                 16,654
Accounts payable and accrued expenses                         $  117,070      854,283   $  1,503,495   (c)(b)      2,474,848
Income taxes payable                                                          160,000                                160,000
Due to HRA                                                                    268,859                                268,859
                                                              ---------------------------------------            ------------
Total current liabilities                                        117,070    4,209,565      1,503,495               5,830,130
                                                              ---------------------------------------            ------------

Lease obligations payable, less current portion                                18,281                                 18,281
                                                              ---------------------------------------            ------------

Shareholders' equity:

Preferred stock $.01 par value                                                  5,904              -                   5,904
Common stock, $.0001 par value                                     1,970                         163   (a)                 -
                                                                                              (2,133)  (b)
Common stock, $.01 par value                                                   37,500        (37,500)  (b)           238,346
                                                                                             238,346   (b)
Additional paid-in capital                                     3,273,633    4,737,640      4,548,385   (a)        30,788,241
                                                                                           1,458,240   (d)
                                                                                          16,770,343   (b)
Deficit                                                         (365,169)    (516,698)     1,870,193   (b)        (1,204,746)
                                                                                          (1,353,495)  (c)
                                                                                            (839,577)  (d)
Unearned compensation                                            (21,668)                   (618,663)  (d)          (640,331)
                                                              ---------------------------------------            ------------
                                                               2,888,766    4,264,346     22,034,302              29,187,414
Less: Treasury stock                                                          (48,591)        48,591   (b)                 -
                                                              ---------------------------------------            ------------
Total shareholders' equity                                     2,888,766    4,215,755     22,082,893              29,187,414
                                                              ---------------------------------------            ------------

Total liabilities and shareholders' equity                    $3,005,836   $8,443,601   $ 23,586,388             $35,035,825
                                                              =======================================            ============

                                                                       -            -              -                       -

                          See the accompanying notes to
         unaudited pro forma combined consolidated financial statements

                             UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED STATEMENT OF OPERATIONS
                                OF NEW YORK HEALTH CARE, INC  AND THE BIO BALANCE CORPORATION


                                              PERIOD MAY 21,2001      FOR THE YEAR
                                                   THROUGH                ENDED
                                              DECEMBER 31, 2001     DECEMBER 31, 2001
                                                             HISTORICAL
                                             -----------------------------------------    PRO FORMA          PRO FORMA
                                                     BIO                  NYHC           ADJUSTMENTS          COMBINED
                                             ---------------------------------------------------------------------------

Net patient service revenue                                        $       34,320,710                       $34,320,710
                                             --------------------------------------------------------       ------------

Expenses:
Professional care of patients                                              25,711,247                        25,711,247
General and administrative                   $           197,046            7,198,359   $    371,175   (d)    7,766,580
Other operating expenses                                 168,123                                                168,123
Bad debts expense                                                             586,499                           586,499
Depreciation and amortization                                                 191,985                           191,985
                                             --------------------------------------------------------       ------------
Total operating expenses                                 365,169           33,688,090        371,175         34,424,434
                                             --------------------------------------------------------       ------------

(Loss) income from operations                           (365,169)             632,620       (371,175)          (103,724)

Nonoperating expenses:
Interest expense                                                             (129,734)                         (129,734)
                                             --------------------------------------------------------       ------------

(Loss) income before (benefit) provision
for income taxes                                        (365,169)             502,886       (371,175)          (233,458)
                                             --------------------------------------------------------       ------------

(Benefit) provision for income taxes:
Current                                                                       219,000                           219,000
Deferred                                                                      (69,000)                          (69,000)
                                             --------------------------------------------------------       ------------
                                                                              150,000                           150,000
                                             --------------------------------------------------------       ------------

Net (loss) income applicable to
common stock                                           ($365,169)  $          352,886      ($371,175)         ($383,458)
                                             ========================================================       ============


Basic earnings (loss) per share                                    $             0.10                            ($0.02)
                                                                   ===================                      ============


Diluted  earnings (loss) per share                                 $             0.07                            ($0.02)
                                                                   ===================                      ============


Weighted average shares outstanding                                         3,681,268                        25,014,601
                                                                   ===================                      ============

Diluted weighted average shares outstanding                                 5,323,954                        25,014,601
                                                                   ===================                      ============

                          See the accompanying notes to
        unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis  of  Pro  Forma  Presentation

     On October 11, 2001, New York Health Care, Inc. ("NYHC") entered into a Stock for Stock Exchange Agreement (the "Agreement") with The Bio Balance Corporation ("Bio"). The merger between NYHC and Bio has been accounted for in the unaudited pro forma condensed consolidated financial statements by the purchase method of accounting as a reverse acquisition with Bio being the accounting acquiror and NYHC being the accounting acquiree (the legal acquiror), pursuant to the guidance in Statement of Financial Accounting Standards No. 141, "Business Combinations".

     The unaudited pro forma condensed consolidated financial statements provide for the issuance of approximately 21.3 million shares of NYHC common stock valued at approximately $12.4 million based on 2.5 million shares of NYHC's common stock outstanding at December 31, 2001 (after giving effect to a one for one and one half reverse stock split) at an average closing price for a six day period ended October 18, 2001 ($5.04). The date of the announcement of the merger was October 15, 2001. The value of the common stock was calculated based on the outstanding common stock of NYHC at December 31, 2001. The value of the preferred stock was calculated based on the common stock equivalents for the convertible preferred stock outstanding at December 31, 2001, which amounted to approximately $2.0 million.
     Approximately $7.35 million of value was assigned to the outstanding NYHC options at December 31, 2001. The fair value of the outstanding options was determined using the Black-Scholes valuation model.


     As the merger has not yet been completed, the valuation of the convertible preferred stock is based on Management's estimate that the fair value of the underlying common stock of NYHC approximates the fair value of NYHC's convertible preferred stock. The valuation of the preferred stock reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. The actual valuation of the convertible preferred stock will be based upon an independent valuation obtained after completion of the merger. The adjustments included in the unaudited pro forma condensed consolidated financial statements will change based upon the final valuation of the convertible preferred stock. The value may differ significantly from the preliminary value included in the unaudited pro forma condensed consolidated financial statements, which could result in a material change in the purchase price.

     The Agreement provides for Bio's shareholders exchanging at least 90% of their shares and 100% of the options/warrants for common stock and options/warrants of NYHC in a share-for-share transaction. The unaudited pro forma condensed consolidated financial statements gives effect to Bio exchanging 100% of its common stock. The actual number of shares of NYHC common stock and options/warrants to be issued will be determined based on the actual number of shares of Bio's common stock and options/warrants outstanding at the completion of the merger.

     The estimated total purchase price of the merger is as follows:

     Value of NYHC common stock             $12,400,000
     Value of NYHC preferred stock            2,000,000
     Value of NYHC outstanding
        options/warrants                      7,350,000
     Bio's estimated transaction costs          150,000
                                            -----------

     Total estimated purchase price         $21,900,000
                                            ===========

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to NYHC's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. As the merger has not yet been completed the allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management has not allocated the purchase price between goodwill and intangible assets. It anticipates a majority of the purchase price to be allocated to goodwill. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon an independent valuation of the allocation of the purchase price. The adjustments included in the unaudited pro forma condensed consolidated financial statements will change based upon the final allocation of the total purchase price. The allocation may differ significantly from the preliminary allocation included in the unaudited pro forma consolidated financial statements, which could result in a material increase in amortization of intangible assets.

     Preliminary  estimated  purchase  price  allocation:

     Net tangible assets of NYHC (includes effect of
       pro forma adjustment due to change in control)         $ 1,351,000

     Goodwill and other intangibles                            20,549,000
                                                              -----------

     Total preliminary estimated purchase
        price                                                 $21,900,000
                                                              ===========

     The unaudited pro forma condensed consolidated financial statements gives effect to the acquisition as if such transaction occurred for balance sheet purposes, on December 31, 2001 and for the statement of operations purposes on May 21, 2001 with respect to Bio and January 1, 2001 with respect to NYHC.

     Of the total estimated purchase price, approximately $21 million has been allocated to goodwill and other intangibles. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

     In accordance with the Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives recorded in this merger will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the consolidated company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the consolidated company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.   Pro  Forma  Adjustments

     Pro forma adjustments are necessary to reflect certain transactions that are required to occur prior to the effective date of the merger, to reflect the estimated purchase price, to adjust amounts related to NYHC tangible and intangible assets to a preliminary estimate of their fair values, and to reflect value of Bio's options/warrants that will be exchanged for NYHC's options/warrants.

     (a). Completion  of  a  Private  Placement  by  Bio

     The Agreement requires certain actions to take place prior to closing. One of the actions is for Bio to have completed a Private Placement in which it is raising gross proceeds of $6,000,000 for the sale of Bio common stock. At December 31, 2001 Bio had raised gross proceeds of approximately $1.1 million. The adjustment reflects the raising of gross proceeds of $4.9 million and net proceeds of $4.5 million for approximately 1.6 million common shares of Bio.

     (b). Acquisition  of  NYHC  by  Bio

     Bio acquired NYHC for an aggregate consideration valued at approximately $21.9 million comprised of:

     - $12.4 million based on the value of the common stock based on an average share price for the six day period ending on October 18, 2001 and consisting of approximately 21.3 million shares of common stock of NYHC. The 21.3 million shares of common stock of NYHC were based on the exchange ratio under the merger agreement and the number of shares of common stock of Bio outstanding at December 31, 2001. The exchange ratio assumes and reflects a one for one and one half reverse stock split of NYHC's outstanding common stock.
     -    $2.0  million  is  based  on  the  fair  value of the preferred stock.

     - $7.35 million of value was assigned to the NYHC options outstanding at December 31, 2001.

     The fair value of the shares of NYHC common stock was determined by treating the market value of the NYHC stock at the date of the announcement of the merger as having been effectively received by NYHC shareholders. The fair value of the preferred stock was determined based on the fair value of the underlying common stock. The fair value of the stock options was determined by reference to an option-pricing model and the number of NYHC options was treated as having been granted by Bio under reverse acquisition accounting rules. To determine the fair value of these options the following assumptions were used: expected volatility of 153%; risk-free interest rate of 2.43% and expected lives of approximately 5.6 years.

     The adjustment also eliminates the historical deficit and additional paid in capital of NYHC, records the conversion of Bio's common stock and options/warrants for NYHC common stock and options/warrants, records the fair value of NYHC tangible and intangible assets, and records Bio's transaction cost.

      (c). To record the liability due to officers of NYHC due to a change in control on NYHC. This has been recorded as a reduction in the estimated fair value of the assets of NYHC.

      (d.). To record value of compensation expense resulting from the exchange of Bio's options/warrants to NYHC's options/warrants. These options/warrants are being accounted for because the intrinsic value of the options/warrants immediately after the merger is greater than the intrinsic value of the award immediately before the merger. These options/warrants will be recorded as variable options/warrants after the merger. The vested portion is not shown as an expense in the pro forma condensed consolidated financial statements because it is non-recurring. The unvested portion is expensed in the pro forma condensed consolidated financial statements as if the merger was to have occurred on January 1, 2001.


3.   Pro  Forma  Earnings  (Loss)  Per  Share

     Pro forma loss per share has been determined based on the amount of pro forma net income (loss) divided by the sum of the weighted average number of shares of NYHC outstanding during the period plus the additional shares issued by NYHC in the acquisition and immediately prior to the acquisition.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM  20.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

(a)  NEW  YORK  HEALTH  CARE,  INC.

Article Third of the Certificate of Incorporation of New York Health Care, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers, among other things, that (a) the Registrant may, to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto, (b) a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for certain transactions or events as set forth in such Article Third, (c) each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the New York Business Corporation Law, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and (d) the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in such Article Third shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders and disinterested directors or otherwise.

(b)  THE  BIO  BALANCE  CORP.

Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act. The Bio Balance certificate of incorporation and bylaws provide for indemnification of Bio Balance directors, officers, employees and other agents to the fullest extent and under the circumstances permitted by the DGCL.

As permitted by the DGCL, Bio Balance's certificate of incorporation eliminates all liability of Bio Balance directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL allows for a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM  21.  EXHIBITS

     The following is a list of the Exhibits which comprise a part of the Registration Statement:

(a)  Exhibits

1.1       Form  of  Underwriting  Agreement.(1)

2.1 Purchase and Sale Agreement dated December 7, 1997 among NYHC Newco Paxxon, Inc. and Metro Healthcare Services, Inc. (2)

2.2 Purchase and Sale Agreement dated February 8, 1998 among NYHC Newco Paxxon, Inc. and Metro Healthcare Services, Inc.(3)

2.3 Purchase and Sale Agreement dated February 25, 1998 among NYHC Newco Paxxon, Inc. and Heart to Heart Healthcare Services, Inc.(3)

3.1       Certificate  of  Incorporation  of  the  Company.(1)

3.2       Restated  Certificate  of  Incorporation  of  the  Company.(1)

3.3 Certificate of Correction of Restated Certificate of Incorporation of New York Health Care, Inc.(1)

3.4       Amendment  to  the  Certificate  of  Incorporation  filed  October 17,
          1996.(1)

3.5 Amendment to the Certificate of Incorporation of the Company filed December 4, 1996.(1)

3.6 Certificate of Designations, Rights and Preferences of New York Health Care, Inc. Class A Convertible Preferred Stock.(5)

4.1       Form  of  certificate  evidencing  shares  of  Common  Stock.(1)

4.2       Underwriter's  Warrant Agreement and Form of Underwriter's Warrant.(1)

10.1 Purchase and Sale Agreement by and between the Company, National Medical Homecare, Inc., Jerry Braun and Sam Soroka dated March 18, 1988.(1)

10.2 Lease for 105 Stevens Avenue, White Plains, New York by and between the Company and Vincent Rippa as receiver dated October 30, 1992.(1)

10.3 Lease for 175 Fulton Avenue, Suite 30IA, Hempstead, New York by and between and the Company and Hempstead Associates Limited Partnership dated July 2, 1993.(1)

10.4 Deed for 1667 Flatbush Avenue, Brooklyn, New York from Tiara Realty Co. to the Company dated April 22, 1994.(1)

10.5 Agreement between Jerry Braun, Jacob Rosenberg, Samson Soroka, Hirsch Chitrik, Sid Borenstein and the Company dated March 31, 1988.(1)

10.6 Lease for 49 South Main Street, Spring Valley, New York by and between the Company and Joffe Management dated November 1, 1994.(1)

10.7 Agreement for Provisions of Home Health Aide and Personal Care Worker Services by and between the Company and Kingsbridge Heights Health Facilities Long Term Home Health Care Program dated November 2, 1994.(1)

10.8 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Rockland, Westchester and Bronx Counties dated May 8, 1995.(1)

10.9 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Dutchess, Orange, Putnam, Sullivan and Ulster Counties dated May 8, 1995.(1)

10.10 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Nassau, Suffolk and Queens Counties dated May 8, 1995.(1)

10.11 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Orange and Rockland Counties dated July 1. 1995.(1)

10.12 Lease Renewal for 45 Grand Street, Newburgh, New York by and between the Company and Educational and Charitable Foundation of Eastern Orange County, Inc. dated July 12, 1995.(1)

10.13 Lease for 91-31 Queens Boulevard, Elmhurst, New York by and between the Company and Expressway Realty Company dated September 15, 1995.(1)

10.14 Settlement Agreement and General Release by and between the Company and Samson Soroka dated September 28,1995.(1)

10.15 Personal Care Aide Agreement by and between the Company and Nassau County Department of Social Services dated October 18, 1995.(1)

10.16 Lease for 1667 Flatbush Avenue, Brooklyn, New York by and between the Company and 1667 Flatbush Avenue LLC dated November 1, 1995.(1)

10.17 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Bronx, Kings, New York, Queens and Richmond Counties dated December 29, 1995.(1)

10.18 Home Health Agency Agreement by and between the Company and the Center for Nursing and Rehabilitation dated January 1, 1996.(1)

10.19 Homemaker and Personal Care Agreements by and between the Company and the County of Rockland Department of Social Services dated January 1, 1996.(1)

10.20 Home Health Aide/Personal Care Worker Services Agreement by and between the Company and Beth Abraham Hospital dated January 12, 1996.(1)

10.21 Homemaker Services Agreement by and between the Company and the Orange County Department of Social Services dated February 16, 1996.(1)

10.22 Personal Care Service Agreement by and between the Company and the Orange County Department of Social Services dated February 16, 1996.(1)

10.23 Certified Home Health Agency Agreement by and between the Company and New York Methodist Hospital dated February 28, 1996.(1)

10.24 Employment Agreement by and between the Company and Jacob Rosenberg dated March 26, 1996.(1)

10.25 Employment Agreement by and between the Company and Jerry Braun dated March 26, 1996.(1)

10.26 Stock Option Agreement by and between the Company and Jerry Braun dated March 26, 1996.(1)

10.27 Home Health Agency Agreement by and between the Company and the Mount Sinai Hospital Home Health Agency dated April 1, 1996.(1)

10.28 Absolute, Unconditional, Irrevocable and Limited Continuing Guaranty of Payment by and between Jacob Rosenberg and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.29 Absolute, Unconditional, Irrevocable and Limited Continuing Guaranty of Payment by and between Jerry Braun and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.30 Continuing General Security Agreement by and between the Company and United Mizrahi Bank and Trust Company dated May 9, 1996.(1)

10.31 Agreement for the Purchase of Accounts Receivable between the Company and 1667 Flatbush Avenue LLC dated July 8, 1996.(1)

10.32     401  (k)  Plan  for  the  Company.(1)

10.33     Performance  Incentive  Plan  for  the  Company.(1)

10.34 Services Agreement between the Company and Heart to Heart Health Care Services, Inc., dated January 1, 1996.(1)

10.35 Employment Agreement by and between the Company and Gilbert Barnett dated August 27, 1996.(1)

10.36 Assignment of lease dated October 8, 1996, lease dated March 31, 1995 and sublease dated May 1995 among the Company, as tenant, Prime Contracting Design Corp., as assignor, Bellox Realty Corp., as landlord and Nutriplus Corp., as subtenant.(1)

10.37 Lease for 6 Gramatan Avenue, Mount Vernon, New York, 10550 by and between the Company and 6 Gramatan Avenue Corp. dated December 1, 1996.(1)

10.38     Form  of  Financial  Consulting  Agreement  with  H.J. Meyers & Co.,
          Inc.(1)

10.39 Forms of Merger & Acquisition Agreement and Indemnification with H.J. Meyers & Co., Inc.(1)

10.40 Consulting Agreement by and between the Company and H. Gene Berger dated July 30, 1997.(4)

10.41 Agreement between the Company and Heart to Heart Health Care Services, Inc. dated August 6, 1998.(5)

10.42 Agreement between the Company and Heart to Heart Health Care Services, Inc. dated July 29, 1999. (6)

10.43 Employment Agreement by and between the Company and Jerry Braun dated November 12, 1999. (7)

10.44 Employment Agreement by and between the company and Jacob Rosenberg dated November 12, 1999. (7)

10.45 Loan and Security Agreement by and among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and Heller Healthcare Finance, Inc. dated November 28, 2000. (8)

10.46 Revolving Credit Note dated November 28, 2000 from New York Health Care, Inc. and NYHC Newco Paxxon, Inc. as Borrowers to the order of Heller Healthcare Finance, Inc. as Lender. (8)

10.47 Stock for Stock Exchange Agreement between the Company and The Bio Balance Corp. dated October 11, 2001. (9)

10.48 Amendment No. 1 To Stock for Stock Exchange Agreement between the Company and The Bio Balance Corp. dated February 13, 2002.

23.1      Consent of Scheichet & Davis, P.C. (contained in Exhibit 5.1).

23.2      Consent of M.R. Weiser & Co. LLP Independent Public Accountants.

23.3      Consent of Holtz Rubenstein & Co., LLP Independent Public Accountants.

24.1      Power of Attorney (See "Power of Attorney" in the Registration
          Statement).

----------------

(1) Incorporated by reference to Exhibits filed as part of the Company's Registration Statement on Form SB-2 under S.E.C. File No. 333-08152, which was declared effective on December 20, 1996.

(2) Incorporated by reference to Exhibit filed as part of the Company's Form 8-K report with an event date of December 8, 1997.

(3) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K report with an event date of February 8, 1998.

(4) Incorporated by reference to Exhibits filed as part of the Company's Form 10-KSB report for the year ended December 31, 1997.

(5) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB report for the quarter ended June 30, 1998.

(6) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB Report for the quarter ended June 30, 1999.

(7) Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB Report for the quarter ended September 30, 1999.

(8) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K Report Filed December 8, 2000.

(9) Incorporated by reference to Exhibits filed as part of the Company's Form 8-K Report Filed November 6, 2001.

ITEM  22.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY
                                -----------------

          We the undersigned officers and directors of New York Health Care, Inc. (the "Company"), do hereby constitute and appoint each of Jerry Braun and Jacob Rosenberg as our true and lawful attorneys and agents to sign a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission ("SEC") and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in connection with such Registration Statement including, specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents shall do or cause to be done by virtue of this Power of Attorney.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 27th day of March, 2002.


                                          NEW YORK HEALTH CARE, INC.

                                    By:   /s/Jerry  Braun
                                          --------------------------------
                                          Jerry Braun, President and Chief
                                          Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Jerry Braun         President, Chief Executive               March 27, 2001
----------------------  Officer and Director
Jerry Braun


/s/ Jacob Rosenberg     Vice President, Chief Operating          March 27, 2001
----------------------  Officer, Chief Financial and Accounting
Jacob Rosenberg         Officer, Secretary, Director


/s/ H. Gene Berger      Director                                 March 27, 2001
----------------------
H. Gene Berger

/s/ Charles J. Pendola  Director                                 March 27, 2001
----------------------
Charles J. Pendola